     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            DURCO INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                              3561, 3491                        31-0267900
             NEW YORK                (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
     (STATE OF INCORPORATION)        CLASSIFICATION CODE NUMBERS)         IDENTIFICATION NUMBER)

                            3100 RESEARCH BOULEVARD
                               DAYTON, OHIO 45420
                                 (937) 476-6100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                RONALD F. SHUFF
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            DURCO INTERNATIONAL INC.
                            3100 RESEARCH BOULEVARD
                               DAYTON, OHIO 45420
                                 (937) 476-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                                          JOHN D. HANNESSON
                                      VICE PRESIDENT, SECRETARY
        ROBERT A. KINDLER                AND GENERAL COUNSEL                  CLARE O'BRIEN
     CRAVATH, SWAINE & MOORE                 BW/IP, INC.                   SHEARMAN & STERLING
        825 EIGHTH AVENUE              200 OCEANGATE BOULEVARD             599 LEXINGTON AVENUE
        NEW YORK, NY 10019                    SUITE 900                     NEW YORK, NY 10022
          (212) 474-1000                 LONG BEACH, CA 90802                 (212) 848-4000
                                            (562) 435-3700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger referred to herein (the "Merger").
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                            PROPOSED MAXIMUM PROPOSED MAXIMUM
                                                             OFFERING PRICE    AGGREGATE       AMOUNT OF
           TITLE OF EACH CLASS OF              AMOUNT TO          PER           OFFERING      REGISTRATION
        SECURITIES TO BE REGISTERED         BE REGISTERED(1)   SECURITY(2)      PRICE(2)         FEE(3)
------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.25 per
  share(4)..................................    18,154,798       $28.25       $512,948,599      $155,439
============================================================================================================

(1) Based on the maximum number of shares to be issued in connection with the Merger, calculated as the product of (a) 26,054,532, the aggregate number of shares of BW/IP, Inc. Common Stock, par value $0.01 per share ("BW/IP Common Stock") outstanding on a fully diluted basis as of June 17, 1997 and (b) an exchange ratio of 0.6968 shares of Common Stock for each share of BW/IP Common Stock.
(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $19.6875, the average of the high and low prices per share of BW/IP Common Stock on June 16, 1997 as reported on the New York Stock Exchange Composite Transaction Tape, multiplied by (b) 26,054,532, the aggregate number of shares of BW/IP Common Stock outstanding on a fully diluted basis as of June 17, 1997.
(3) Pursuant to Rule 457(b) under the Securities Act, $92,819 of the registration fee was paid as of May 15,1997 in connection with the filing of preliminary proxy materials.
(4) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of August 1, 1986 and amended as of August 1, 1996, between the Registrant and National City Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

                            ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                            DURCO INTERNATIONAL INC.
                            3100 RESEARCH BOULEVARD
                               DAYTON, OHIO 45420

                                 JUNE 19, 1997

Dear Fellow Stockholder:

     You are invited to attend a special meeting of stockholders which the Board has called to vote upon the issuance of shares of our common stock in accordance with the terms of the proposed merger agreement among Durco, Bruin Acquisition Corp., a wholly owned subsidiary of Durco, and BW/IP. This meeting will be held at Durco's World Headquarters, 3100 Research Boulevard, Dayton, Ohio 45420 on July 22, 1997 at 2:00 p.m. local time.

     The Board strongly recommends that you support and vote for the proposed merger share issuance by signing and returning your enclosed proxy card. The merger share issuance is necessary to complete the merger. As a result of the merger, we plan to realize our vision of building a leading global supplier of fluid handling and control equipment. The combination of our companies and our highly complementary businesses will create a larger and more diversified company uniquely qualified to capitalize on new opportunities domestically and around the world. The combined company will be named Flowserve Corporation.

     Under the merger agreement, each outstanding share of BW/IP common stock will be converted into the right to receive 0.6968 shares of Durco common stock. Each currently issued and outstanding share of Durco common stock will remain outstanding following the merger. Through the merger, Durco will obtain broader product offerings, more diverse market strengths, greater global operations and new opportunities to grow in its business.

     You will also be asked at the meeting to approve amendments to our certificate of incorporation to (i) change our corporate name to Flowserve Corporation and (ii) increase the authorized number of shares of our common stock from 60,000,000 to 120,000,000 shares. We are proposing to change our corporate name to Flowserve Corporation to better represent the combined companies after the merger. The Board believes that the requested authorized share increase is necessary to make shares available for future issuance for cash, acquisitions, share dividends and other corporate purposes.

     The merger share issuance, the name change and the increase in authorized common stock are each described in more detail in the attached Joint Proxy Statement/Prospectus.

     The Board has unanimously approved the merger, the merger share issuance, the name change and the authorized share increase. The Board unanimously recommends that you vote "FOR" the merger share issuance, the name change and the authorized share increase on the enclosed proxy card. Approval of the merger share issuance and the name change are conditions to the merger.

     Your vote, regardless of the number of shares you own, is very important. Please promptly sign, date and return the enclosed proxy in the enclosed envelope.

                                          Sincerely
                                          /s/ William M. Jordan
                                          William M. Jordan
                                          Chairman, President and Chief
                                          Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE DURCO COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Joint Proxy Statement/Prospectus is dated June 19, 1997 and is first being mailed to stockholders on or about June 19, 1997.

                            DURCO INTERNATIONAL INC.
                            3100 RESEARCH BOULEVARD
                               DAYTON, OHIO 45420

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 22, 1997

     NOTICE HEREBY IS GIVEN that a Special Meeting of Stockholders of Durco International Inc. ("Durco") will be held at Durco's World Headquarters, 3100 Research Boulevard, Dayton, Ohio 45420 on July 22, 1997, commencing at 2:00 p.m. local time, for the following purposes:

          1. To consider and vote upon approval of the issuance of shares of Durco common stock in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 6, 1997, among Durco, Bruin Acquisition Corp., a wholly owned subsidiary of Durco ("Sub"), and BW/IP, Inc. ("BW/IP") (a copy of which is attached as Annex I to the enclosed Joint Proxy Statement/Prospectus), which provides for the merger (the "Merger") of Sub with and into BW/IP, with BW/IP surviving as a wholly owned subsidiary of Durco. As a result of the Merger, each outstanding share of BW/IP common stock will be converted into the right to receive
     0.6968 shares of Durco common stock, with cash paid in lieu of fractional shares. In addition, each currently issued and outstanding share of Durco common stock will remain outstanding following the Merger.

          2. To consider and vote upon adoption of an amendment to Durco's Restated Certificate of Incorporation, as amended, to change the corporate name of Durco to Flowserve Corporation.

          3. To consider and vote upon adoption of an amendment to Durco's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Durco common stock from 60,000,000 to 120,000,000.

          4. To consider and act upon such other business as properly may come before the meeting or any adjournment or postponement thereof.

     Only the holders of record of Durco common stock as of the close of business on June 17, 1997 are entitled to notice of and to vote at the Special Meeting of Stockholders and any adjournments or postponements thereof.

     The Joint Proxy Statement/Prospectus enclosed with this notice is a joint proxy statement of Durco and BW/IP for their respective special stockholders' meetings and also constitutes the prospectus of Durco for the shares of Durco common stock to be issued in the proposed Merger.

                                          By Order of the Board of Directors

                                          /s/ Ronald F. Shuff
                                          Ronald F. Shuff
                                          Secretary
Dayton, Ohio
June 19, 1997
     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  BW/IP, INC.
                            200 OCEANGATE BOULEVARD
                                   SUITE 900
                          LONG BEACH, CALIFORNIA 90802
                                 JUNE 19, 1997

Dear BW/IP Stockholders:

     You are invited to attend a special meeting of stockholders which the Board has called to vote upon the adoption of the proposed merger agreement among Durco International Inc., Bruin Acquisition Corp., a wholly owned subsidiary of Durco, and BW/IP. This meeting will be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California on July 22, 1997 at 11:00 a.m. local time.

     The Board strongly recommends that you support and vote for the proposed merger by signing and returning your enclosed proxy card. As a result of the merger, we plan to realize our vision of building a leading global supplier of fluid handling and control equipment. The combination of our companies and our highly complementary businesses will create a larger and more diversified company uniquely qualified to capitalize on new opportunities domestically and around the world. The combined company will be named Flowserve Corporation.

     Under the proposed merger agreement, each outstanding share of BW/IP common stock will be converted into the right to receive 0.6968 shares of Durco common stock. Each currently issued and outstanding share of Durco common stock will remain outstanding following the merger.

     We are excited about the opportunities this merger represents for each of us as stockholders. The merger will create a much larger company with a wider array of products and services to offer customers in the United States and around the world. It will broaden our customer base and geographic coverage, reduce our costs and accelerate research and the development of new products. We expect these benefits to be manifested in both greater profitability and increased sales growth as we better serve this expanded customer base around the globe.

     The merger is described in more detail in the attached Joint Proxy Statement/Prospectus.

     THE BOARD OF DIRECTORS OF BW/IP HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD, BY A UNANIMOUS VOTE OF THOSE PRESENT, HAS APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT.

     Because of the significance of the merger, your participation in the special meeting, in person or by proxy, is especially important. We hope you will be able to attend the special meeting. However, even if you anticipate attending in person, we urge you to complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that the shares of common stock you hold will be represented at the special meeting. If you do attend, you will, of course, be able to vote your shares in person.

     Thank you, and we look forward to seeing you at the special meeting.

                                          Sincerely

                                          Rethore signature
                                          Bernard G. Rethore
                                          Chairman, President and Chief
                                          Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE DURCO COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Joint Proxy Statement/Prospectus is dated June 19, 1997 and is first being mailed to stockholders on or about June 19, 1997.

                                  BW/IP, INC.
                            200 OCEANGATE BOULEVARD
                                   SUITE 900
                          LONG BEACH, CALIFORNIA 90802

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 22, 1997

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BW/IP, Inc. ("BW/IP") will be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California on July 22, 1997, commencing at 11:00 a.m. local time, for the following purposes:

          1. To consider and vote upon the adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 6, 1997 among Durco International Inc. ("Durco"), Bruin Acquisition Corp., a wholly owned subsidiary of Durco ("Sub"), and BW/IP (a copy of which is attached as Annex I to the enclosed Joint Proxy Statement/Prospectus), which provides for the merger (the "Merger") of Sub with and into BW/IP, with BW/IP surviving as a wholly owned subsidiary of Durco. As a result of the Merger each outstanding share of BW/IP common stock will be converted into the right to receive 0.6968 shares of Durco common stock, with cash paid in lieu of fractional shares. Following the Merger, each currently issued and outstanding share of Durco common stock will remain outstanding.

          2. To consider and act upon such other business as properly may come before the meeting or any adjournment or postponement thereof.

     Only the holders of record of BW/IP common stock as of the close of business on June 17, 1997, are entitled to notice of and vote at the Special Meeting of Stockholders and any adjournments or postponements thereof.

     The Joint Proxy Statement/Prospectus enclosed with this notice is a joint proxy statement of Durco and BW/IP for their respective special stockholders' meetings.

     Proxies and voting instructions that are timely received will be voted in the manner directed thereon. If no direction is given, they will be voted (as to the shares for which they are authorized to be voted) in accordance with the recommendations of BW/IP's Board of Directors.

     ALL STOCKHOLDERS, WHETHER OR NOT THEY PLAN TO ATTEND THE SPECIAL MEETING, ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED PREPAID RETURN ENVELOPE. YOUR VOTE IS VERY IMPORTANT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          HANNESSON SIGNATURE
                                          JOHN D. HANNESSON
                                          Secretary
Long Beach, California
June 19, 1997

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER...............................     1

SUMMARY................................     4

THE STOCKHOLDERS' MEETINGS.............    13
  Date, Times and Places...............    13
  Matters to be Considered at the
     Stockholders' Meetings............    13
  Record Date; Vote Required...........    13
  Share Ownership of Management........    14
  Voting; Revocation of Proxies;
     Solicitation......................    14

THE MERGER.............................    16
  Background to the Merger.............    16
  Reasons for the Merger and Board
     Recommendations...................    18
  Opinions of Financial Advisors.......    20
  Accounting Treatment.................    25
  Form of the Merger...................    26
  Merger Consideration.................    26
  Conversion of Shares; Procedures for
     Exchange of Certificates;
     Fractional Shares.................    26
  Effective Time.......................    27
  Stock Exchange Listings..............    27
  Federal Income Tax Considerations....    27
  Effect on Awards Outstanding Under
     BW/IP Stock Plans.................    29
  Regulatory Matters and Third Party
     Approvals.........................    29
  Certain Transactions; Conflicts of
     Interest..........................    29
  Employment Agreements................    30
  Continuation of Compensation and
     Benefits Programs.................    31
  Appraisal and Dissenters' Rights.....    32
  Delisting and Deregistration of BW/IP
     Common Stock......................    32
  Resale of Flowserve Common Stock.....    32

CERTAIN PROVISIONS OF THE MERGER
  AGREEMENT AND RELATED AGREEMENTS AND
  DOCUMENTS............................    33
  General..............................    33
  Conditions to the Consummation of the
     Merger............................    33
  No Solicitation......................    34
  Termination..........................    35

                                         PAGE
                                         ----
  Termination Fees.....................    36
  Conduct of Business Pending the
     Merger............................    36
  Dividend Coordination................    37
  Amendment to Rights Plan.............    37
  Assumption of BW/IP Stock Plans......    38
  Amendment and Waiver.................    38
  Expenses.............................    38
  Representations and Warranties.......    39
  Certificate of Incorporation of
     BW/IP.............................    39
  By-laws of BW/IP.....................    39
  Governing Law........................    39
  Reciprocal Stock Option Agreements...    40

THE COMPANIES..........................    42
  Durco................................    42
  BW/IP................................    42

COMPARATIVE PER SHARE MARKET PRICE AND
  DIVIDEND INFORMATION.................    43
  Durco................................    43
  BW/IP................................    44

UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS.................    45

DIRECTORS AND EXECUTIVE OFFICERS OF
  FLOWSERVE FOLLOWING THE MERGER.......    53
  Directors............................    53
  Committees of the Flowserve Board....    53
  Executive Officers...................    53
  Stock Ownership of Directors,
     Executive Officers................    53

DESCRIPTION OF FLOWSERVE CAPITAL STOCK
  FOLLOWING THE MERGER.................    54
  Authorized Capital Stock.............    54
  Flowserve Common Stock...............    54
  Flowserve Preferred Stock............    54
  Flowserve Rights Plan; Series A
     Junior Participating Preferred
     Stock.............................    55

COMPARISON OF RIGHTS OF BW/IP AND DURCO
  STOCKHOLDERS.........................    55
  Authorized Capital...................    55
  Directors............................    55

                                         PAGE
                                         ----
  Amendments to Certificate of
     Incorporation.....................    55
  Amendment of By-Laws.................    56
  Cumulative Voting....................    56
  Removal of Directors.................    56
  Filling Vacancies on the Board of
     Directors.........................    56
  Stockholder Meetings and Provisions
     for Notices.......................    56
  Quorum...............................    57
  Voting by Stockholders...............    57
  Stockholder Action Without a
     Meeting...........................    58
  Rights Plan..........................    58
  Indemnification and Limitation of
     Liability.........................    58
  Dissenters' Rights...................    60
  Right to Examine Stockholder List....    61
  Interested Director Transactions.....    61

LEGAL MATTERS..........................    62

EXPERTS................................    62

PROPOSED AMENDMENTS TO DURCO
  CERTIFICATE OF INCORPORATION.........    62

FUTURE STOCKHOLDER PROPOSALS...........    63

OTHER MATTERS..........................    63

WHERE YOU CAN FIND MORE INFORMATION....    64

ANNEXES TO THE JOINT PROXY
  STATEMENT/PROSPECTUS
Annex I     Agreement and Plan of Merger
Annex II    Durco Stock Option Agreement
Annex III   BW/IP Stock Option Agreement
Annex IV    Opinion of Salomon Brothers Inc
Annex V     Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex VI    Durco Restated Certificate of Incorporation, as amended
Annex VII   Durco By-Laws

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: Our companies are proposing to merge because we believe the resulting combination will provide our stockholders with substantial benefits and will enable us to better serve our customers. We believe the merger will create a leading global supplier of fluid handling and control equipment and will create a larger and more diversified company uniquely qualified to capitalize on new opportunities domestically and around the world. To review the background and reasons for the merger in greater detail, see pages 16 through 19.

Q:  WHAT IS "FLOWSERVE CORPORATION"?

A: Flowserve Corporation is the name that Durco and BW/IP have agreed to use for the combined company after the merger.

Q:  WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at your stockholders' meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of each proposal. The Durco special meeting and the BW/IP special meeting will each take place on July 22, 1997. You may attend your stockholders' meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the day of your stockholders' meeting by following the directions on pages 14 and 15 and either change your vote or attend your stockholders' meeting and vote in person.

     THE BOARD OF DIRECTORS OF DURCO, BY A UNANIMOUS VOTE, RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGER SHARE ISSUANCE, THE PROPOSED NAME CHANGE AND THE PROPOSED AUTHORIZED SHARE INCREASE, AND THE BOARD OF DIRECTORS OF BW/IP, BY A UNANIMOUS VOTE OF THOSE PRESENT, RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGER.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted. For Durco stockholders being asked to vote on the merger share issuance, abstentions will have the effect of votes cast against such proposal and failures to vote and broker non-votes will have no effect on such proposal. For Durco stockholders being asked to vote on the name change or the authorized share increase, abstentions, failures to vote and broker non-votes will have the effect of votes cast against such proposals. For BW/IP stockholders being asked to vote on adoption of the merger agreement, abstentions, failures to vote and broker non-votes will have the effect of votes cast against such proposals.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send BW/IP stockholders written instructions for exchanging their share certificates. Durco stockholders will keep their certificates.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, BW/IP stockholders will have the right to receive 0.6968 shares of Durco common stock, which we sometimes refer to in this document as Flowserve Common Stock, in exchange for each share of BW/IP common stock they own.

     In addition, if the merger is completed, each currently issued share of Durco common stock will remain outstanding.

     We will not issue fractional shares. Instead, BW/IP stockholders will receive cash for any fractional share of Flowserve Common Stock owed to them based on the market value of such fractional share after the merger.

Example:

     - If you currently own 100 shares of BW/IP common stock, then after the merger you will receive 69 shares of Flowserve Common

       Stock and a check for the market value of the 0.68 fractional share.

     - If you currently own 1 share of BW/IP common stock, then after the merger you will receive a check for the market value of the 0.6968 fractional share.

     - If you currently own 100 shares of Durco common stock, those shares will remain outstanding.

Q:  AS A DURCO STOCKHOLDER, HOW WILL THE MERGER AFFECT ME?

A: Following the merger, each currently issued Durco share will remain outstanding and current stockholders of Durco will own approximately 58% of the common stock of the combined company, Flowserve.

Q: WHY WILL BW/IP STOCKHOLDERS RECEIVE SHARES OF THE COMBINED COMPANY, BUT DURCO STOCKHOLDERS WILL NOT RECEIVE BW/IP SHARES?

A: Following the merger, BW/IP will become a wholly owned subsidiary of Durco and will no longer be a separate publicly traded company. Durco will be the surviving public company in the merger and will be renamed "Flowserve Corporation." BW/IP stockholders will have the right to receive 0.6968 shares of common stock of the combined company for each share of BW/IP common stock they own. Following the merger, current BW/IP stockholders will own approximately 42% of the common stock of the combined company, Flowserve. Each share held by a current Durco stockholder will remain outstanding.

Q:  WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: Following the merger, management expects to recommend that the combined company pay dividends on the Flowserve Common Stock initially in the amount of $0.14 per share per quarter, or $0.56 per share per year (which is equal to the recent historical dividends of Durco). Although we currently expect to pay such dividends, we cannot assure such payments. The combined company's Board of Directors will use its discretion to decide whether to declare dividends and the amount of any dividends. In making its decision, the Board will consider various factors, including the earnings and financial condition of Flowserve and its subsidiaries (including BW/IP).

Example:

     - If you currently own 100 shares of BW/IP common stock, then after the merger you will receive 69 shares of Flowserve Common Stock, and would receive a total dividend payment of $9.66 per quarter, or $38.64 per year, assuming continuation of the current Durco dividend rate.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approvals. We hope to complete the merger as early as August 1997.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The exchange of shares by BW/IP stockholders will be tax-free to BW/IP stockholders for federal income tax purposes. However, BW/IP stockholders may have to pay taxes on cash received for fractional shares and may have to pay taxes as a result of the payment by Durco on their behalf of certain transfer taxes. The merger will be tax-free to Durco stockholders for federal income tax purposes. To review the tax consequences to stockholders in greater detail, see pages 27 through 29.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

        If you have more questions about the merger you should contact:

                               DURCO STOCKHOLDERS

                            Durco International Inc.
                            3100 Research Boulevard
                                Dayton, OH 45420

                         Attention: Investor Relations
                          Phone Number: (937) 476-6100

                               BW/IP STOCKHOLDERS

                                  BW/IP, Inc.
                            200 Oceangate Boulevard
                                   Suite 900
                              Long Beach, CA 90802

                         Attention: Investor Relations
                          Phone Number: (562) 435-3700

  If you would like additional copies of the Joint Proxy Statement/Prospectus, or if you have questions about the merger, you should contact:

                               DURCO STOCKHOLDERS

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                        Carlstadt, New Jersey 07072-2586
                           Toll Free: 1-800-346-7885

                               BW/IP STOCKHOLDERS

                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                           Toll Free: 1-800-859-8515

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 64). We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.

THE COMPANIES (PAGE 42)

     DURCO -- Durco International Inc. ("Durco" and formally named "The Duriron Company, Inc.") is principally engaged in the design, manufacture and marketing of fluid handling equipment, primarily pumps, control valves, valves and mechanical seals, for industries that utilize difficult to handle and often corrosive fluids in manufacturing processes. Durco specializes in the development of precision-engineered equipment that is capable of withstanding the severely deteriorating effects associated with the flow of acids, chemical solutions, slurries and gases. Based upon its analysis of trade association data and other market information, Durco considers itself a leading supplier of corrosion resistant fluid movement and control equipment to the basic chemical industry. Durco's materials expertise, design, engineering capabilities and applications know-how have enabled it to develop product lines that are responsive to the chemical process industries' desire to achieve manufacturing efficiencies, avoid premature equipment failure and reduce maintenance cost.

     BW/IP -- BW/IP, Inc. ("BW/IP") is a worldwide supplier of advanced technology fluid transfer and control equipment, systems and services. The principal products which BW/IP designs, manufactures, distributes and services are centrifugal pumps, mechanical seals and valves. The pumps consist primarily of highly engineered vertical and horizontal pumps and standard vertical pumps. BW/IP's engineered pumps are commonly engineered to specific customer requirements and frequently also manufactured to comply with American Petroleum Institute standards or conform to the nuclear quality standards of the American Society of Mechanical Engineers. BW/IP's mechanical seal products are comprised principally of highly engineered mechanical seals and seal support systems utilized to eliminate or reduce the leakage of fluids or gases around rotating shafts in pumps, mixers and compressors in the petroleum, chemical and petrochemical process industries. BW/IP produces a broad range of valves used in the nuclear power industry as well as a variety of other commercial applications.

     BW/IP's pump, seal and valve products are commonly used in critical service applications in oil refining, power generation and petrochemical processing, where extreme reliability and robust design are required. BW/IP's reputation for technical expertise, advanced research in pump and seal design, and engineering knowledge make BW/IP a leading supplier of such critical service products. An important element of BW/IP's business is its successful emphasis on the provision of aftermarket products and services. These consist of supplying parts, making repairs, providing a variety of technical services for upgrading or retrofitting equipment, extending its useful life or improving its operating characteristics. BW/IP has manufacturing plants in seven countries and service centers in twenty countries.

OUR REASONS FOR THE MERGER (PAGE 18)

     The merger of equals combination of BW/IP and Durco, pursuant to which Bruin Acquisition Corp. ("Sub") will be merged with and into BW/IP, with BW/IP surviving as a wholly owned subsidiary of Durco (the "Merger"), will combine our companies' complementary strengths to create a leading global supplier of fluid handling and control equipment. We believe the resulting combination will enable us to better serve our customers and allow us to diversify product lines, increase new product development, reduce costs, enhance profitability and accelerate growth.

     To review the background and reasons for the Merger in greater detail, see pages 16 through 19.

THE STOCKHOLDERS' MEETINGS (PAGE 13)

     The Durco Special Meeting will be held at Durco's World Headquarters, 3100 Research Boulevard, Dayton, Ohio 45420, at 2:00 p.m. local time on July 22, 1997. At the Durco Special Meeting, stockholders will be asked:

     - to approve the issuance of shares of Durco common stock, par value $1.25 per share ("Durco Common Stock"), in accordance with the terms of the Agreement and Plan of Merger dated as of May 6, 1997 (the "Merger Agreement"), among Durco, Sub and BW/IP;

     - to approve an amendment to the certificate of incorporation to change the corporate name to Flowserve Corporation ("Flowserve"); and

     - to approve an amendment to the certificate of incorporation to increase the authorized number of shares of Durco Common Stock from 60 million to 120 million.

     The BW/IP Special Meeting will be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, at 11:00 a.m. local time on July 22, 1997. At the BW/IP Special Meeting, stockholders will be asked to adopt the Merger Agreement.

OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGE 18)

To the Durco Stockholders:

     The Board of Directors of Durco (the "Durco Board") believes that the Merger is fair to you and in your best interest and has, by a unanimous vote, approved the Merger and unanimously recommends that you vote "for" the proposal to approve the issuance of shares of Durco Common Stock in accordance with the terms of the Merger Agreement. The Durco Board also recommends, by unanimous vote, that you vote "for" the proposals to amend the certificate of incorporation to (i) change the corporate name to Flowserve Corporation and (ii) increase the authorized number of shares of common stock.

To the BW/IP Stockholders:

     The Board of Directors of BW/IP (the "BW/IP Board") believes that the Merger is fair to you and in your best interest and, by a unanimous vote of those present, recommends that you vote "for" the proposal to adopt the Merger Agreement.

RECORD DATE; VOTING POWER (PAGE 13)

     You are entitled to vote at your stockholders' meeting if you owned shares as of the close of business on June 17, 1997 (the "Record Date").

     On the Record Date, there were 23,542,831 shares of Durco Common Stock, allowed to vote at the Durco Special Meeting. Durco stockholders will have one vote at the special meeting for each share of Durco Common Stock they owned on the Record Date for each of the proposals described above.

     On the Record Date, there were 24,275,000 shares of BW/IP common stock, par value $0.01 per share ("BW/IP Common Stock"), allowed to vote at the BW/IP Special Meeting. BW/IP stockholders will have one vote at the special meeting for each share of BW/IP Common Stock held of record on the Record Date for the adoption of the Merger Agreement.

VOTES REQUIRED (PAGE 13)

     A majority of the total votes cast is necessary to approve the issuance of shares of Durco Common Stock in accordance with the terms of the Merger Agreement. Abstentions will have the effect of votes cast against such proposal and failures to vote and broker non-votes will have no effect on such proposal. A majority of the shares of Durco Common Stock outstanding on the Record Date must vote to amend the certificate of incorporation to (i) change the corporate name to Flowserve Corporation and (ii) increase the authorized number of shares of common stock. Abstentions, failures to vote and broker non-votes will have the effect of votes cast against each such proposal.

     A majority of the shares of BW/IP Common Stock outstanding on the Record Date must vote to adopt the Merger Agreement. Abstentions, failures to vote and broker non-votes will have the effect of votes cast against such proposal.

SHARE OWNERSHIP OF MANAGEMENT (PAGE 53)

     On the Record Date, directors and executive officers of Durco and their affiliates owned and were allowed to vote 1,490,111 shares of Durco Common Stock, or approximately 6.3% of the shares of Durco Common Stock outstanding on the Record Date.

     On the Record Date, directors and executive officers of BW/IP and their affiliates owned 530,362 shares of BW/IP Common Stock, or approximately 2.2% of the shares of BW/IP Common Stock outstanding on the Record Date.

     The directors and executive officers of each company have indicated that they intend to vote the Durco Common Stock or BW/IP Common Stock owned by him or her "for" the proposals described above.

THE MERGER (PAGE 16)

     The Merger Agreement is attached as ANNEX I to this document. We encourage you to read the Merger Agreement. It is the legal document governing the Merger.

WHAT STOCKHOLDERS WILL RECEIVE IN THE MERGER (PAGE 26)

     As a result of the Merger, Durco will change its name to Flowserve. We sometimes refer to the combined company as Flowserve.

     If the Merger is approved, holders of BW/IP Common Stock will have the right to receive 0.6968 shares of Durco Common Stock (the "Exchange Ratio") which we sometimes refer to as "Flowserve Common Stock", for each share of BW/IP Common Stock they own. Fractional shares of Flowserve Common Stock will not be issued. BW/IP stockholders will instead be paid cash for any fractional shares of Flowserve Common Stock, based on the market value of Flowserve Common Stock after the Merger.

     After the Merger, each then currently issued share of Durco Common Stock will remain outstanding.

     Stockholders of BW/IP and Durco should not send in their stock certificates until instructed to do so after the Merger is completed.

FLOWSERVE DIVIDEND POLICY FOLLOWING THE MERGER

     Following the Merger, management expects to recommend that Flowserve pay dividends on the Flowserve Common Stock initially in the amount of $0.14 per share per quarter, or $0.56 per share per year (which is equal to the recent historical dividends of Durco). Although we currently expect that Flowserve will pay such dividends, we cannot assure such payments. The Board of Directors of Flowserve (the "Flowserve Board") will use its discretion to decide whether to declare dividends and the amount of any dividends. In making its decision, the Flowserve Board will consider various factors, including the earnings and financial condition of Flowserve and its subsidiaries (including BW/IP).

     A holder of 100 shares of BW/IP Common Stock would be entitled to a dividend in the amount of $9.66 per quarter, or $38.64 per year, following the Merger. Such holder would have received a dividend of $11.00 pursuant to the BW/IP dividend paid on April 14, 1997, $11.00 pursuant to the BW/IP dividend declared on May 6, 1997 and $44.00 in 1997, assuming the same quarterly dividend was paid in the remaining two quarters of 1997.

FEDERAL INCOME TAX CONSIDERATIONS (PAGE 27)

     Each company must receive an opinion from its outside counsel that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code (as defined). As a result, it is anticipated that BW/IP stockholders will not be taxed on the exchange of BW/IP Common Stock in the Merger, except if they receive cash for fractional shares (and possibly with respect to the payment of certain transfer taxes by Durco).

     Durco stockholders will not be taxed as a result of the Merger.

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO BW/IP STOCKHOLDERS WILL DEPEND ON THE FACTS OF EACH BW/IP STOCKHOLDER'S INDIVIDUAL SITUATION. BW/IP STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO THEM.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS (PAGE 20)

     In deciding to approve the Merger, each of the BW/IP Board and the Durco Board considered the opinion of its financial advisor as to the fairness of the Exchange Ratio to its stockholders from a financial point of view. Durco received an opinion from its financial advisor, Salomon Brothers Inc ("Salomon"), and BW/IP received an opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). These opinions are attached as Annexes IV and V, respectively, to this Joint Proxy Statement/Prospectus. We encourage you to read these opinions carefully.

     The financial advisors performed several analyses in connection with delivering their opinions. These analyses included comparing Durco and BW/IP historical stock prices, discounted cash flow analyses and estimating the relative values and contributions of Durco and BW/IP based on past and estimated future performances.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(PAGE 29)

     Our stockholders should note that a number of directors and executive officers of Durco and BW/IP have interests in the Merger as employees and/or directors that are different from, or in addition to, yours as a stockholder. If we complete the Merger, certain directors and members of the existing senior management of each of Durco and BW/IP will be designated as members of the initial Board of Directors and senior management of Flowserve. Also, certain indemnification arrangements for existing directors and officers of Durco and BW/IP will be continued. Please refer to pages 29 and 30 for more information concerning these interests.

OWNERSHIP OF FLOWSERVE FOLLOWING THE MERGER

     We anticipate that BW/IP stockholders, in the aggregate, will receive approximately 16,915,000 shares of Flowserve Common Stock in the Merger. Based on that number, following the Merger, current Durco stockholders will own approximately 58%, and current BW/IP stockholders will own approximately 42%, of the Flowserve Common Stock outstanding.

DIRECTORS AND EXECUTIVE OFFICERS OF FLOWSERVE FOLLOWING THE MERGER (PAGE 53)

     If we complete the Merger, the Flowserve Board will initially consist of:

     -  Bernard G. Rethore, Chairman

     -  William H. Jordan

     -  Hugh K. Coble

     -  Diane C. Harris

     -  Michael F. Johnston

     -  James O. Rollans

     -  William C. Rusnack

     -  Kevin E. Sheehan

     -  R. Elton White

     In addition, Durco will conduct a search for two independent directors acceptable to Durco and BW/IP to be elected to the Flowserve Board as soon as practicable following the Merger.

     If we complete the Merger, the senior management of Flowserve is expected to include:

     - Bernard G. Rethore, Chief Executive Officer

     - William H. Jordan, President and Chief Operating Officer

LISTING OF FLOWSERVE COMMON STOCK (PAGE 27)

     Durco plans to list the Durco Common Stock (including shares issued to BW/IP stockholders in connection with the Merger) on the New York Stock Exchange (the "NYSE"). If we complete the Merger, Durco and BW/IP stockholders would then be able to trade shares of Flowserve Common Stock on the NYSE. BW/IP stockholders would no longer be able to trade BW/IP Common Stock because BW/IP Common Stock would no longer be listed on the NYSE.

CONDITIONS TO THE MERGER (PAGE 33)

     We will complete the Merger only if we satisfy or (in some cases) waive several conditions, including the following:

     - a majority of the total votes cast at the Durco Special Meeting approve the merger share issuance, a majority of the outstanding shares of Durco Common Stock vote to approve the name change and a majority of the outstanding shares of BW/IP Common Stock adopt the Merger Agreement;

     - no legal restraints or prohibitions exist which prevent the consummation of the Merger, limit the conduct of a material portion of the business of Durco or BW/IP, or are reasonably likely to have a material adverse effect on Durco or BW/IP;

     - there is no Material Adverse Effect (as defined on page 34) since May 6, 1997 with respect to the other company;

     - shares of Durco Common Stock issuable to BW/IP's stockholders pursuant to the Merger have been approved for issuance on the NYSE;

     - our counsel deliver opinions in respect of certain Federal income tax consequences of the Merger; and

     - our independent accountants deliver letters stating that the Merger will qualify for pooling-of-interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT (PAGE 35)

     The Durco Board and the BW/IP Board can jointly agree to terminate the Merger Agreement at any time without completing the Merger. Either company can terminate the Merger Agreement if:

          (1) the Merger is not completed by December 31, 1997;

          (2) the Durco stockholders do not approve the merger share issuance or the name change, or the BW/IP stockholders do not adopt the Merger Agreement;

          (3) a governmental authority or other legal action permanently prohibits the Merger, limits the conduct of a material portion of the business of either company, or is reasonably likely to have a material adverse effect on either company;

          (4) the other party breaches or materially fails to comply with any of the representations or warranties it made or obligations it has under the Merger Agreement, resulting in the inability to satisfy a condition to the completion of the Merger and such breach is not cured within 30 days of notice thereof;

          (5) the other company's board of directors determines, during the 15 business days before its stockholders' meeting, that there is a substantial probability that its stockholders will not approve the merger share issuance/name change or adopt the Merger Agreement, as applicable, because a third party has made a proposal to acquire a majority of their voting power or a substantial portion of their assets on terms such board determines are more favorable to its stockholders than the Merger; or

          (6) the other company's board of directors engages in discussions with third parties regarding certain takeover proposals or other business transactions that are prohibited by the Merger Agreement.

TERMINATION FEES (PAGE 36)

     If either of us receives a takeover proposal and that party or the other party then terminates the Merger Agreement as described in the first, second or sixth reasons above, and if the party receiving the takeover proposal agrees to or effects a takeover transaction within 18 months, that party must pay the other a termination fee of $12 million and costs and expenses not to exceed $3 million. In addition, if either of us terminates the Merger Agreement as described in the fifth reason above, that party must at that time pay the other the same termination fee and costs and expenses.

RECIPROCAL STOCK OPTION AGREEMENTS (PAGE 40)

     We both signed reciprocal stock option agreements under which we each granted an option to the other party to purchase approximately 19.9% of our outstanding common stock if certain events occur that entitle the party exercising the option to receive a termination fee in connection with the Merger Agreement. Under the stock option agreements, Durco has an option to purchase shares of BW/IP Common Stock at $16.525 per share and BW/IP has an option to purchase shares of Durco Common Stock at $23.750 per share.

REGULATORY APPROVALS (PAGE 29)

     We are prohibited by U.S. antitrust laws from completing the Merger until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired. The required waiting period expired as of June 14, 1997. However, the Department of Justice and the Federal Trade Commission continue to have authority to challenge the Merger on antitrust grounds before or after the Merger is completed.

     We are both required to make filings with or obtain approvals from certain other domestic and international regulatory authorities in connection with the Merger. We cannot predict whether we will obtain all required regulatory approvals before we complete the Merger, or whether any approvals will include conditions that would be detrimental to BW/IP, Durco or Flowserve.

APPRAISAL RIGHTS (PAGE 31)

     Neither of our stockholders will have the right to an appraisal of the value of their shares in connection with the Merger.

ACCOUNTING TREATMENT (PAGE 25)

     It is a condition to the Merger that it be accounted for as a pooling-of-interests, which means that we will treat Durco and BW/IP as if they had always been combined for accounting and financial reporting purposes. We will each obtain from our independent accountants letters stating that the Merger will qualify for pooling-of-interests accounting treatment.

FORWARD-LOOKING STATEMENTS MAY PROVE
INACCURATE

     We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Durco, BW/IP or Flowserve. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future financial results of Flowserve and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include the following:

     - operating, legal and regulatory risks;

     - economic, political and competitive forces affecting our businesses; and

     - the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

  Comparative Market Price Data

     The following table presents trading information for Durco Common Stock and BW/IP Common Stock on May 5, 1997 and June 17, 1997. May 5, 1997 was the last full trading day prior to our announcement of the signing of the Merger Agreement. June 17, 1997 was the last practicable trading day for which information was available prior to the date of this Joint Proxy
Statement/Prospectus. You should read the information presented below in conjunction with "Comparative Per Share Market Price and Dividend Information" on pages 43 through 44.

                                                         DURCO                   BW/IP
                                                      COMMON STOCK            COMMON STOCK
                                                   DOLLARS PER SHARE       DOLLARS PER SHARE
                                                  --------------------    --------------------
                                                    HIGH        LOW         HIGH        LOW
                                                  --------    --------    --------    --------
    May 5, 1997.................................  $ 27.500    $ 26.250    $ 20.750    $ 18.500
    June 17, 1997...............................    30.000      28.500      20.375      19.625

     On May 5, 1997, the last reported sale price per share of Durco Common Stock on the Nasdaq Stock Market's National Market ("NASDAQ") was $26.625 and the last reported sale price per share of BW/IP Common Stock on the NYSE Composite Transaction Tape was $19.625. On June 17, 1997, the last reported sale price per share of Durco Common Stock on the NASDAQ was $29.375, and the last reported sale price per share of BW/IP Common Stock on the NYSE Composite Transaction Tape was $20.125.

     The market prices of shares of Durco Common Stock and BW/IP Common Stock fluctuate. As a result, we urge you to obtain current market quotations.

     On the Record Date, there were approximately 2,225 holders of record of Durco Common Stock and approximately 4,100 holders of record or through nominee or street name accounts with brokers of BW/IP Common Stock.

  Comparative Dividend Data

     The Durco Board declared a $0.14 per share dividend on February 18, 1997, which was paid on March 18, 1997 to stockholders of record on March 4, 1997. The Durco Board also declared a $0.14 per share dividend on April 25, 1997, which was paid on June 6, 1997 to stockholders of record on May 9, 1997. The BW/IP Board declared an $0.11 per share dividend on February 21, 1997, which was paid on April 4, 1997 to stockholders of record on March 14, 1997. The BW/IP Board also declared an $0.11 per share dividend on May 6, 1997, the record date for which was June 3, 1997 and which will be paid on July 8, 1997.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The summary financial data set forth below is selected historical financial information of Durco and BW/IP, and selected unaudited pro forma financial data for Durco and BW/IP after giving effect to the Merger on a pooling-of-interests accounting basis, which means that for accounting and financial reporting purposes, we will treat our companies as if they had always been combined. We have included the selected pro forma financial information to give you a better picture of what the results of operations and financial position of the combined businesses of Durco and BW/IP might have been had the Merger occurred on an earlier date. The unaudited pro forma condensed combined statement of income data combines information from the historical consolidated statements of income of Durco and BW/IP giving effect to the Merger as if the Merger had been effective at January 1, 1994. The unaudited pro forma condensed combined statement of financial condition data combine information from the historical consolidated balance sheet of Durco and the historical consolidated balance sheet of BW/IP giving effect to the Merger as if the Merger had been effective at January 1, 1994.

     We are providing the unaudited pro forma financial information for illustrative purposes only. It does not necessarily reflect what the results of operations or financial position of the combined company would have been if the Merger had actually occurred at the beginning of the earliest period presented. This information also does not necessarily indicate what the combined company's future operating results or consolidated financial position will be. This information does not reflect (a) the effect of any potential changes in revenues or any operating synergies which we may achieve by combining the resources of our companies, and (b) costs associated with the combining of our companies which we cannot presently estimate.

     Please see "Unaudited Pro Forma Condensed Combined Financial Statements" on pages 45 through 52 for a more detailed explanation of this analysis.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

                                     AS OF AND FOR THE
                                       THREE MONTHS                         AS OF AND FOR THE
                                      ENDED MARCH 31,                    YEARS ENDED DECEMBER 31,
                                    -------------------   ------------------------------------------------------
     DURCO INTERNATIONAL INC.         1997       1996        1996        1995       1994       1993       1992
                                    --------   --------   ----------   --------   --------   --------   --------
Net sales.........................  $147,797   $149,193   $  605,454   $532,726   $460,507   $421,838   $403,984
Earnings from continuing
  operations......................    11,051     10,114       43,251     30,672     24,396     21,691     19,793
Total assets......................   420,115    400,496      425,490    395,373    344,266    314,508    319,251
Long-term debt....................    61,350     52,156       63,239     51,756     42,998     35,285     42,482

                                     AS OF AND FOR THE
                                       THREE MONTHS                         AS OF AND FOR THE
                                      ENDED MARCH 31,                    YEARS ENDED DECEMBER 31,
                                    -------------------   ------------------------------------------------------
           BW/IP, INC.                1997       1996        1996        1995       1994       1993       1992
                                    --------   --------   ----------   --------   --------   --------   --------
Net sales.........................  $114,715   $121,938   $  492,191   $451,191   $448,719   $427,192   $399,289
Earnings from continuing
  operations......................     5,753      6,070       27,846     23,349     26,836     17,854     40,807
Total assets......................   411,453    408,994      404,286    405,747    367,894    341,288    327,822
Long-term debt....................    89,696     84,606       80,723     74,175     52,973     54,471     66,024

                                     AS OF AND FOR THE
                                       THREE MONTHS              AS OF AND FOR THE
     DURCO INTERNATIONAL INC.         ENDED MARCH 31,         YEARS ENDED DECEMBER 31,
    AND BW/IP, INC. UNAUDITED       -------------------   --------------------------------
        PRO FORMA COMBINED            1997       1996        1996        1995       1994
                                    --------   --------   ----------   --------   --------
Net sales.........................  $262,512   $271,131   $1,097,645   $983,917   $909,226
Earnings from continuing
  operations......................    16,804     16,184       71,097     54,021     51,232
Total assets......................   831,568    809,490      829,776    801,120    712,160
Long-term debt....................   151,046    136,762      143,962    125,931     95,971

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

COMPARATIVE PER SHARE DATA

     The following table presents historical per share data and unaudited pro forma combined per share data for Durco and BW/IP after giving effect to the Merger. The unaudited pro forma information does not necessarily reflect what the results of operations or financial position of the combined company would have been if the Merger had actually occurred at the beginning of the earliest periods presented. Actual performance will differ, and the differences may be material. The information presented below is based on and should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and the separate historical financial statements of Durco and of BW/IP and the notes thereto, all of which are included elsewhere in this Joint Proxy Statement/Prospectus or incorporated herein by reference. The Durco per share information is adjusted to give effect retroactively to the three-for-two stock split paid by Durco on March 25, 1994 in the form of a 50% stock dividend. The computation of unaudited pro forma book value per share reflects a reduction in equity for the estimated transaction costs of approximately $10 million.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

                                     THREE MONTHS
                                         ENDED
                                       MARCH 31,                  YEARS ENDED DECEMBER 31,
                                    ---------------     ---------------------------------------------
                                    1997      1996      1996      1995      1994      1993      1992
                                    -----     -----     -----     -----     -----     -----     -----
Durco per share data:
  Earnings from continuing
     operations...................  $0.47     $0.41     $1.77     $1.24     $0.99     $0.88     $0.80
  Cash dividends..................   0.14      0.13      0.52      0.44      0.41      0.38      0.37
  Book value......................   8.71      8.28      8.51      8.02      7.16      6.55      6.26
BW/IP per share data:
  Earnings from continuing
     operations...................  $0.24     $0.25     $1.15     $0.96     $1.11     $0.74     $1.68
  Cash dividends..................   0.11      0.11      0.44      0.43      0.38      0.30      0.22
  Book value......................   7.56      7.43      7.78      7.39      6.83      6.03      6.29
Unaudited pro forma combined per
  share data based upon Exchange
  Ratio of 0.6968:
  Earnings from continuing
     operations...................  $0.41     $0.39     $1.72     $1.30     $1.23
  Cash dividends..................   0.15      0.14      0.57      0.51      0.47
  Book value......................   9.36                9.37

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                           THE STOCKHOLDERS' MEETINGS

DATE, TIMES AND PLACES

     Durco. The Durco Special Meeting will be held at Durco's World Headquarters, 3100 Research Boulevard, Dayton, Ohio 45420, at 2:00 p.m. local time on July 22, 1997.

     BW/IP. The BW/IP Special Meeting will be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, at 11:00 a.m. local time on July 22, 1997.

MATTERS TO BE CONSIDERED AT THE STOCKHOLDERS' MEETINGS

     Durco. The purpose of the Durco Special Meeting is to consider and vote upon (i) approval of the issuance of shares of Durco Common Stock in accordance with the terms of the Merger Agreement (the "Merger Share Issuance"), (ii) adoption of an amendment to the certificate of incorporation to change the name of Durco to Flowserve Corporation (the "Name Change") and (iii) adoption of an amendment to the certificate of incorporation to increase the number of authorized shares of Durco Common Stock from 60,000,000 to 120,000,000 (the "Authorized Share Increase" and, together with the Name Change, the "Certificate Amendments").

     BW/IP. The purpose of the BW/IP Special Meeting is to consider and vote upon adoption of the Merger Agreement.

RECORD DATE; VOTE REQUIRED

     Durco. The close of business on June 17, 1997, has been fixed by the Durco Board as the Record Date for the determination of the holders of Durco Common Stock entitled to notice of and to vote at the Durco Special Meeting. At the close of business on the Record Date, there were 23,542,831 shares of Durco Common Stock issued and outstanding and held by approximately 2,225 holders of record. Holders of record of Durco Common Stock on the Record Date are entitled to one vote per share.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Durco Common Stock is necessary to constitute a quorum for the transaction of business at the Durco Special Meeting. A majority of the total votes cast at the Durco Special Meeting is necessary to approve the Merger Share Issuance and the affirmative vote of the holders of a majority of the shares of Durco Common Stock outstanding on the Record Date is required to adopt each of the Certificate Amendments. Abstentions, failures to vote and broker non-votes will not be counted as votes either in favor of or against approval of the Merger Share Issuance or the Certificate Amendments. However, because the Merger Share Issuance requires a majority of the total votes cast at the Durco Special Meeting, an abstention from voting on the Merger Share Issuance will have the effect of a vote cast against such proposal and the failure to vote or a broker non-vote will have no effect on such vote. With respect to the Certificate Amendments, because adoption of each of the Certificate Amendments requires the affirmative vote of a majority of the shares of Durco Common Stock outstanding on the Record Date, abstentions, failures to vote and broker non-votes will have the effect of votes against such proposals.

     Approval or adoption of each proposal at the Durco Special Meeting is not contingent on approval or adoption of any other proposal at the Durco Special Meeting. However, approval of the Merger Share Issuance and adoption of the Name Change are each a condition to the Merger.

     BW/IP. The close of business on June 17, 1997 has been fixed by the BW/IP Board as the Record Date for the determination of the holders of BW/IP Common Stock entitled to notice of and to vote at the BW/IP Special Meeting. At the close of business on the Record Date, there were 24,275,000 shares of BW/IP Common Stock issued and outstanding and held by approximately 4,100 holders of record or through nominee or street name accounts with brokers. Holders of record of BW/IP Common Stock on the Record Date are entitled to one vote per share.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of BW/IP Common Stock is necessary to constitute a quorum for the transaction of business at the BW/IP Special Meeting. The affirmative vote of the holders of at least a majority of the shares of BW/IP Common Stock outstanding and entitled to vote on the BW/IP Record Date is required to adopt the Merger Agreement. Abstentions, failures to vote and broker non-votes will not be counted as votes either in favor of or against adoption of the Merger Agreement. Because adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of BW/IP Common Stock, abstentions, failures to vote and broker non-votes will have the effect of votes against such proposal.

SHARE OWNERSHIP OF MANAGEMENT

     Durco. As of the close of business on the Record Date, the directors and executive officers of Durco beneficially owned a total of 1,490,111 shares of Durco Common Stock entitled to vote at the Durco Special Meeting, constituting approximately 6.3% of the outstanding shares of Durco Common Stock entitled to vote.

     BW/IP. As of the Record Date, the directors and executive officers of BW/IP beneficially owned a total of 530,362 shares of BW/IP Common Stock entitled to vote at the BW/IP Special Meeting, constituting approximately 2.2% of the outstanding shares of BW/IP Common Stock entitled to vote.

VOTING; REVOCATION OF PROXIES; SOLICITATION

     Durco. Proxies for use at the Durco Special Meeting accompany copies of this Joint Proxy Statement/ Prospectus delivered to record holders of shares of Durco Common Stock. Shares of Durco Common Stock that are represented by properly executed proxies, unless such proxies previously have been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR approval of the Merger Share Issuance and adoption of each of the Certificate Amendments and in the discretion of the proxy holder as to any other matter which may properly come before the Durco Special Meeting. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Durco Special Meeting by (i) filing with the Secretary of Durco, at the address set forth in "THE COMPANIES," a written revocation bearing a later date than a proxy being revoked, (ii) submitting a validly executed proxy bearing a later date than the proxy being revoked or (iii) voting the shares of Durco Common Stock covered thereby in person at the Durco Special Meeting.

     Durco stockholders are requested to complete, sign, date and return promptly the enclosed proxy in the postage prepaid envelope provided for this purpose, regardless of whether they plan to attend the Durco Special Meeting, to ensure that their shares are voted.

     If a quorum is not obtained, or if fewer shares of Durco Common Stock are voted in favor of the Merger Share Issuance or any of the Certificate Amendments than the number required for approval or adoption, the Durco Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Durco Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked), notwithstanding that they might have been effectively voted on the same or any other matters.

     Officers and employees of Durco may solicit proxies personally, by mail or by telephone, telegram or other forms of wire or facsimile communication with no additional compensation for their solicitation efforts; however, they may be reimbursed for their out-of-pocket expenses. Banks, brokerage firms, other institutions, nominees and fiduciaries will be requested to forward their proxy soliciting materials to their principals and obtain authorizations for execution of proxies. Each of Durco and BW/IP will bear the cost of soliciting proxies from its own stockholders, except that Durco and BW/IP will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus and the applicable fees associated with the filing of this Joint Proxy Statement/Prospectus with the Securities and Exchange Commission ("SEC"). In addition, Durco has retained Corporation Investor Communications, Inc. ("CIC") to assist in its solicitation. The fee of CIC is estimated not to exceed $5,000 plus reasonable out-of-pocket costs and expenses.

     BW/IP. Proxies for use at the BW/IP Special Meeting accompany copies of this Joint Proxy Statement/Prospectus delivered to record holders of BW/IP Common Stock. Shares of BW/IP Common Stock which are represented by properly executed proxies, unless such proxies previously have been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR adoption of the Merger Agreement and in the discretion of the proxy holder as to any other matter which may properly come before the BW/IP Special Meeting. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the BW/IP Special Meeting by (i) filing with the Secretary of BW/IP, at the address set forth in "THE COMPANIES", a written revocation bearing a later date than a proxy being revoked, (ii) submitting a validly executed proxy bearing a later date than the proxy being revoked or (iii) voting the shares of BW/IP Common Stock covered thereby in person at the BW/IP Special Meeting.

     BW/IP stockholders are requested to complete, sign, date and return promptly the enclosed proxy in the postage prepaid envelope provided for this purpose, regardless of whether they plan to attend the BW/IP Special Meeting, to ensure that their shares are voted.

     If a stockholder of BW/IP is a participant in the BW/IP Capital Accumulation Plan (the "CAP") and shares of BW/IP Common Stock have been allocated to such person's account in the CAP, the proxy also serves as voting instructions to the trustee of the CAP. The trustee will vote both allocated shares of BW/IP Common Stock for which it has not received direction and unallocated shares held by it in the same proportion as directed shares are voted.

     If a quorum is not obtained, or if fewer shares of BW/IP Common Stock are voted in favor of the Merger Agreement than the number required for adoption, it is expected that the BW/IP Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the BW/IP Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked), notwithstanding that they might have been effectively voted on the same or any other matter.

     Officers and employees of BW/IP may solicit proxies personally, by mail, or by telephone, telegram or other forms of wire or facsimile communication with no additional compensation for their solicitation efforts; however, they may be reimbursed for their out-of-pocket expenses. Banks, brokerage firms, other institutions, nominees and fiduciaries will be requested to forward their proxy soliciting materials to their principals and obtain authorizations for execution of proxies. Each of BW/IP and Durco will bear the cost of soliciting proxies from its own stockholders, except that Durco and BW/IP will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus and the applicable fees associated with the filing of this Joint Proxy Statement/Prospectus with the SEC. In addition, BW/IP has retained D.F. King & Co., Inc. ("D.F. King") to assist in its solicitation. The fee of D.F. King is estimated not to exceed $5,000 plus reasonable out-of-pocket expenses.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

     The discussion in this Joint Proxy Statement/Prospectus of the Merger and the principal terms of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as ANNEX I and is incorporated herein by reference.

BACKGROUND TO THE MERGER

     In November of 1990, Peter C. Valli, then Chairman, President and Chief Executive Officer of BW/IP, approached John S. Haddick, then President and Chief Executive Officer of Durco, about a possible strategic combination involving the two companies. Subsequent meetings were held among Mr. Haddick, Mr. Valli, and Mr. Bruce E. Hines and Mr. Gene Cross (the Chief Financial Officers of the respective companies). A joint confidentiality agreement was executed by the parties in January 1991 and a variety of financial and other information was exchanged. Discussions were terminated in March 1991 when BW/IP determined to pursue a possible initial public offering of BW/IP Common Stock. The initial public offering occurred in May 1991.

     In January of 1993, discussions commenced between the current Chairman, President and Chief Executive Officer of Durco, William Jordan, and the then President and Chief Operating Officer of BW/IP, Al Dubrow, about the potential for some form of joint venture or other strategic alliance between the pump operations of the two companies. Both companies thought substantial synergies could result from a broader line of pump products and coordinated or combined sales efforts with customers. These discussions evolved into a reconsideration of a combination of both businesses. Meetings with Peter Valli, William Jordan and other representatives of both companies were held to discuss and analyze the benefits of a merger and specific synergy savings that would be derived from the elimination of redundant operations, more efficient production capacity utilization and other measures. These discussions were ultimately discontinued.

     In March of 1995, William Jordan and Peter Valli met and outlined their mutual vision of a new company that could be formed by the merger of Durco and BW/IP, including certain significant organizational and governance issues. On April 26, 1995, BW/IP and Durco signed new confidentiality agreements and further discussions were held between William Jordan and Bruce Hines at Durco, and Peter Valli and Gene Cross at BW/IP, concerning a possible merger of the companies, potential synergies that would result from such a merger and the benefits to stockholders of combining the businesses of BW/IP and Durco. These discussions were discontinued in July of 1995.

     There were no further strategic discussions between the two companies until Mr. Jordan telephoned Peter Valli on September 17, 1995, and the two met on Friday, September 22, to discuss whether to renew discussions of a strategic combination of the companies. A subsequent meeting was held in New York between Mr. Valli, Mr. Jordan and other representatives of both companies, at which it was concluded that neither BW/IP nor Durco believed it was the appropriate time to continue such discussions.

     In April of 1996, William Jordan telephoned Bernard Rethore, the successor to Peter Valli as President and CEO of BW/IP, and suggested they meet to get acquainted and revisit earlier discussions of a strategic combination of the two companies. Mr. Jordan and Mr. Rethore met later that month to discuss the possibility of building a strong international company by joining the complementary businesses of Durco and BW/IP. Follow up discussions were held in May, and a further meeting between Mr. Jordan and Mr. Rethore was held on July 10, 1996, at which time a variety of conceptual issues were discussed, including the need to obtain authorization from both boards of directors prior to initiating any further work. On July 30, 1996, Mr. Jordan telephoned Mr. Rethore to advise him that at that time the Durco Board did not wish to pursue a strategic combination with BW/IP.

     At a regularly scheduled meeting of the Durco Board held on February 17, 1997, the Durco Board reviewed the possibility of authorizing Mr. Jordan to contact his counterpart at BW/IP to further explore a possible corporate combination. Before authorizing such a conversation the Board requested a specific financial analysis of such a corporate combination on a "pro forma" basis, which the Durco Board reviewed at a special telephone meeting held on February 28.

     On March 1, 1997, Mr. Jordan called Mr. Rethore to re-open the discussions. At a meeting between Mr. Rethore and Mr. Jordan on March 6, 1997, they discussed their common vision of the industry, the substantial benefits to stockholders of merging the companies and the common values exemplified by the two companies. Mr. Jordan reported the results of these discussions to the Durco Board in a special telephone conference meeting held on March 10, 1997, and the Durco Board authorized Mr. Jordan to continue these discussions. The Executive Committee of the BW/IP Board met on March 11 and was briefed by Mr. Rethore on his discussions with Mr. Jordan and the possible synergies that would result from a strategic combination with Durco. The Executive Committee unanimously approved the execution by Mr. Rethore of new confidentiality and standstill agreements with Durco, and the use of Merrill Lynch to provide financial advisory services in connection with analysis of a potential merger of equals with Durco.

     On March 14, 1997, Mr. Rethore called Mr. Jordan to initiate a meeting between working groups of both companies, which ultimately included Mr. Rethore and other members of BW/IP senior management, and Mr. Jordan and other members of Durco senior management. Mr. Jordan and Mr. Rethore met on March 31 to confirm the general outline for a merger of equals and signed mutual confidentiality and standstill agreements in anticipation of the working groups meeting later that week. Prior to the working groups meeting, Mr. Jordan conducted, on April 1, a telephonic meeting of the Durco Board to discuss the tentatively resolved merger issues and the then open items. The working groups met in New York during the days of April 2 and 3, at which time the groups reviewed each other's strategic plans, vision of the industry, historical and projected financial performance information, the rationale for the Merger and the process for moving forward with the transaction. Frequent contacts between members of the working groups continued as analytical work continued on the synergy benefits of the proposed merger of equals.

     The BW/IP Board conducted a telephonic meeting on April 7 to discuss the governance of the combined company in the event the proposed transaction with Durco was consummated. On April 9, Mr. Rethore and Mr. Jordan met to review the status of the merger discussions and further discuss governance of the combined company following the Merger.

     On April 23, Mr. Rethore met with the Executive Committee of the Durco Board and had dinner with the Durco Board. On the following day, Mr. Rethore and Mr. Jordan made a joint presentation to the Durco Board that described both companies, their products, markets, geographic coverage, future outlook and certain historical and projected financial information, reasons for merging, and synergy benefits of the Merger. On April 25, Mr. Jordan and Mr. Rethore made a similar presentation to a special meeting of the BW/IP Board. Following the joint presentation at both meetings, the Boards of Directors of Durco and BW/IP engaged in an extended discussion with the other's chief executive officer concerning their vision of the Merger, synergies and other aspects of the proposed transaction. At the Durco Board meeting, one director raised for discussion by the Durco Board his concerns that the Merger might be dilutive to Durco shareholders, that the projected stand-alone financial prospects for Durco might be overly conservative and those for BW/IP might be overly optimistic, that Durco and BW/IP might have difficulty integrating their management in the "merger of equals" structure of the Merger and that Mr. Rethore, who would be the chief executive officer of the combined company, had been chief executive officer of BW/IP for fewer than two years. This director asked the Board to consider the proposed Merger as compared with two alternatives that might be superior to a merger of equals transaction: (i) continued stand-alone operation of Durco; and (ii) the possible outright sale of Durco. Those matters were fully explored and discussed by the Durco Board.

     Following the discussions at the two Board meetings, both Boards of Directors endorsed moving forward with more detailed due diligence investigations of the other company, and further negotiations of a proposed merger agreement.

     On April 30 and May 1, working groups from both companies, including outside counsel, economists and representatives of Salomon and Merrill Lynch met in St. Louis to review in detail the long range strategic plans and planning process of the other, and the future outlook and synergy analysis that had been previously done by members of the working group, as well as regulatory approvals which would be required to effect the Merger. At these meetings the outside legal counsel and general counsels of Durco and BW/IP discussed various provisions in a draft Merger Agreement that had been previously circulated, as well as drafts of the

Stock Option Agreements. Salomon and Merrill Lynch participated in the review and discussion of strategic plan information and various financial analyses. Daily contacts between various members of the working groups and CEO's of both companies continued during the period between the St. Louis working groups meetings and May 5, 1997.

     On the evening of May 5, at a special meeting, the Durco Board of Directors was updated by its management, legal counsel, financial advisors and consultants as to the status of previously unresolved issues. All Durco directors participated in the special meeting in person or by telephone. In addition, management and legal counsel reviewed the material terms of the Merger Agreement and the terms of employment of Mr. Rethore and Mr. Jordan, and Salomon updated financial and other information concerning Durco, BW/IP, the combined companies and the Exchange Ratio. At the special meeting, Salomon orally delivered its fairness opinion to the Durco Board to the effect that, as of May 5, the Exchange Ratio of 0.6968 shares of Durco Common Stock for each share of BW/IP Common Stock was fair to the holders of Durco Common Stock from a financial point of view. The Durco Board reviewed the financial analyses utilized by Salomon in arriving at its opinion, as well as Durco's historic performance, shareholder returns and financial prospects as a stand-alone company. The Durco Board also heard a report by legal counsel of the legal due diligence audit conducted, as well as an analysis by Ernst & Young, Durco's independent public auditors, of the financial due diligence work that Ernst & Young had conducted on BW/IP. The Durco Board furthermore reviewed a report by Ernst & Young on the qualification of the proposed transaction for "pooling-of-interests" accounting treatment. After questioning the meeting's presenters, the Durco Board discussed in detail the rationale for the Merger, the financial prospects of BW/IP and the potential synergies available. Following extensive discussion and consideration of the presentations and analyses delivered at the meeting and prior meetings, the Durco Board, by unanimous vote, approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement and the Stock Option Agreements.

     On the evening of May 5, at a special meeting, the BW/IP Board was updated by its management, legal counsel, financial advisors and consultants as to the status of previously unresolved issues. All BW/IP directors participated in the special meeting in person or by telephone, except one director who was unavailable. Management and legal counsel reviewed and answered questions of directors with respect to the material terms of the Merger Agreement, the terms of employment of Mr. Jordan and Mr. Rethore, the Board's fiduciary duties and other relevant legal issues. In addition Merrill Lynch summarized its analyses, and updated financial and other information concerning Durco, BW/IP, the combined companies and the Exchange Ratio. The Board also received and discussed reports concerning the results of the due diligence review of the financial condition, prospects and operations of Durco, and a further review of the rationale for the Merger and the synergies anticipated. At the special meeting, Merrill Lynch delivered a draft of its fairness opinion to the BW/IP Board to the effect that the Exchange Ratio of 0.6968 shares of Durco Common Stock for each share of BW/IP Common Stock was fair, from a financial point of view, to the holders of BW/IP Common Stock. An additional special meeting was held by telephone on the morning of May 6, except that, in addition to the director who was unavailable, one director could not be contacted. Following discussion and consideration of the presentations delivered and analyses considered at the meeting and prior meetings, including the May 5 meeting, the BW/IP Board, by the unanimous vote of those present, approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement and the Stock Option Agreements. The executed written opinion of Merrill Lynch, dated May 6, was delivered to the Board at the meeting.

     On the morning of May 6, Durco and BW/IP executed and delivered the Merger Agreement and the Stock Option Agreements.

REASONS FOR THE MERGER AND BOARD RECOMMENDATIONS

  Reasons for the Merger and Accompanying Factors, Issues and Information Considered by the Boards.

     Each of the Durco Board, by a unanimous vote, and the BW/IP Board, by a unanimous vote of those present (collectively, the "Boards") has approved the Merger, and the Boards recommend that you vote "For" the proposals described in this Joint Proxy Statement/Prospectus. The following briefly describes the material reasons, factors, issues and information taken into account by the Boards in reaching their conclusions in addition to the factors described above in "THE MERGER -- Background to the Merger";

          (i) the strategic fit between Durco and BW/IP, including the opportunity for significant cost savings and estimated synergies of $35-$45 million over the next three years, and the fact that the Merger will create a leading global supplier of both ANSI and API pumps and seals to an enlarged customer base;

          (ii) the shared vision of each company to build a leading global supplier of fluid handling and control equipment by bringing together the complementary product lines of both companies and the compatibility and strengths of the senior management teams of the two companies;

          (iii) the current industry, economic and market conditions, including ITT Industries' pending acquisition of Goulds Pumps and the extent to which that acquisition responds to trends in industry consolidation;

          (iv) the extent to which business cycles could affect the combined company's financial performance, including the Boards' belief that the results of operations of the combined company are likely to be less cyclical due to increased geographic and market diversity;

          (v) the opportunity for enhanced research and development capabilities, accelerated new product development and flexible adaptation to global customer demands;

          (vi) the fact that the combined company should have the size, broad product range and increased local presence in many markets to increase sales growth;

          (vii) the terms and structure of the transaction and the terms and conditions to the Merger Agreement, and fairness, from a financial viewpoint, thereof, including the reasonableness of the transaction's structure as a merger of equals rather than a sale or acquisition, the integration of the management of Durco and BW/IP in the combined company and, in the case of the Durco Board, the ability and past performance of Mr. Rethore;

          (viii) the intended tax and accounting treatment for the Merger;

          (ix) the fact that the Exchange Ratio was based on the closing prices of Durco Common Stock and BW/IP Common Stock over a period prior to the execution of the Merger Agreement, the potential dilutive or accretive effect, if any, of the Exchange Ratio and the fact that the Exchange Ratio did not provide a premium to either the Durco Stockholders or BW/IP Stockholders;

          (x) the opinions of each company's financial advisor to the effect that, as of the date of such advisors' opinion, the Exchange Ratio was fair from a financial point of view to the stockholders of such company;

          (xi) the forecasted financial prospects of Durco and BW/IP each as stand-alone companies, including the reasonableness of those forecasts and the likelihood that they would be achieved; and

          (xii) the interests of each company's officers and directors in the Merger, and the impact of the Merger on the customers and employees of each company.

     The foregoing discussion of the reasons, factors, issues and information considered and given weight by each Board is not intended to be exhaustive. In view of the variety of reasons, factors, issues and information considered in connection with each Board's evaluation of the Merger, neither Board assigned any relative or specific weight to those specific considerations and individual directors may have given differing weights to different considerations.

     Durco Board Recommendations. The Durco Board has determined that the Merger is fair to, and in the best interests of, the Durco stockholders, and has, by a unanimous vote, approved the Merger, the Merger Share Issuance, the Name Change and the Authorized Share Increase. The Durco Board unanimously recommends that the stockholders of Durco vote to approve each of the Merger Share Issuance, the Name Change and the Authorized Share Increase.

     BW/IP Board Recommendation. The BW/IP Board has, by a unanimous vote of those present, determined that the Merger is fair to, and in the best interests of, the stockholders of BW/IP, and has approved the Merger Agreement and the Merger. The BW/IP Board, by a unanimous vote of those present, recommends that the stockholders of BW/IP vote to adopt the Merger Agreement.

OPINIONS OF FINANCIAL ADVISORS

     Opinion of the Financial Advisor to Durco. Salomon has acted as a financial advisor to Durco in connection with the Merger. Salomon was not requested to recommend the amount of consideration to be received by Durco stockholders; it was requested to evaluate the fairness from a financial point of view of Exchange Ratio to the holders of Durco Common Stock, which Exchange Ratio was determined by negotiation between Durco and BW/IP. At the meeting of the Durco Board held on May 5, 1997, Salomon delivered its oral opinion, and confirmed such opinion in writing that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Durco Common Stock. Salomon has also delivered to the Durco Board a substantially identical opinion dated June 17, 1997, to the same effect (the "Salomon Opinion"). No limitations were imposed by the Durco Board upon Salomon with respect to the investigation made or the procedures followed by Salomon in rendering the Salomon Opinion.

     The full text of the Salomon Opinion is set forth as ANNEX IV to this Joint Proxy Statement/ Prospectus and sets forth the assumptions made, procedures followed and matters considered and limitations on the review undertaken by Salomon. Holders of Durco Common Stock are urged to read the Salomon Opinion in its entirety. The summary of the Salomon Opinion as set forth in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering the Salomon Opinion, Salomon, among other things: (i) reviewed the Merger Agreement, including the exhibits thereto and certain documents referred to therein; (ii) reviewed certain publicly available business and financial information concerning Durco; (iii) reviewed certain publicly available business and financial information concerning BW/IP; (iv) reviewed certain publicly available information concerning the industry in which Durco and BW/IP operate; (v) reviewed and analyzed certain financial forecasts and other non-public financial and operating data concerning the businesses and operations of Durco and BW/IP that were provided to or reviewed for Salomon by managements of Durco and BW/IP, respectively; (vi) reviewed certain publicly available financial forecasts of Durco and BW/IP; (vii) reviewed certain publicly available information with respect to certain other companies that Salomon believed to be comparable in certain respects to Durco and BW/IP and the trading markets for such other companies' securities; (viii) reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, Durco Common Stock and BW/IP Common Stock; (ix) analyzed certain information concerning cost savings and combination benefits expected to result from the Merger that was provided to or reviewed for Salomon by the managements of Durco and BW/IP; and (x) considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as Salomon deemed relevant to its inquiry. Salomon also discussed with certain officers and employees of Durco and BW/IP the foregoing, including the past and current business operations, financial condition and prospects of Durco and BW/IP, respectively, before, and after giving effect to, the Merger, as well as other matters Salomon believed to be relevant to its inquiry. However, it should be noted that, within the context of its engagement by Durco, Salomon was not authorized to and did not solicit alternative offers for Durco or its assets, or investigate any other alternative transactions which may be available to Durco.

     In its review and analysis and in arriving at the Salomon Opinion, Salomon assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Salomon, or publicly available. With respect to Durco's and BW/IP's financial projections, as well as the information concerning cost savings and combination benefits provided to or reviewed for Salomon by the managements of Durco and BW/IP, Salomon assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Durco or BW/IP, as the case may be, as to the future financial performance of Durco or BW/IP, as the case may be, and as to the cost savings and combination benefits expected to result from the Merger. Salomon expressed no view as to such information or the assumptions on which they are based. Salomon did not assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Durco or BW/IP.

     For purposes of rendering the Salomon Opinion, Salomon assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver thereof. Salomon also assumed that all material governmental, regulatory or other consents and approvals would be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either Durco or BW/IP is a party, as contemplated by the Merger Agreement, no restrictions would be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the Merger. In addition, Salomon assumed that the Merger will qualify for pooling-of-interests accounting principles and as a tax-free reorganization for United States Federal income tax purposes.

     The following is a summary of the analyses performed by Salomon in connection with the preparation of its opinion rendered to the Durco Board on May 5, 1997.

  Financial Valuation Analysis

     Selected Public Company Operating Performance Analysis. Using publicly available information, Salomon compared each of Durco and BW/IP to the following five publicly traded pump and seal companies: Roper Industries, Inc., Watts Industries Inc., IDEX Corp., Goulds Pumps, Inc. and Keystone International Inc. (the "Selected Pump and Seal Companies"). With respect to Durco, BW/IP and the Selected Pump and Seal Companies, Salomon compared: (i) 3 year revenue growth, which ranged from 3.5% to 26.0% with a median (not including Durco and BW/IP) of 13.3%; latest twelve months ("LTM") earnings before interest and taxes ("EBIT") margins, which ranged from 8.3% to 19.3% with a median (not including Durco and BW/IP) of 11.7%; 3 year average EBIT margins, which ranged from 7.4% to 21.3% with a median (not including Durco and BW/IP) of 13.5%; 3 year earnings per share ("EPS") growth, which ranged from 4.2% to 25.0% with a median (not including Durco and BW/IP) of 13.4%; 5 year projected EPS growth, which ranged from 10.0% to 21.0% with a median (not including Durco and BW/IP) of 12.0%; and market price to estimated 1997 EPS ("1997E EPS") ratios which ranged from 11.8x to 15.4x with a median (not including Durco and BW/IP) of 14.2x.

     Common Stock Trading Comparison.  Salomon compared: (i) the stock prices;
(ii) market capitalization (defined as share price multiplied by total shares outstanding); (iii) dividend yields; (iv) total debt to market capitalization ratios; (v) stock price to LTM EPS ratios; (vi) stock price to 1997E EPS ratios;
(vii) stock price to estimated 1998 EPS ratios; (viii) firm values (defined as market capitalization plus total debt, preferred stock and minority interest less cash and cash equivalents); (ix) firm value to LTM revenues ratios; (x) firm value to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") ratios; and (xi) firm value to LTM EBIT ratios of each of Durco and BW/IP with such figures for each of the Selected Pump and Seal Companies and with the mean and median of such figures for the Selected Pump and Seal Companies.

     Financial Contribution Analysis. Using management projections, Salomon derived implied exchange ratios of Durco Common Stock to BW/IP Common Stock by analyzing the contribution of each of Durco and BW/IP to (i) sales for 1996 and 1997, resulting in implied exchange ratios ranging from 0.8129x to 0.8613x; (ii) EBIT for 1996 and 1997, resulting in implied exchange ratios ranging from 0.6472x to 0.6958x; (iii) net income for 1997 through 2001, resulting in implied exchange ratios ranging from 0.6018x to 0.7513x; and (iv)cumulative net income for 1996 through 2001, resulting in an implied exchange ratio of 0.6930. Salomon also derived an implied exchange ratio of 0.7122x based on the market capitalization of Durco and BW/IP as of May 2, 1997.

     BW/IP Public Market Valuation. Salomon derived implied values per share of BW/IP Common Stock by multiplying BW/IP's (i) LTM revenues, (ii) LTM EBITDA,
(iii) LTM EBIT, (iv) 1996 net income,

(v) management's estimate of 1997 net income and (vi) management's estimate of 1998 net income by ranges of multiples it derived from its analysis described in "-- Common Stock Trading Comparison" above.

Analysis of Merger Consequences

     Pro Forma Combined Financial Summary. Assuming a 0.6968 Exchange Ratio of Durco Common Stock for BW/IP Common Stock and pooling-of-interests accounting treatment, including synergies and excluding restructuring and other one-time costs, Salomon used management projections to arrive at sales, EBIT, net income, EPS, free cash flow (defined as cash flow from operations less capital expenditures) and the ratio of total debt to total capital for each of the fiscal years from 1996 to 2001 on a pro forma basis.

     Pro Forma Combination Analysis. Assuming a 0.6968 Exchange Ratio of Durco Common Stock for BW/IP Common Stock, pooling-of-interests accounting treatment and management projections, including synergies and excluding restructuring and other one-time costs, Salomon analyzed projections of pro forma effect on earnings per share for the fiscal years 1997 through 2001 both with and without synergies.

     The Salomon Opinion is necessarily based upon conditions as they existed and could be evaluated on the date thereof. The Salomon Opinion does not imply any conclusion as to the likely trading range for Flowserve Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The Salomon Opinion does not address Durco's underlying business decision to effect the Merger. Further, the Salomon Opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Durco Common Stock and does not constitute a recommendation concerning how holders of Durco Common Stock should vote with respect to the Merger Share Issuance or each of the Certificate Amendments.

     The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above does not purport to be a complete description of the analyses underlying the Salomon Opinion or of Salomon's presentation to the Durco Board. Salomon believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion.

     In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Durco or BW/IP. The analyses which Salomon performed are not necessarily indicative of actual values or factual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon's analysis of the fairness, from a financial point of view, of the Exchange Ratio to the holders of Durco Common Stock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future.

     The projections furnished to Salomon and used in formulating the Salomon Opinion were provided to Salomon by the management of each of Durco and BW/IP. Durco and BW/IP do not publicly disclose internal management projections of the type provided to Salomon in connection with the review of the Merger and, accordingly, such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     In the ordinary course of its business, Salomon may actively trade the equity securities of Durco and BW/IP for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pursuant to an engagement letter dated April 17, 1997, Durco agreed to pay Salomon a fee of (i) $300,000 in connection with delivery of the opinion dated May 5, 1997 plus (ii) an additional advisory fee payable upon the closing of the Merger. Durco also agreed, under certain circumstances, to reimburse Salomon for certain out-of-pockets expenses incurred by Salomon in connection with the Merger, and agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the Federal securities laws, relating to or arising out of its engagement.

     Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. The Durco Board retained Salomon based on Salomon's expertise in the valuation of companies as well as its familiarity with companies in the fluid handling industry.

     Opinion of Financial Advisor to BW/IP. On May 6, 1997, Merrill Lynch delivered its written opinion, which opinion was confirmed in a written opinion dated the date of this Joint Proxy Statement/Prospectus, to the BW/IP Board to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review set forth in such opinions, the Exchange Ratio was fair from a financial point of view to holders of BW/IP Common Stock (other than Durco and its affiliates). References herein to the "Merrill Lynch Opinion" refer to the opinion dated the date of this Joint Proxy Statement/Prospectus.

     A COPY OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX V TO THIS JOINT PROXY STATEMENT/PROSPECTUS. BW/IP STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS INTENDED FOR THE USE AND BENEFIT OF THE BW/IP BOARD, WAS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO THE HOLDERS OF BW/IP COMMON STOCK (OTHER THAN DURCO AND ITS AFFILIATES) FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things, (i) reviewed certain publicly available business and financial information relating to BW/IP and Durco which Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of BW/IP and Durco, as well as the amount of and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to Merrill Lynch by BW/IP and Durco, respectively; (iii) conducted discussions with members of senior management and representatives of BW/IP and Durco concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger, and the Expected Synergies; (iv) reviewed the market prices and valuation multiples for the BW/IP Common Stock and the Durco Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant; (v) reviewed the results of operations of BW/IP and Durco and compared them with those of certain companies which Merrill Lynch deemed to be relevant; (vi) reviewed the potential pro forma impact of the Merger; (vii) reviewed the Merger Agreement; and (viii) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not independently verify such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of BW/IP or Durco and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not conduct any physical inspection of the properties or facilities of BW/IP or Durco. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by BW/IP or Durco, Merrill Lynch assumed that they had been reasonably prepared and at that time reflected the best available estimates and judgment of BW/IP's or Durco's management as to the expected future financial performance of BW/IP or Durco, as the case may be, and the Expected Synergies. Merrill Lynch further assumed that the Merger would be accounted for as a pooling of interests under generally accepted accounting principles and that it would qualify as a tax-free reorganization for U.S. federal income tax purposes. The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the Merrill Lynch Opinion. The Merrill Lynch Opinion did not address the merits of the underlying decision by BW/IP to engage in the Merger.

     Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents and approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Merger.

     In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch was not authorized by BW/IP or the BW/IP Board to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of BW/IP. In addition, Merrill Lynch expressed no opinion as to the prices at which the Durco Common Stock would trade following the announcement or consummation of the Merger.

     The following is a summary of certain financial and comparative analyses performed by Merrill Lynch in arriving at its opinion dated May 6, 1997.

     Trading Ratio Analysis. Merrill Lynch reviewed the per share daily closing market price movements of BW/IP Common Stock and Durco Common Stock for the one-year and three-year periods ending May 2, 1997. Merrill Lynch also compared the per share daily closing market prices of BW/IP Common Stock and Durco Common Stock during such periods to each other, the Standard & Poor's Index, and an index composed of the following companies: IDEX Corporation, Keystone International, Inc., Robbins & Myers, Inc. and Watts Industries, Inc. (collectively, the "Comparable Companies").

     Merrill Lynch also reviewed the historical ratios implied by the daily closing prices per share of BW/IP Common Stock to those of Durco Common Stock (the "Historical Trading Ratios") for the one-year period ending May 2, 1997, and the average of such Historical Trading Ratios for the 5-day, 15-day, 30-day, one-year and two-year periods ending May 2, 1997, and compared such Historical Trading Ratios to the proposed Exchange Ratio of 0.6968. This analysis showed that the average Historical Trading Ratios for the 5-day, 15-day, 30-day, one-year and two-year periods ending May 2, 1997 were 0.675, 0.697, 0.694, 0.669 and 0.682, respectively, and that the maximum and minimum Historical Trading Ratios during the period beginning January 1, 1997 and ending May 2, 1997 were
0.739 and 0.608, respectively.

     Discounted Cash Flow Analysis. Merrill Lynch performed a DCF analysis for each of BW/IP and Durco using both management projections (the "Management Case") and publicly available research analyst projections (the "Street Case"). The DCF was calculated for each of BW/IP and Durco assuming discount rates ranging from 10.5% to 12.5%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for fiscal years 1997 to 2001, and (ii) the fiscal year 2001 terminal value based upon a range of multiples from 6.0x to 8.0x of projected EBITDA for the fiscal year 2001.

     Based upon the estimated valuation ranges of BW/IP and Durco set forth above, Merrill Lynch calculated an implied exchange ratio of a share of BW/IP Common Stock to a share of Durco Common Stock ranging from (i) 0.694 to 0.772 for the Management Case and 0.587 to 0.612 for the Street Case (obtained by comparing the highest estimated valuation of BW/IP Common Stock to the highest estimated valuation of Durco Common Stock and the lowest estimated valuation of BW/IP Common Stock to the lowest estimated valuation of Durco Common Stock), and
(ii) 0.510 to 0.984 for the Management Case and 0.430 to 0.837 for the Street Case (obtained by comparing the highest estimated valuation of BW/IP Common Stock to the lowest estimated valuation of Durco Common Stock and the lowest estimated valuation of BW/IP Common Stock to the highest estimated valuation of Durco Common Stock), and in each case compared the range of implied exchange ratios to the proposed Exchange Ratio of 0.6968.

     Contribution Analysis. Merrill Lynch estimated the contribution of each of BW/IP and Durco to the pro forma combined company (excluding Expected Synergies) with respect to net income for fiscal years 1997 and 1998 for the Management Case and the Street Case. The analysis yielded implied ratios of a share of

BW/IP Common Stock to a share of Durco Common Stock of 0.604 and 0.648 for fiscal years 1997 and 1998, respectively, for the Management Case, and 0.598 and
0.608 for fiscal years 1997 and 1998, respectively, for the Street Case.

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond BW/IP's and Durco's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

     The BW/IP Board selected Merrill Lynch to act as its financial advisor on the basis of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the Merger and because it is familiar with BW/IP and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     Pursuant to a letter agreement dated May 16, 1995 (the "Merrill Letter Agreement"), BW/IP has agreed to pay Merrill Lynch (i) a fee of $250,000 payable upon the execution of the Merger Agreement and (ii) an additional fee in an amount equal to 0.75% of the aggregate purchase price payable upon the closing of the Merger (for which purposes "purchase price" means the aggregate fair market value of any securities issued in connection with the Merger, determined by BW/IP and Merrill Lynch on the date of the closing of the Merger and the fair market value of all indebtedness of BW/IP or any subsidiary of BW/IP, which is assumed or acquired by Durco in the Merger or retired or defeased in connection with the Merger), against which the fee described in clause (i) and an initial retainer in the amount of $250,000 will be credited. Under the Merrill Letter Agreement, Merrill Lynch was also retained to provide certain other financial advisory services, including advice in connection with strategic, financial and shareholder relations matters. In addition, BW/IP has agreed to reimburse Merrill Lynch for its reasonable expenses (including the reasonable fees and disbursements of its legal counsel) and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Merrill Lynch has, in the past, provided financial advisory services to BW/IP and has received fees for rendering such services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade BW/IP Common Stock, as well as Durco Common Stock and other securities of Durco, for Merrill Lynch's own account and for the account of Merrill Lynch's customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

     It is a condition to the Merger that it qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Durco and BW/IP will be carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two companies; income of the combined corporation will include income of Durco and BW/IP for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation for those prior periods. Durco and BW/IP will obtain from their respective independent accountants a letter stating that the Merger will qualify for pooling-of-interests accounting treatment.

FORM OF THE MERGER

     Subject to the terms and conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in the Merger Agreement), Sub will be merged with and into BW/IP. BW/IP will be the surviving corporation in the Merger, and will continue its corporate existence under Delaware law as a wholly owned subsidiary of Durco. The certificate of incorporation of BW/IP as in effect as of the Effective Time will become the certificate of incorporation of the surviving corporation, and the by-laws of Sub as in effect as of the Effective Time will become the by-laws of the surviving corporation. See "Certain Provisions of the Merger Agreement and Related Agreements and Documents -- Certificate of Incorporation of BW/IP" and "Certain Provisions of the Merger Agreement and Related Agreements and Documents -- By-laws of BW/IP" below.

MERGER CONSIDERATION

     At the Effective Time, each outstanding share of BW/IP Common Stock, other than certain shares owned by BW/IP or Durco and treasury shares, will be converted into the right to receive 0.6968 fully paid and nonassessable shares of Flowserve Common Stock (except that cash will be paid in lieu of fractional shares as described under "-- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" below). As of the Effective Time, all such shares of BW/IP Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of BW/IP Common Stock will cease to have any rights in respect thereof. See "-- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares." The Exchange Ratio was determined through arm's-length negotiations between BW/IP and Durco and is equal to the quotient obtained by dividing (i) the average of the closing price of BW/IP Common Stock for the 15 trading days ending on May 2, 1997 by (ii) the average of the closing prices of Durco Common Stock for the 15 trading days ending May 2, 1997.

     Any shares of BW/IP Common Stock owned immediately prior to the Effective Time by BW/IP or Durco and treasury shares will be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of BW/IP Common Stock into the right to receive Flowserve Common Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, National City Bank, in its capacity as Exchange Agent (the "Exchange Agent") will send a transmittal letter to each former BW/IP stockholder. The transmittal letter will contain instructions with respect to obtaining shares of Flowserve Common Stock in exchange for shares of BW/IP Common Stock.

     BW/IP STOCKHOLDERS AND DURCO STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After the Effective Time, each certificate that previously represented shares of BW/IP Common Stock will represent only the right to receive the Flowserve Common Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of Flowserve Common Stock as described below.

     Holders of certificates previously representing BW/IP Common Stock will not be paid dividends or distributions on the Flowserve Common Stock into which such shares have been converted with a record date after the Effective Time, and will not be paid cash in lieu of fractional shares of Flowserve Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of Flowserve Common Stock payable as described below will be paid without interest.

     In the event of a transfer of ownership of BW/IP Common Stock which is not registered in the records of BW/IP's transfer agent, a certificate representing the proper number of shares of Flowserve Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if such certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such issuance will pay any transfer or other taxes required by reason of the issuance of shares of Flowserve Common Stock to a person other than the registered holder of such certificate or establish to the satisfaction of Flowserve that such tax has been paid or is not applicable.

     All shares of Flowserve Common Stock issued upon conversion of shares of BW/IP Common Stock (including any cash paid in lieu of any fractional shares of Flowserve Common Stock), will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BW/IP Common Stock, subject, however, to Flowserve's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by BW/IP on such shares of BW/IP Common Stock in accordance with the Merger Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     No fractional shares of Flowserve Common Stock will be issued to any BW/IP stockholder upon surrender of certificates previously representing BW/IP Common Stock. Promptly after the Effective Time, the Exchange Agent will determine the excess of (i) the number of whole shares of Flowserve Common Stock delivered to the Exchange Agent by Flowserve over (ii) the aggregate number of whole shares of Flowserve Common Stock to be distributed to former holders of BW/IP Common Stock (such excess being the "Excess Shares"). The Exchange Agent will sell the Excess Shares on the NYSE in accordance with the terms of the Merger Agreement and will hold the proceeds in trust for the former holders of BW/IP Common Stock (the "Common Shares Trust"). The Exchange Agent shall make available to each former holder of BW/IP Common Stock the amount, if any, determined by multiplying the amount comprising the Common Shares Trust by a fraction the numerator of which is the fractional share interest to which such holder would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all former holders of BW/IP Common Stock are entitled. Alternatively, Flowserve may elect, for each fractional share that would otherwise be issued, to make available to such stockholders an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Durco Common Stock on the NYSE on the date on which the Merger is completed (the "Closing Date").

EFFECTIVE TIME

     The Effective Time will be the time of the filing of the Certificate of Merger with the Delaware Secretary of State or such later time as is agreed upon by BW/IP and Sub and specified in the Certificate of Merger. The filing of the Certificate of Merger will occur as soon as practicable, but no later than the second business day, after satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement unless another date is agreed to in writing by BW/IP and Durco.

STOCK EXCHANGE LISTINGS

     It is a condition to the consummation of the Merger that all shares of Flowserve Common Stock (including shares issued pursuant to the Merger) be approved for listing on the NYSE, subject to official notice of issuance.

FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes all the material United States Federal income tax consequences of the Merger assuming that it is consummated as contemplated by this Joint Proxy Statement/Prospectus. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions and administrative rulings as of the date hereof, all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Merger. The tax treatment of a stockholder may vary depending upon the stockholder's particular situation, and certain stockholders (including individuals who hold options in respect of BW/IP Common Stock, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. Neither Durco nor BW/IP has requested or will request an advance ruling from the Internal Revenue Service (the "Service") as to the tax consequences of the Merger.

     EACH BW/IP STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned upon the receipt of opinions of Shearman & Sterling, counsel to BW/IP, and Cravath, Swaine & Moore, counsel to Durco, as to the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code. These opinions will state that the Merger will qualify as a reorganization under
Section 368(a) of the Code and each of BW/IP and Durco will be a party to that reorganization within the meaning of Section 368(b) of the Code.

     An opinion of counsel is not binding on the Service or the courts. Further, the opinions of Shearman & Sterling and Cravath, Swaine & Moore referred to above are based on, among other things, current law and certain representations as to factual matters made by, among others, BW/IP and Durco which, if incorrect in certain material respects, would jeopardize the conclusions reached by counsel in their opinions. Neither BW/IP nor Durco is currently aware of any facts or circumstances that would cause any representations made by it to Shearman & Sterling and Cravath, Swaine & Moore to be untrue or incorrect in any material respect.

     If, as anticipated, the Merger qualifies as a tax-free reorganization under
Section 368(a) of the Code:

          (i) Except for any cash received in lieu of fractional shares and to the extent that any payment by Durco of transfer taxes is treated as taxable consideration received by the BW/IP stockholders, a stockholder will not recognize any income, gain or loss as a result of the receipt of Flowserve Common Stock.

          (ii) A BW/IP stockholder's tax basis for the shares of Flowserve Common Stock, including any fractional share interest for which cash is received, will equal such stockholder's tax basis in shares of BW/IP Common Stock held immediately before the Merger.

          (iii) A BW/IP stockholder's holding period for the Flowserve Common Stock, including any fractional share interest for which cash is received, will include the period during which the shares of BW/IP Common Stock were held, provided that the shares of BW/IP Common Stock were held as capital assets at the Effective Time.

          (iv) Cash received by a BW/IP stockholder in lieu of a fractional share interest of Flowserve Common Stock will be treated as having been received in exchange for the fractional share interest of Flowserve Common Stock that the stockholder would otherwise have been entitled to receive. This receipt of cash will result in gain or loss measured by the difference between the tax basis allocable to the fractional share interest and the amount of cash received. The gain or loss will be capital gain or loss to the stockholder, provided that the BW/IP Common Stock was a capital asset in the stockholder's hands at the Effective Time.

     BW/IP believes that transfer taxes payable as a consequence of the Merger should not be material. As a result, BW/IP stockholders should not recognize any material amount of taxable consideration ("boot") in the Merger.

     Durco stockholders will not be taxed as a result of the Merger.

     Backup Withholding. Under the backup withholding rules, a holder of Flowserve Common Stock may be subject to backup withholding at the rate of 31% with respect to cash received in exchange for the fractional share interest unless the stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number and certifies that the taxpayer identification number is correct and the taxpayer is not subject to backup withholding for specified reasons, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the stockholder's Federal income tax liability.

EFFECT ON AWARDS OUTSTANDING UNDER BW/IP STOCK PLANS

     Under the Merger Agreement, outstanding employee options to purchase BW/IP stock ("BW/IP Stock Options") will be amended and converted into an option to acquire the same number of shares of Durco Common Stock as the holder of such BW/IP Stock Options would have been entitled to receive pursuant to the Merger had such holder exercised such BW/IP Stock Options in full immediately prior to the Effective Time, at a price per share of Durco Common Stock equal to (A) the aggregate exercise price for the share of BW/IP Common Stock otherwise purchasable pursuant to such BW/IP Stock Options divided by (B) the aggregate number of shares of Durco Common Stock deemed purchasable pursuant to such BW/IP Stock Options; provided that adjustments with respect to any BW/IP Stock Options which are "incentive stock options" as defined in Section 422 of the Code will be effected in a manner which is consistent with Section 424(a) of the Code. In addition, BW/IP's Board (or, if appropriate, any committee administering the BW/IP Stock Plans) will take all reasonable efforts so that options and stock appreciation rights granted under the BW/IP Stock Plans will not be cashed out as a result of the transactions contemplated by the Merger Agreement.

     The Merger Agreement further provides that, except to the extent required under the Merger Agreement and to the extent required by the respective terms of the BW/IP Stock Options, all restrictions or limitations on transfer and vesting with respect to BW/IP Stock Options, to the extent that such restrictions or limitations have not already lapsed, will remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Durco as set forth in the Merger Agreement.

REGULATORY MATTERS AND THIRD PARTY APPROVALS

     Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Durco and BW/IP have each filed a Notification and Report Form for review under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. The HSR Act waiting period expired on June 14, 1997. However, the Federal Trade Commission and the Department of Justice continue to have authority to challenge the Merger on antitrust grounds before or after the Merger is completed.

     Durco and BW/IP conduct operations in a number of foreign countries where regulatory filings or approvals with applicable commissions and other authorities will be required in connection with the consummation of the Merger.

     BW/IP and Durco are parties to certain credit facilities, indentures, guarantees, licensing arrangements and other similar agreements. Consummation of the Merger may require the consent of, or waivers from, the other parties to certain of such agreements and may constitute a default resulting in termination, cancelation or acceleration thereunder if such consents or waivers are not obtained. Pursuant to the Merger Agreement, BW/IP and Durco have agreed to use best efforts to take all actions, and to cooperate with the other party in doing all things, necessary or advisable to obtain all consents, approvals or waivers from government authorities or third parties necessary for the consummation of the Merger.

     Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction which prohibits or restricts the consummation of the Merger. Durco and BW/IP believe that all material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST

     In considering the respective recommendations of the Durco Board and the BW/IP Board with respect to the Merger, stockholders of Durco and BW/IP should be aware that certain members of the Boards and management of Durco and BW/IP have interests in the Merger that are different from, or in addition to, the interests of stockholders of Durco or BW/IP. Such interests relate to or arise from, among other things, the terms of the Merger Agreement providing for (i) the Flowserve Board to consist of eleven members, five of whom have been designated by Durco, four of whom have been designated by BW/IP and the remaining two of whom will be agreed upon by the Flowserve Board, after consultation with the chief operating officer of Flowserve, from a targeted search of independent candidates not previously associated with the two companies, (ii) the division of certain senior management positions of Flowserve among the existing senior management of each of the companies, (iii) the indemnification of existing directors and officers of Durco and BW/IP and (iv) as described in Section 5.06 of the Merger Agreement, the stock options held by officers and directors of BW/IP will vest after the transaction. In addition, BW/IP maintains a charitable gift plan for its non-employee directors and the right of such directors to recommend a charitable gift will fully vest as a result of the transaction. All such additional interests are described below, to the extent material, and except as described below such persons have, to the knowledge of Durco and BW/IP, no material interest in the Merger apart from those of stockholders generally. The Durco Board and the BW/IP Board were each aware of, and considered the interests of, their respective directors and officers in approving the Merger Agreement and the Merger.

     Flowserve Board of Directors. Following the Effective Time, the Flowserve Board will consist of eleven directors, five of whom have been designated by Durco and four of whom have been designated by BW/IP. The Merger Agreement also requires that two mutually agreed upon "independent" directors who have not been associated with either Durco or BW/IP be added to the Flowserve Board by January 1, 1998. See "Directors and Executive Officers of Flowserve Following the Merger" for information pertaining to the initial members of the Flowserve Board.

     Flowserve Management. See "Directors and Executive Officers of Flowserve Following the Merger -- Executive Officers" for a discussion of certain members of the senior management of Flowserve.

EMPLOYMENT AGREEMENTS

     The Merger Agreement provides that on or prior to the Closing Date, Durco and BW/IP will enter into employment agreements with Messrs. William M. Jordan and Bernard G. Rethore (the "Executives") under terms set forth in Exhibits to the Merger Agreement (such agreements with Messrs. Jordan and Rethore, the "Employment Agreements") and with other individuals to be agreed upon by Durco and BW/IP in a form to be agreed upon by Durco and BW/IP. The Employment Agreements will have a five year term (the "Term") and, in Mr. Jordan's case, will automatically renew for one year periods unless notice is provided.

     Under the Employment Agreements, Mr. Rethore will initially serve as Chairman of the Board and Chief Executive Officer of Flowserve and Mr. Jordan will initially serve as President and Chief Operating Officer of Flowserve. After three years, Mr. Rethore will tender his resignation and, unless such resignation is rejected by vote of the Flowserve Board, he will serve as a consultant to the Flowserve Board for the final two years of his Employment Agreement. Upon Mr. Rethore's resignation, Mr. Jordan is to be appointed as Chairman of the Board and Chief Executive Officer of Flowserve.

     Pursuant to the Employment Agreements, each Executive will receive an annual base salary in an amount to be agreed on by the parties but in no event less than his salary as of the Effective Time and will have an annual bonus opportunity with a minimum target bonus of no less than 50% of base salary. The Executives also will participate in all incentive, savings, retirement and welfare benefit plans and programs applicable to other senior executives of Flowserve and its affiliates and on a basis at least as favorable as provided to other senior executives. In addition, Mr. Rethore will be provided full service credit for his years of service at BW/IP for purposes of eligibility, vesting and benefit accrual under the employee benefit plans and programs of Flowserve which he will participate in, including a supplemental retirement benefit at least as generous as that provided under his agreements with BW/IP.

     Under the Employment Agreements, in the event an Executive's employment is terminated by Flowserve without "Cause" or by the Executive for "Good Reason" (as each such term is defined below), the Executive will receive (i) a lump sum cash payment equal to the product of (A) the sum of salary and the highest annual and, where applicable, long-term bonuses paid to the Executive in the two years prior to termination, multiplied by (B) the greater of two and the number of full and partial years remaining in the Term; (ii) an amount equal to the actuarial equivalent of the additional pension benefit the Executive would have earned under Flowserve's applicable qualified and non-qualified defined benefit plans if his employment had continued for the longer of three years after termination or the end of the Term; (iii) continued participation in Flowserve's welfare benefit programs through the later of three years after termination or the end of the Term and service credit through the end of the Term for purposes of determining eligibility for retiree benefits under any applicable welfare benefit plan; (iv) accrued salary and bonus; (v) any other amount the Executive is entitled to receive under any applicable plan or program; and (vi) a gross-up payment for any excise taxes imposed on "excess parachute payments" (as defined in Section 280G of the Code) under Section 4999 of the Code.

     For purposes of the Employment Agreements, "Cause" will mean (i) the Executive's continuing willful failure to perform his duties with Flowserve after a written demand is delivered to the Executive by the Flowserve Board;
(ii) the Executive's willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to Flowserve; (iii) the Executive's conviction of a felony or guilty or nolo contendere plea to a felony; or (iv) a material, willful breach by Executive of the confidentiality provisions of the Employment Agreement. "Good Reason" will mean (i) the removal of the Executive during the Term from his executive positions; the assignment of duties inconsistent in any material respect with the Executive's position; any action by Flowserve resulting in a material diminution of the Executive's position or duties; (ii) Flowserve's material failure to comply with the Employment Agreement; (iii) Flowserve requiring the Executive to be based at a location more than 35 miles from the location of Flowserve's headquarters or to travel on business materially more than required immediately before the Effective Time; (iv) any termination of the Executive's employment by Flowserve, other than as permitted in the Employment Agreement; or (v) Flowserve failing to require a successor to assume and perform the Employment Agreement. The definition of "Good Reason" for Mr. Jordan will also include the failure of Flowserve to appoint him as a Chief Executive Officer and Chairman on the third anniversary of the Effective Time. Any good faith determination of Good Reason by the Executive will be conclusive.

     The Employment Agreements also will contain other standard provisions contained in similar contracts.

CONTINUATION OF COMPENSATION AND BENEFITS PROGRAMS

     Pursuant to the Merger Agreement, Flowserve will maintain for a period of twenty-four months immediately following the Effective Time employee benefit and welfare plans, programs, contracts, agreements, policies and executive incentives and perquisites for the benefit of active and retired employees of BW/IP which provide benefits that are no less favorable to the benefits provided to such active and retired employees as of the date of the Merger Agreement. However, these benefits may be altered if the Flowserve Board unanimously approves other benefits.

     Indemnification and Insurance. The Merger Agreement provides that all rights of indemnification and exculpation from liabilities existing in favor of the current and former directors or officers of BW/IP and its subsidiaries as provided in their respective certificates of incorporation and by-laws and existing indemnification agreements of BW/IP shall survive the Merger, and continue in full force and effect in accordance with their terms and directors and officers of BW/IP who become directors and officers of Flowserve will be entitled to the same indemnification rights as are afforded to other directors and officers of Flowserve. The Merger Agreement provides that for three years after the Effective Time, Flowserve will maintain directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were, as of the date of the Merger Agreement, covered by BW/IP's directors' and officers' liability insurance policy, on terms with respect to such coverage and amount no less favorable than those in effect on the date of the Merger Agreement. In addition, the Flowserve Certificate will provide for Flowserve to indemnify and advance litigation expenses to directors and officers of Flowserve to the fullest extent permitted by the New York Business Corporation Law (the "NYBCL").

APPRAISAL AND DISSENTERS' RIGHTS

     Because currently outstanding shares of Durco Common Stock will not be exchanged by Durco stockholders in the Merger, holders of Durco Common Stock are not entitled to appraisal or dissenters' rights with respect to the Merger or any of the other actions to be taken at the Durco Special Meeting.

     Under the DGCL, holders of BW/IP Common Stock are not entitled to appraisal or dissenters' rights with respect to the Merger because the BW/IP Common Stock is listed on a national securities exchange and the consideration which such holders will be entitled to receive under the Merger Agreement will consist solely of Durco Common Stock, which will also be listed on a national securities exchange, and cash in lieu of fractional shares.

DELISTING AND DEREGISTRATION OF BW/IP COMMON STOCK

     If the Merger is consummated, the shares of BW/IP Common Stock will be delisted from the NYSE, and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

RESALE OF FLOWSERVE COMMON STOCK

     The Flowserve Common Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any BW/IP stockholder who may be deemed to be an "affiliate" of BW/IP or Durco for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling-of-interests accounting treatment. It is expected that each such affiliate will agree not to transfer any Flowserve Common Stock received in the Merger except in compliance with the resale provisions of Rule 144 or 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act and will make no disposition of any Flowserve Common Stock (or any interest therein) received in connection with the Merger unless, in the opinion of counsel to Flowserve, the transaction will not have any adverse consequences for Flowserve with respect to the treatment of the Merger for tax purposes. In addition, it is expected that each such affiliate will agree not to make any such disposition within the 30 days prior to the Effective Time, and, until after such time as financial results covering at least 30 days of combined operations of BW/IP and Durco after the Merger have been published. This Joint Proxy Statement/Prospectus does not cover resales of Flowserve Common Stock received by any person upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT
                      AND RELATED AGREEMENTS AND DOCUMENTS

GENERAL

     The BW/IP Board and the Durco Board have approved the Merger Agreement which provides for the Merger to occur at the Effective Time, with BW/IP continuing as a wholly owned subsidiary of Durco. This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger, including certain provisions of the Merger Agreement and the Stock Option Agreements (as defined below). The description of the Merger Agreement and the Stock Option Agreements contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreements, copies of which are attached hereto as Annexes I, II and III and which are incorporated herein by reference. All stockholders of BW/IP and Durco are urged to read carefully the Merger Agreement and the Stock Option Agreements in their entirety.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to other customary closing conditions, the following:

          (i) the Durco stockholders having approved the Merger Share Issuance and the Name Change, and the BW/IP stockholders having adopted the Merger Agreement;

          (ii) the waiting period with respect to the Merger under the HSR Act having expired or been terminated, which expiration occurred on June 14, 1997;

          (iii) no judgment, order, decree, statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect (a) preventing the consummation of the Merger, (b) prohibiting or limiting the ownership or operation by BW/IP or Durco and their respective subsidiaries of any material portion of the business or assets of BW/IP or Durco and their respective subsidiaries taken as a whole, or compelling BW/IP or Durco and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of BW/IP or Durco and their respective subsidiaries taken as a whole, as a result of the Merger or any of the transactions contemplated by the Merger Agreement or the Stock Option Agreements, or (c) which otherwise is reasonably likely to have a Material Adverse Effect (as defined below) on BW/IP or Durco ("Restraints");

          (iv) the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;

          (v) the shares of Durco Common Stock issuable to BW/IP's stockholders pursuant to the Merger having been approved for listing on the NYSE, subject to official notice of issuance; and

          (vi) BW/IP and Durco each having received letters dated as of the Closing Date from each of Price Waterhouse LLP and Ernst & Young LLP (the independent accountants of BW/IP and Durco, respectively) to the effect that the Merger qualifies for pooling-of-interests accounting treatment.

     In addition, each party's obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

          (i) the representations and warranties of the other party to the Merger Agreement set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such time (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to

     "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on such other party;

          (ii) the other party to the Merger Agreement having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the Closing Date;

          (iii) such party having received from its counsel on the Closing Date, an opinion dated as of such date stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code and that BW/IP, Durco and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

          (iv) at any time after the date of the Merger Agreement any Material Adverse Change relating to the other party shall not have occurred.

     A "Material Adverse Effect" means, when used in connection with BW/IP or Durco, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business or financial condition of BW/IP or Durco and its respective subsidiaries taken as a whole, as the case may be, other than any change, effect, event or occurrence relating to
(i) the United States economy in general, (ii) the Merger Agreement or the transactions contemplated thereby or the announcement thereof, (iii) the failure to obtain applicable regulatory or other third-party consents that may be required in connection with the Merger Agreement or the transactions contemplated thereby or (iv) the fluid handling and control industry in general, and not specifically relating to BW/IP or Durco or their respective subsidiaries, and the terms "material" and "materiality" have correlative meanings.

NO SOLICITATION

     The Merger Agreement provides that BW/IP and Durco will not, nor will they permit any of their respective subsidiaries to, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their respective subsidiaries to, directly or indirectly through another person, (i) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time during the 15 business days prior to the publicly announced date of the BW/IP Special Meeting or the Durco Special Meeting, the BW/IP Board or the Durco Board, as the case may be, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, BW/IP or Durco, as the case may be, may, in response to a Superior Proposal (as defined below) which was not solicited by it or the result of any of the prohibited actions described above, subject to providing prior oral and written notice of its decision to the other party to take such action, for a period of five business days following delivery of the written notice (x) furnish information with respect to it and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Superior Proposal. A "Takeover Proposal" is any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of a party and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of such party or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of such party or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, involving such party or any of its subsidiaries, other than the Merger. A "Superior Proposal" is any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the party then outstanding or all or substantially all of the assets of a party, on terms that the board of directors of the party subject to the proposal determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the board of directors of the party subject to the proposal, is reasonably capable of being obtained and for which no regulatory approvals are required that could not reasonably be expected to be obtained.

     Except as expressly permitted by the Merger Agreement, neither the BW/IP Board nor the Durco Board, nor any committee thereof, will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the Merger or the Merger Agreement, and, in the case of Durco, the issuance of Durco Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or
(iii) cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, in the event that during the 15 business days prior to the publicly announced date of the BW/IP Special Meeting or the Durco Special Meeting, the BW/IP Board or the Durco Board, as the case may be, determines in good faith that there is a substantial probability that the adoption of the Merger Agreement by the stockholders of BW/IP or approval of the Merger Share Issuance and the Name Change by the stockholders of Durco, as the case may be, will not be obtained due to the existence of a Superior Proposal, the board of directors of such party may terminate the Merger Agreement, but only at a time that is during the 15 business days prior to the publicly announced date of either the Durco Special Meeting or the BW/IP Special Meeting, as appropriate and that is after the fifth business day following the other party's receipt of written notice advising such other party that the board of directors of such party is prepared to accept a Superior Proposal. The terminating party must pay a fee in the amount of $12 million (the "Termination Fee") and certain expenses of the nonterminating party, not to exceed $3 million, to the nonterminating party upon such termination. See "Termination" and "-- Termination Fees."

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption thereof by the stockholders of BW/IP or
Durco:

          (i) by mutual written consent of BW/IP, Sub and Durco;

          (ii) by either party thereto, if the Merger has not been consummated by the December 31, 1997; provided, however, that such right to terminate the Merger Agreement will not be available to either party whose failure to perform any of its obligations under the Merger Agreement has resulted in the failure of the Merger to be consummated by that date;

          (iii) by either party thereto, if the BW/IP stockholders have not adopted the Merger Agreement or the Durco stockholders have not approved the Merger Share Issuance and the Name Change at their respective Stockholders' Meeting;

          (iv) by either party thereto, if any Restraints are in effect and have become final and nonappealable, provided that the party seeking to exercise this right to terminate the Merger Agreement has used best efforts to prevent the entry of and to remove such Restraint;

          (v) by either BW/IP, on the one hand, or Durco, on the other hand, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to the Merger and is incapable of being cured or is not cured within 30 days of notice of such breach or failure;

          (vi) by either BW/IP, on the one hand, or Durco, on the other hand, if during the 15 business days prior to the publicly announced date of its Stockholders' Meeting, its Board of Directors determines in good faith that there is a substantial probability that its stockholders will not adopt the Merger Agreement or approve the Merger Share Issuance and Name Change, as the case may be, due to the existence of a Superior Proposal and if such terminating party has complied with certain notice requirements; or

          (vii) by either BW/IP, on the one hand, or Durco, on the other hand, if the other party or any of its officers or directors has taken any of the actions that would be prohibited by the covenant described under "-- No Solicitation" above.

TERMINATION FEES

     The Merger Agreement provides that if a Takeover Proposal (except that for purposes of this provision, all references to 15% in the definition of Takeover Proposal shall be deemed to be 35%) is made known to any party or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention to make a Takeover Proposal and thereafter the Merger Agreement is terminated pursuant to the provisions described in clause (ii), (iii) or (vii) under "-- Termination" above, then, if within 18 months of the termination the party that was the subject of the Takeover Proposal consummates, or enters into an agreement to consummate, a Takeover Proposal, the party that was the subject of the Takeover Proposal must then pay the other party the Termination Fee and certain expenses of the nonterminating party not to exceed $3 million. If the Merger Agreement is terminated pursuant to the provisions described in clause (vi) under "-- Termination," then the terminating party must pay the nonterminating party the Termination Fee and certain expenses of the nonterminating party not to exceed $3 million upon such termination.

     The Merger Agreement further provides that if one party should fail to pay any Termination Fee due, the defaulting party must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the Termination Fee.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, BW/IP and Durco have each agreed to carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, to use reasonable efforts to preserve intact their current business organizations, to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. In addition, BW/IP and Durco have each agreed that without the other's consent, among other things, neither it nor any of its subsidiaries may:

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of BW/IP or Durco to their respective parents, or by a subsidiary that is partially owned by BW/IP or Durco or any of their respective subsidiaries, provided that BW/IP, Durco or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the BW/IP Common Stock and Durco Common Stock,
     (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, (y) split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, except for issuances of BW/IP Common Stock or Durco Common Stock upon the exercise of BW/IP Stock Options or the Durco Stock Options, as the case may be, outstanding as of the date of the Merger Agreement in accordance with their present terms or issued pursuant to (ii) below or (z) purchase, redeem or otherwise acquire any shares of capital stock of BW/IP, Durco or any of their respective subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of their capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of BW/IP Common Stock or Durco Common Stock upon the exercise of BW/IP Stock Options or Durco Stock Options, as the case may be, outstanding as of the date of the Merger Agreement in accordance with their present terms or, after consulting with the other party, granted after the date of the Merger

     Agreement in the ordinary course of business consistent with past practice (so long as such additional amount of BW/IP Common Stock subject to BW/IP Stock Options or Durco Common Stock subject to Durco Stock Options issued to employees does not exceed amounts historically granted), (y) in accordance with the Rights Agreement between BW/IP Holding Inc. and the American Stock Transfer & Trust Company, dated as of July 26, 1993 (the "BW/IP Rights Agreement") or the Rights Agreement between The Duriron Company and Bank One, N.A. dated August 1, 1996 (the "Durco Rights Agreement" and together with the BW/IP Rights Agreement, the "Rights Agreements") or (z) pursuant to the Stock Option Agreements);

          (iii) except as contemplated by the Merger Agreement, amend its certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) sell, lease, license, mortgage or otherwise encumber, subject to any lien or otherwise dispose of any properties or assets, other than in the ordinary course of business consistent with past practice;

          (v) (A) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that is not, in the aggregate, in excess of $1,000,000; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of the Merger Agreement or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $1,000,000; (C) terminate, cancel or request any material change in, or agree to any material change in, any material contract or enter into any contract or agreement material to the business, results of operations or financial condition of the party and its respective subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; (D) make or authorize any capital expenditure, other than capital expenditures that were disclosed in writing; or (E) enter into or amend any contract, agreement or arrangement to perform any of the above actions;

          (vi) adopt or amend in any material respect any benefit plan or increase the compensation of any officer or senior executive of it or any of its subsidiaries, except that it may grant retention bonuses to key employees, subject to certain limitations;

          (vii) take any action that would cause the representations and warranties described in clause (vii) under "-- Representations and Warranties" below to no longer be true and correct; or

          (viii) authorize, or commit or agree to take, any of the foregoing actions.

DIVIDEND COORDINATION

     The Merger Agreement requires BW/IP and Durco to coordinate with each other the payment of dividends, and the designation of record and payment dates, relating to BW/IP Common Stock and Durco Common Stock with the intent that holders of BW/IP Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter as a result of the Merger.

AMENDMENT TO RIGHTS PLAN

     BW/IP has amended its Rights Agreement to provide that (i) neither the approval, execution or delivery of the Merger Agreement or the Stock Option Agreements (as defined) nor the consummation of the transactions contemplated by the Merger Agreement or the Stock Option Agreements will cause the rights issued thereunder to become exercisable and (ii) the expiration date of the rights issued thereunder shall be immediately prior to the Effective Time. See "Comparison of Stockholders' Rights -- Rights Plan."

ASSUMPTION OF BW/IP STOCK PLANS

     As soon as practicable following the date of the Merger Agreement, the BW/IP Board (or, if appropriate, any committee administering the BW/IP Stock Plans) will adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding BW/IP Stock Options granted under BW/IP Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each BW/IP Stock Option outstanding immediately prior to the Effective Time will be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such BW/IP Stock Option the same number of shares of Durco Common Stock as the holder of such BW/IP Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such BW/IP Stock Option in full immediately prior to the Effective Time (rounding down to the nearest whole share), at a price per share of Durco Common Stock equal to (A) the aggregate exercise price for the shares of BW/IP Common Stock otherwise purchasable pursuant to such BW/IP Stock Option divided by (B) the aggregate number of shares of Durco Common Stock deemed purchasable pursuant to such BW/IP Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent;

          (ii) take all reasonable efforts with respect to the BW/IP Stock Plans so that options and stock appreciation rights granted thereunder will not be cashed out as a result of the transactions contemplated by the Merger Agreement; and

          (iii) make such other changes to the BW/IP Stock Plans as BW/IP and Durco may agree are appropriate to give effect to the Merger,

     At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Flowserve will assume the BW/IP Stock Plans, with the result that all obligations of BW/IP under the BW/IP Stock Plans, including with respect to BW/IP Stock Options outstanding at the Effective Time under each BW/IP Stock Plan, will be obligations of Flowserve following the Effective Time. See "The Merger -- Effect of Awards Outstanding Under BW/IP Stock Plans".

AMENDMENT AND WAIVER

     Subject to applicable law: (i) the Merger Agreement may be amended by an instrument in writing signed on behalf of each party at any time (except that after the Merger Agreement shall have been adopted by the stockholders of either BW/IP or Durco, no amendment may be entered into which requires further approval by such stockholders unless such further approval is obtained) and (ii) at any time prior to the Effective Time, a party may, by written instrument signed on behalf of such party, (a) extend the time for performance of the obligations of the other party to the Merger Agreement, (b) waive inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive (except as provided in the Merger Agreement) compliance by the other party with any agreements or conditions for such party's benefit contained in the Merger Agreement.

     Pursuant to Section 251(d) of the DGCL, no amendment to the Merger Agreement made subsequent to the adoption of the Merger Agreement by the stockholders of BW/IP may, without further stockholder approval, alter or change the amount or kind of shares, securities, cash, property and/or rights to be received by such stockholders in the Merger, alter or change any term of the Certificate of Incorporation of Flowserve (the "Flowserve Certificate") to be effected by the Merger or alter or change any terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of stock of BW/IP.

EXPENSES

     Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, except as otherwise provided in the Merger Agreement and the

Stock Option Agreements and except that BW/IP and Durco will share equally the costs and expenses incurred in connection with (i) filing, printing and mailing this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part, (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees), (iii) the retention of economists to conduct various analyses of the effect of combining Durco and BW/IP and (iv) the retention of a public relations firm. Durco will file any return with respect to, and will pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of BW/IP's real property as a result of the Merger.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary mutual representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) subsidiaries; (iii) the capital structures of each of BW/IP and Durco; (iv) authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Merger Agreement and related matters; (v) documents filed by each of BW/IP and Durco with the SEC, the accuracy of information contained therein and the absence of undisclosed liabilities of each of BW/IP and Durco; (vi) the accuracy of information supplied by each of BW/IP and Durco in connection with this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part; (vii) absence of material changes or events with respect to each of BW/IP and Durco;
(viii) compliance with applicable laws; (ix) absence of changes in benefit plans; (x) Employee Retirement Income Security Act of 1974 matters and labor matters; (xi) filing of tax returns and payment of taxes; (xii) required stockholder votes; (xiii) the absence of actions that would prevent using the "pooling of interests" method to account for the Merger; (xiv) engagement and payment of fees of brokers, investment bankers, finders and financial advisors;
(xv) receipt of fairness opinions; (xvi) ownership by BW/IP of Durco Common Stock and by Durco of BW/IP Common Stock; (xvii) all material contracts or contracts that contain noncompete clauses have been disclosed and neither party is in default or violation on any debt covenants or indentures; (xviii) litigation; (xix) environmental matters; (xx) intellectual property matters;
(xxi) insurance; and (xxii) the inapplicability of the Rights Agreements to the Merger Agreement, the Stock Option Agreements and certain related agreements and transactions. In addition, BW/IP represents to Durco to the satisfaction of certain state takeover requirements and Durco makes certain representations to BW/IP concerning Sub.

CERTIFICATE OF INCORPORATION OF BW/IP

     The certificate of incorporation of BW/IP, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time and, after the Effective Time, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of BW/IP until thereafter changed or amended as provided therein or by applicable law.

BY-LAWS OF BW/IP

     The by-laws of Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of BW/IP after the Effective Time and such by-laws shall be the by-laws of BW/IP until thereafter changed or amended as provided therein or by applicable law.

GOVERNING LAW

     The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

RECIPROCAL STOCK OPTION AGREEMENTS

     General. Concurrently with the execution and delivery of the Merger Agreement, BW/IP and Durco entered into (i) a stock option agreement (the "BW/IP Stock Option Agreement") pursuant to which BW/IP granted Durco an option to purchase up to such number of shares of BW/IP Common Stock as represents 19.9% of the then-outstanding shares of BW/IP Common Stock at a price per share of $16.525 and (ii) a stock option agreement (the "Durco Stock Option Agreement" and together with the BW/IP Stock Option Agreement, the "Stock Option Agreements") pursuant to which Durco granted BW/IP an option to purchase up to such number of shares of Durco Common Stock as represents 19.9% of the then-outstanding shares of Durco Common Stock at a price per share of $23.750.

     The following is a summary of certain provisions of the BW/IP Stock Option Agreement and the Durco Stock Option Agreement. The terms of the Stock Option Agreements are identical in all material respects other than with respect to the shares that may be purchased pursuant thereto and the exercise prices thereof. The Stock Option Agreements are attached hereto as Annexes II and III and are incorporated herein by reference.

     Exercise of the Options. The options are exercisable with respect to any or all of the shares subject thereto at any one time (except as described below), after the occurrence of any event (an "Exercise Event") entitling the party desiring to exercise the option to receive the Termination Fee pursuant to the Merger Agreement. See "-- Termination Fees." The right to purchase shares under each Stock Option Agreement will expire upon the earliest to occur of (i) the Effective Time, (ii) 18 months after the first occurrence of an Exercise Event and (iii) termination of the Merger Agreement prior to the occurrence of an Exercise Event (unless the grantee under the Stock Option Agreement (the "Grantee") has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the option will not terminate until the later of (a) six months following the time such Termination Fee becomes payable and (b) the expiration of the period in which the Grantee has such right to receive a Termination Fee). Any purchase of shares upon exercise of an option is subject to compliance with the HSR Act and the obtaining or making of any governmental or regulatory consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of shares subject to the option illegal and that there shall be no preliminary or permanent injunction or other final non-appealable judgment by a court of competent jurisdiction preventing or prohibiting the exercise of the option.

     Cash Payment in Respect of the Option. In lieu of purchasing shares of the common stock of the issuer under the Stock Option Agreement (the "Issuer") pursuant to the option, the Grantee may exercise its right (the "Cash-Out Right") to have the Issuer pay to the Grantee an amount in cash equal to the excess, if any, over the purchase price per option share of the higher of (x) if applicable, the highest price per share of Issuer's common stock paid or to be paid by any person in a Takeover Proposal and (y) the closing price of the shares of Issuer's common stock on, as the case may be, the NASDAQ or the NYSE, on the last trading day immediately prior to the date of the notice given by Grantee that it wishes to exercise its Cash-Out Right, multiplied by such number of option shares as Grantee shall specify.

     Repurchase Election. Grantee shall have the option, at any time and from time to time commencing upon the first occurrence of an Exercise Event in which the consideration to be received by Issuer or its stockholders, as the case may be, pursuant to a Takeover Proposal consists in whole or in part of shares of capital stock of a third party and ending on the tenth business day after the first mailing to Issuer's stockholders of a proxy statement, tender offer statement or other disclosure or offering document relating to such Takeover Proposal, to send a written notice to Issuer that it will require Issuer (or any successor entity thereof) to repurchase from Grantee all shares of Issuer of which Grantee has beneficial ownership for an amount equal to the sum of: (i) the aggregate purchase price paid by Grantee for any shares of Issuer common stock acquired pursuant to the Stock Option; and (ii) the spread, multiplied by the number of shares of Issuer common stock with respect to which the Stock Option has been exercised.

     Adjustments to Number and Type of Shares. The Stock Option Agreements contain antidilution provisions that provide that the number and type of securities subject to the options and the purchase price therefor will be adjusted (i) for any change in the common stock of the Issuer by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of the Issuer, (ii) in the event the Issuer issues additional shares of common stock, or, (iii) in the event that the Issuer enters into an agreement concerning an extraordinary transaction such as a merger in which the Grantee will not be the surviving corporation or a transaction involving more than 50% of the voting stock of Issuer or substantially all of the assets of Issuer.

     Registration Rights and Listing. The Grantee has certain rights to require registration by the Issuer of any shares purchased pursuant to the option under the securities laws if necessary for the Grantee to be able to sell such shares and to require the listing of such shares on the NYSE, NASDAQ or other national securities exchange, as the case may be.

     Assignability. The provisions of the Stock Option Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party to either Stock Option Agreement may assign, delegate or otherwise transfer any of its rights or obligations under such Stock Option Agreement without the consent of the other parties thereto.

     Effect of Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in either BW/IP or Durco from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for BW/IP Common Stock than that implicit in the Exchange Ratio or a higher price per share for Durco Common Stock than the market price.

     Fees and Expenses. Except as otherwise provided in the Stock Option Agreements or in the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with the Stock Option Agreements and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

     Governing Law. The Stock Option Agreements are governed by the laws of the State of Delaware as applied to contracts executed and to be performed entirely in such state.

                                 THE COMPANIES

DURCO

     Durco is principally engaged in the design, manufacture and marketing of fluid handling equipment, primarily pumps, control valves, valves and mechanical seals, for industries that utilize difficult to handle and often corrosive fluids in manufacturing processes. Durco specializes in the development of precision-engineered equipment that is capable of withstanding the severely deteriorating effects associated with the flow of acids, chemical solutions, slurries and gases.

     Based upon its analysis of trade association data and other market information, Durco considers itself a leading supplier of corrosion resistant fluid movement and control equipment to the basic chemical industry. Durco's materials expertise, design, engineering capabilities and applications know-how have enabled it to develop product lines that are responsive to the chemical process industry's desire to achieve manufacturing efficiencies, avoid premature equipment failure and reduce maintenance cost.

     Durco was incorporated under the laws of the State of New York on May 1, 1912. Durco's principal executive offices are located at 3100 Research Boulevard, Dayton, Ohio 45420, and its telephone number is (937) 476-6100.

BW/IP

     BW/IP is a worldwide supplier of advanced technology fluid transfer and control equipment, systems and services. The principal products which BW/IP designs, manufactures, distributes and services are centrifugal pumps, mechanical seals and valves. The pumps consist primarily of highly engineered vertical and horizontal pumps and standard vertical pumps. BW/IP's engineered pumps are commonly engineered to specific customer requirements and frequently also manufactured to comply with American Petroleum Institute standards or conform to the nuclear quality standards of the American Society of Mechanical Engineers. BW/IP's mechanical seal products are comprised principally of highly engineered mechanical seals and seal support systems utilized to eliminate or reduce the leakage of fluids or gases around rotating shafts in pumps, mixers and compressors in the petroleum, chemical and petrochemical process industries. BW/IP produces a broad range of valves used in the nuclear power industry as well as a variety of other commercial applications.

     BW/IP's pump, seal and valve products are commonly used in critical service applications in oil refining, power generation and petrochemical processing, where extreme reliability and robust design are required. BW/IP's reputation for technical expertise, advanced research in pump and seal design, and engineering knowledge make BW/IP a leading supplier of such critical service products. An important element of BW/IP's business is its successful emphasis on the provision of aftermarket products and services. These consist of supplying parts, making repairs, providing a variety of technical services for upgrading or retrofitting equipment, extending its useful life or improving its operating characteristics. BW/IP has manufacturing plants in seven countries and service centers in twenty countries.

     BW/IP was incorporated in Delaware on March 12, 1987 to acquire from Borg-Warner Corporation the business of BW/IP International, Inc. ("International") and International's related subsidiaries and assets. All of BW/IP's operations are conducted through International and International's subsidiaries. BW/IP's principle executive offices are located at 200 Oceangate Boulevard, Suite 900, Long Beach, California 90802, and its telephone number is
(562) 435-3700.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     On the Record Date, there were approximately 2,225 holders of record of Durco Common Stock and approximately 4,100 holders of record or through nominee or street name accounts with brokers of BW/IP Common Stock.

DURCO

     The Durco Common Stock is traded on NASDAQ under the symbol "DURI." On May 5, 1997, the last trading date preceding the public announcement of the Merger, the last sale price for a share of Durco Common Stock on NASDAQ was $26.625.

     The following table sets forth the reported high and low sales prices for Durco Common Stock on NASDAQ and the cash dividends declared per share of Durco Common Stock during the periods indicated. The amounts have been restated to reflect the three-for-two stock dividend paid by Durco on March 25, 1994.

                                                            SALES PRICES          CASH
                                                          -----------------     DIVIDENDS
                                                           HIGH       LOW       DECLARED
                                                          ------     ------     ---------
        YEARS ENDED DECEMBER 31,
        1994
          First Quarter.................................  $20.00     $14.83      $ 0.105
          Second Quarter................................  $18.25     $14.38      $ 0.105
          Third Quarter.................................  $18.75     $15.25      $ 0.105
          Fourth Quarter................................  $18.50     $15.50      $ 0.105
        1995
          First Quarter.................................  $20.75     $17.00      $ 0.115
          Second Quarter................................  $23.50     $20.50      $ 0.115
          Third Quarter.................................  $30.25     $22.25      $ 0.115
          Fourth Quarter................................  $29.25     $22.50      $ 0.115
        1996
          First Quarter.................................  $29.25     $20.50      $  0.13
          Second Quarter................................  $29.38     $23.00      $  0.13
          Third Quarter.................................  $27.50     $19.25      $  0.13
          Fourth Quarter................................  $28.50     $25.25      $  0.13
        1997
          First Quarter.................................  $27.12     $21.88      $  0.14
          Second Quarter (through June 17)..............  $30.00     $21.25      $  0.14

BW/IP

     The BW/IP Common Stock is traded on the NYSE under the symbol "BWF." On May 5, 1997, the last trading date preceding the public announcement of the Merger, the last sale price for a share of BW/IP Common Stock on the NYSE was $19.625.

                                                            SALES PRICES          CASH
                                                          -----------------     DIVIDENDS
                                                           HIGH       LOW       DECLARED
                                                          ------     ------     ---------
        YEARS ENDED DECEMBER 31,
        1994
          First Quarter.................................  $25.75     $15.75       $ .08
          Second Quarter................................  $19.00     $15.00       $ .10
          Third Quarter.................................  $19.50     $15.75       $ .10
          Fourth Quarter................................  $19.75     $16.25       $ .10
        1995
          First Quarter.................................  $17.25     $14.00       $ .10
          Second Quarter................................  $19.00     $16.00       $ .11
          Third Quarter.................................  $20.25     $17.25       $ .11
          Fourth Quarter................................  $18.75     $14.50       $ .11
        1996
          First Quarter.................................  $18.25     $13.50       $ .11
          Second Quarter................................  $21.50     $17.88       $ .11
          Third Quarter.................................  $20.00     $15.13       $ .11
          Fourth Quarter................................  $16.63     $12.75       $ .11
        1997
          First Quarter.................................  $17.38     $14.63       $ .11
          Second Quarter (through June 17)..............  $20.75     $15.00       $ .11

                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

     The following unaudited pro forma condensed combined balance sheet as of March 31, 1997 and the pro forma condensed combined statements of income for the three months ended March 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1996, give effect to the Merger accounted for as a pooling-of-interests. This pro forma information is based on the historical consolidated financial statements of Durco and BW/IP and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes.

     The unaudited pro forma condensed combined financial statements have been prepared by the management of Durco and BW/IP based upon their respective historical consolidated financial statements. Pro forma per share amounts are based on the Exchange Ratio of 0.6968 shares of Durco Common Stock for each share of BW/IP Common Stock. The pro forma condensed combined statements of income, which include results of operations as if the Merger had been consummated on January 1, 1994, do not reflect the merger expenses expected to be incurred by Durco and BW/IP or any anticipated cost savings. As a result, the pro forma condensed combined financial condition and results of operations of Flowserve as of and after the Effective Date may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future. Actual performance will differ and the differences may be material. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto for Durco and BW/IP incorporated by reference herein.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1997
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                 MARCH 31, 1997
                                           ----------------------------------------------------------
                                                                         PRO FORMA          PRO FORMA
                                            DURCO        BW/IP       ADJUSTMENTS(1),(2)     COMBINED
                                           --------     --------     ------------------     ---------
ASSETS
Current assets:
  Cash and cash equivalents..............  $ 20,014     $ 11,456                            $  31,470
  Accounts receivable....................   112,072      112,709                              224,781
  Inventories (5)........................   106,089       85,382                              191,471
  Prepaid expenses.......................    10,743       16,663                               27,406
                                           --------     --------          --------           --------
          Total current assets...........   248,918      226,210                              475,128
  Property, plant and equipment, at
     cost................................   257,930      199,630                              457,560
  Less accumulated depreciation and
     amortization........................   159,958       86,955                              246,913
                                           --------     --------          --------           --------
          Net property, plant and
            equipment....................    97,972      112,675                              210,647
  Intangibles and other assets...........    73,225       72,568                              145,793
                                           --------     --------          --------           --------
  Total assets...........................  $420,115     $411,453          $     --          $ 831,568
                                           ========     ========          ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................  $ 31,980     $ 34,999                            $  66,979
  Notes payable..........................     6,636            0                                6,636
  Income taxes...........................     8,626        1,527                               10,153
  Accrued liabilities....................    35,826       47,928          $ 10,000(4)          93,754
  Long-term debt due within one year.....     5,697        8,955                               14,652
                                           --------     --------          --------           --------
          Total current liabilities......    88,765       93,409            10,000            192,174
  Long-term debt due after one year......    61,350       89,696                              151,046
  Postretirement benefits and other
     deferred items......................    65,192       44,782                              109,974
  Shareholders' equity:
     Serial preferred stock, $1.00 par
       value, no shares issued...........        --           --                --                 --
     Common stock........................    30,710          245            20,899(3)          51,854
     Capital in excess of par value......     8,212       85,763           (20,899)(3)         73,076
     Retained earnings...................   197,151      112,256           (10,000)(4)        299,407
                                           --------     --------          --------           --------
                                            236,073      198,264           (10,000)           424,337
     Treasury stock......................   (26,993)        (613)                             (27,606)
     Foreign currency and other equity
       adjustments.......................    (4,272)     (14,085)                             (18,357)
                                           --------     --------          --------           --------
          Total shareholders' equity.....   204,808      183,566           (10,000)           378,374
                                           --------     --------          --------           --------
  Total liabilities and shareholders'
     equity..............................  $420,115     $411,453          $     --          $ 831,568
                                           ========     ========          ========           ========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                           ----------------------------------------------------------
                                                                         PRO FORMA          PRO FORMA
                                             DURCO        BW/IP      ADJUSTMENTS(1),(2)     COMBINED
                                           ---------    ---------    ------------------     ---------
Net sales................................  $ 147,797    $ 114,715                           $ 262,512
Cost of sales............................     87,751       70,612                             158,363
                                            --------     --------           ------           --------
  Gross profit...........................     60,046       44,103                             104,149
Selling and administrative...............     35,629       33,485         $ (1,174)            67,940
Research, engineering and development....      4,381           --            1,869              6,250
                                            --------     --------           ------           --------
  Operating earnings.....................     20,036       10,618             (695)            29,959
Interest expense.........................      1,475        1,618              241              3,334
Other, net...............................        737          149             (936)               (50)
                                            --------     --------           ------           --------
Earnings before income taxes.............     17,824        8,851                              26,675
Provision for income taxes...............      6,773        3,098                               9,871
                                            --------     --------           ------           --------
Net earnings.............................  $  11,051    $   5,753         $     --          $  16,804
                                            ========     ========           ======           ========

Per share data based upon Exchange Ratio
  of 0.6968:
  Net earnings per share.................  $    0.47    $    0.24                           $    0.41
  Average shares outstanding.............     23,766       24,275                              40,681

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                           ----------------------------------------------------------
                                                                         PRO FORMA          PRO FORMA
                                            DURCO        BW/IP       ADJUSTMENTS(1),(2)     COMBINED
                                           --------     --------     ------------------     ---------
Net sales................................  $149,193     $121,938                            $ 271,131
Cost of sales............................    89,279       75,160                              164,439
                                           --------     --------           -------           --------
  Gross profit...........................    59,914       46,778                              106,692
Selling and administrative...............    36,460       34,840          $    (52)            71,248
Research, engineering and development....     4,269           --             2,061              6,330
                                           --------     --------           -------           --------
  Operating earnings.....................    19,185       11,938            (2,009)            29,114
Interest expense.........................     1,394        1,714               149              3,257
Other, net...............................     1,737          274            (2,158)              (147)
                                           --------     --------           -------           --------
Earnings before income taxes.............    16,054        9,950                               26,004
Provision for income taxes...............     5,940        3,880                                9,820
                                           --------     --------           -------           --------
Net earnings.............................  $ 10,114     $  6,070          $     --          $  16,184
                                           ========     ========           =======           ========
Per share data based upon Exchange Ratio
  of 0.6968:
  Net earnings per share.................  $   0.41     $   0.25                            $    0.39
  Average shares outstanding.............    24,793       24,275                               41,708

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                          -----------------------------------------------------------
                                                                        PRO FORMA          PRO FORMA
                                           DURCO        BW/IP       ADJUSTMENTS(1),(2)      COMBINED
                                          --------     --------     ------------------     ----------
Net sales...............................  $605,454     $492,191                            $1,097,645
Cost of sales...........................   361,354      307,364                               668,718
                                          --------     --------           -------          ----------
  Gross profit..........................   244,100      184,827                               428,927
Selling and administrative..............   147,223      132,745          $   (440)            279,528
Research, engineering and development...    15,482           --             8,672              24,154
                                          --------     --------           -------          ----------
  Operating earnings....................    81,395       52,082            (8,232)            125,245
Interest................................     4,921        6,628               595              12,144
Other, net..............................     6,545        1,254            (8,827)             (1,028)
Restructuring...........................     5,778           --                                 5,778
                                          --------     --------           -------          ----------
Earnings before income taxes............    64,151       44,200                               108,351
Provision for income taxes..............    20,900       16,354                                37,254
                                          --------     --------           -------          ----------
Net earnings............................  $ 43,251     $ 27,846          $     --          $   71,097
                                          ========     ========           =======          ==========
Per share data based upon Exchange Ratio
  of 0.6968:
  Net earnings per share................  $   1.77     $   1.15                            $     1.72
  Average shares outstanding............    24,448       24,275                                41,363

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                       FOR THE YEAR ENDED DECEMBER 31, 1995
                                              -------------------------------------------------------
                                                                          PRO FORMA         PRO FORMA
                                               DURCO       BW/IP      ADJUSTMENTS(1),(2)    COMBINED
                                              --------    --------    ------------------    ---------
Net sales...................................  $532,726    $451,191                          $ 983,917
Cost of sales...............................   317,306     274,244                            591,550
                                              --------    --------           ------          --------
  Gross profit..............................   215,420     176,947                            392,367
Selling and administrative..................   137,346     131,133         $ (4,053)          264,426
Research, engineering and development.......    14,972          --            9,677            24,649
                                              --------    --------           ------          --------
  Operating earnings........................    63,102      45,814           (5,624)          103,292
Interest....................................     5,179       6,075            1,039            12,293
Other, net..................................     2,759       1,449           (6,663)           (2,455)
Merger transaction expenses.................     5,042          --                              5,042
                                              --------    --------           ------          --------
Earnings before income taxes................    50,122      38,290                             88,412
Provision for income taxes..................    19,450      14,941                             34,391
                                              --------    --------           ------          --------
Net earnings................................  $ 30,672    $ 23,349         $     --         $  54,021
                                              ========    ========           ======          ========
Per share data based upon Exchange Ratio of
  0.6968:
  Net earnings per share....................  $   1.24    $   0.96                          $    1.30
  Average shares outstanding................    24,737      24,275                             41,652

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    DURCO INTERNATIONAL INC. AND BW/IP, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                       FOR THE YEAR ENDED DECEMBER 31, 1994
                                              -------------------------------------------------------
                                                                          PRO FORMA         PRO FORMA
                                               DURCO       BW/IP      ADJUSTMENTS(1),(2)    COMBINED
                                              --------    --------    ------------------    ---------
Net sales...................................  $460,507    $448,719                          $ 909,226
Cost of sales...............................   275,077     279,630                            554,707
                                              --------    --------           ------          --------
  Gross profit..............................   185,430     169,089                            354,519
Selling and administrative..................   125,081     119,861         $ (3,811)          241,131
Research, engineering and development.......    14,913          --            9,615            24,528
                                              --------    --------           ------          --------
  Operating income..........................    45,436      49,228           (5,804)           88,860
Interest....................................     4,901       6,280            1,033            12,214
Other, net..................................     1,964         686           (6,837)           (4,187)
                                              --------    --------           ------          --------
Earnings before income taxes................    38,571      42,262                             80,833
Provision for income taxes..................    14,175      15,426                             29,601
                                              --------    --------           ------          --------
Earnings from continuing operations.........  $ 24,396    $ 26,836         $     --         $  51,232
                                              ========    ========           ======          ========
Per share data based upon Exchange Ratio of
  0.6968:
  Earnings per share from continuing
     operations.............................  $   0.99    $   1.11                          $    1.23
  Average shares outstanding................    24,711      24,275                             41,626

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    DURCO INTERNATIONAL INC. AND BW/IP INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Certain Durco and BW/IP expenses have been reclassified to reflect consistent reporting on a pro forma combined basis, as follows:

  (a) BW/IP interest income has been reclassified from interest expense, net to other, net.

  (b) Durco incentive compensation expenses and goodwill amortization expenses have been reclassified from other, net to selling and administrative expense.

  (c) BW/IP foreign currency transaction gains and losses have been reclassified from selling, administrative and operating expenses to other, net.

  (d) BW/IP research, engineering and development expenses have been reclassified and shown separately from selling, administrative and operating expenses.

2. Intercompany transactions between Durco and BW/IP are immaterial.

3. The pro forma condensed combined financial statements reflect the issuance of 16,914,820 shares of Durco Common Stock in exchange for all the outstanding BW/IP Common Stock. This reflects a 0.6968 exchange ratio of Durco for BW/IP shares.

4. Total costs incurred by Durco and BW/IP in connection with the Merger are estimated at $10.0 million. These costs relate to financial advisory, legal, accounting, printing and other related services. These non-tax deductible costs will be charged against income of the combined company in the period of consummation. The liabilities associated with these costs have been applied to reduce shareholders' equity in the pro forma financial statements. Actual costs related to the Merger incurred by each company were not significant during the three months ended March 31, 1997. The combined company also expects to incur substantial costs relating to termination benefits paid to certain employees and other costs necessary to combine and realign operations. Because decisions have not yet been made regarding specific employee terminations or the manner or extent of operational realignment that will be necessary to effect the combination, these costs cannot be reasonably estimated at this time. Accordingly, no such costs have been included in the adjustments to shareholders' equity in the pro forma condensed combined balance sheet.

5. Inventories of both Durco and BW/IP are stated at the lower of cost or market. For Durco, cost is determined for all domestic inventories using the last-in, first-out (LIFO) method and for foreign inventories using the first-in, first-out (FIFO) method. For BW/IP, cost is determined for all inventories using the FIFO method. Decisions as to possible combination of certain domestic units after the Merger have not yet been made and, accordingly, it is not possible currently to determine the costing method or methods that will be used for computing domestic inventories of the combined company. As such, adjustments relating to these matters have not been made in preparing the pro forma condensed combined financial statements.

       DIRECTORS AND EXECUTIVE OFFICERS OF FLOWSERVE FOLLOWING THE MERGER

DIRECTORS

     The Flowserve Certificate will provide that the Flowserve Board will consist of eleven members, five of whom have been designated by Durco and four of whom have been designated by BW/IP. The Merger Agreement also requires that two mutually agreed upon "independent" directors be added to the Flowserve Board by January 1, 1998. At the Effective Time, the BW/IP designees will become directors of the Flowserve Board pursuant to the Merger Agreement.

     The Flowserve Certificate will provide that the Flowserve Board will be divided into three classes consisting of four, four and three directors, respectively, with initial terms expiring at the annual meetings of stockholders to be held in 1998, 1999 and 2000, respectively. Each class of directors elected at an annual meeting of Flowserve stockholders after the Effective Time will be elected for a three-year term.

     Set forth below is certain information with respect to the nine individuals who have been designated as the initial members of the Flowserve Board:

                                                     POSITION WITH FLOWSERVE               TERM
               NAME                  AGE               FOLLOWING THE MERGER              EXPIRING
-----------------------------------  ---   --------------------------------------------  --------
Bernard G. Rethore                   56    Chairman of the Board                           2000
William M. Jordan                    53    Director                                        2000
Diane C. Harris                      54    Director                                        2000
James O. Rollans                     54    Director                                        2000
Michael F. Johnston                  49    Director                                        1999
Kevin E. Sheehan                     51    Director                                        1999
R. Elton White                       54    Director                                        1999
Hugh K. Coble                        62    Director                                        1998
William C. Rusnack                   54    Director                                        1998

COMMITTEES OF THE FLOWSERVE BOARD

     The Flowserve By-Laws will provide for an executive/nominating committee, an audit and finance committee and a compensation committee. Mr. Coble will be the chairman of the executive/nominating committee; Mr. Rusnack will be the chairman of the audit and finance committee; and Mr. Sheehan will be the chairman of the compensation committee.

EXECUTIVE OFFICERS

     The following will be executive officers of Flowserve:

                                                         POSITION WITH FLOWSERVE
               NAME                  AGE                   FOLLOWING THE MERGER
-----------------------------------  ---   ----------------------------------------------------
Bernard G. Rethore                   55    Chief Executive Officer of Flowserve
William M. Jordan                    53    President and Chief Operating Officer of Flowserve

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

     No director or executive officer of Flowserve is expected to own more than 0.3% of the outstanding shares of Flowserve Common Stock after giving effect to the Merger. The directors and executive officers of Flowserve as a group are expected to own approximately 3.7% of the outstanding shares of Flowserve Common Stock after giving effect to the Merger.

                     DESCRIPTION OF FLOWSERVE CAPITAL STOCK
                              FOLLOWING THE MERGER

     The following summary of the terms of the capital stock of Flowserve does not purport to be complete and is qualified in its entirety by reference to the Durco Certificate and the Durco By-Laws. A copy of the Durco Certificate is attached as Annex VI and a copy of the Durco By-laws is attached as Annex VII.

AUTHORIZED CAPITAL STOCK

     As of the Effective Time, the Durco Certificate will be amended to, among other things (i) change the name of Durco to Flowserve and (ii) increase the number of authorized shares of all classes of capital stock that Flowserve will have authority to issue from 61,000,000 to 121,000,000, of which 120,000,000 will be shares of Flowserve Common Stock, par value $1.25 per share, and 1,000,000 will be shares of Flowserve preferred stock, par value $1.00 per share ("Flowserve Preferred Stock"). The Flowserve Certificate will provide that the terms of the Flowserve Preferred stock will be established when issued in one or more series by the Flowserve Board.

     The Durco Certificate currently authorizes the issuance of 60,000,000 shares of Durco Common Stock and 1,000,000 shares of Durco preferred stock. On the Record Date, there were 23,542,831 shares of Durco Common Stock issued and outstanding. Durco expects to issue approximately 16,915,000 shares of Flowserve Common Stock to holders of BW/IP Common Stock in the Merger. Although it is not necessary that the Durco Certificate be amended to authorize additional shares of Durco Common Stock to complete the Merger, the Durco Board and BW/IP Board believe it is desirable to authorize additional shares so that there will be sufficient shares available for issuance after the Merger for purposes that the Flowserve Board may hereafter determine to be in the best interests of Flowserve and its stockholders. Such purposes could include the offer of shares for cash, acquisitions, share dividends and other corporate purposes. In many situations, prompt action may be required that would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The BW/IP Board and Durco Board believe the Flowserve Board should have the flexibility to act promptly in the best interests of its stockholders. The terms of any future issuance of shares of Flowserve Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance. See "PROPOSED AMENDMENT TO DURCO CERTIFICATE OF INCORPORATION".

FLOWSERVE COMMON STOCK

     Holders of Flowserve Common Stock will be entitled to participate equally in dividends as and when declared by the Flowserve Board, after payment of any dividends on any outstanding Flowserve Preferred Stock and subject to limitations for dividends contained in certain of Flowserve's debt instruments, and will be entitled to participate equally in the distribution of assets in the event of liquidation, after payment of any liquidation preference of any outstanding Flowserve Preferred Stock. All shares of Flowserve Common Stock, when issued and fully paid, will be nonassessable and not subject to redemption or conversion and will have no conversion rights. Holders of Flowserve Common Stock will have no preemptive right to subscribe for any additional shares of any class of capital stock of Flowserve, whether now or hereafter authorized.

     Transfer Agent. The transfer agent for the Flowserve Common Stock will be National City Bank, Cleveland, Corporate Trust Operations, P.O. Box 92301, Cleveland, Ohio 44193-0900 (Telephone: (800) 622-6757).

FLOWSERVE PREFERRED STOCK

     The Flowserve Certificate will provide that Flowserve Preferred Stock may be issued from time to time in one or more series and the Flowserve Board, without further approval of stockholders, will be authorized to fix the dividend rights and terms, any conversion rights, any voting rights, any redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of Flowserve Preferred Stock. The issuance of such stock could, among other things, adversely affect the voting, dividend, and liquidation rights of the holders of Flowserve Common Stock.

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

FLOWSERVE RIGHTS PLAN; SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     Under the current Durco Rights Agreement, one preferred stock purchase right was distributed in August 1986 with respect to each outstanding share of Durco Common Stock. The Durco Rights Agreement provides that, unless the rights have been redeemed, one right will be granted for each additional share of Durco Common Stock issued after August 1986 and prior to the earlier of the time the rights become exercisable or August 13, 2006, the termination date of the Durco Rights Agreement. Accordingly, each of the shares of Flowserve Common Stock issued in the Merger will be accompanied by a right.

     The rights are not currently exercisable and trade in tandem with the Durco Common Stock. The rights become exercisable and trade separately from the Durco Common Stock ten days after a person or group acquires 20% or more of the outstanding shares of Durco Common Stock or commences a tender offer which would result in the ownership of 30% or more of the outstanding shares of Durco Common Stock. Upon their becoming exercisable, each right entitles the registered holder to purchase a fraction of a share of Series A Junior Participating Preferred Stock. Generally, each share of Series A Junior Participating Preferred Stock carries voting, dividend and liquidation rights equal to 100 shares of Durco Common Stock. The rights provide that if Durco were to be acquired in a merger or business combination after the rights become exercisable, each right may be exercised to purchase common stock of the acquiring company at a 50% discount. In addition, if a 20% shareholder (determined as provided in the Durco Rights Agreement) either acquires Durco by means of a reverse merger in which Durco survives or engages in certain other transactions with Durco, each right (other than rights held by the 20% shareholder) may be exercised to purchase shares of Series A Junior Participating Preferred Stock at a price equal to 50% of the market value of the shares. The rights are redeemable by Durco at any time prior to becoming exercisable and will expire on August 13, 2006.

     The summary description of the rights set forth above does not purport to be complete and is qualified in its entirety by reference to the Durco Rights Agreement.

              COMPARISON OF RIGHTS OF BW/IP AND DURCO STOCKHOLDERS

     If the Merger is consummated, all holders of BW/IP Common Stock will become holders of shares of Flowserve Common Stock. Flowserve will be a corporation organized under and governed by New York law, the Durco Certificate and the Durco By-laws. BW/IP is a corporation organized under and governed by Delaware law, the Third Restated Certificate of Incorporation of BW/IP (the "BW/IP Certificate") and the Amended and Restated By-laws of BW/IP (the "BW/IP By-laws"). The rights of a holder of Durco Common Stock are similar in some respects and different in other respects from the rights of a holder of BW/IP Common Stock. Certain of these similarities and differences are summarized below. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE NYBCL, THE DGCL, DURCO'S CERTIFICATE AND BY-LAWS AND BW/IP'S CERTIFICATE AND BY-LAWS.

     Authorized Capital. The total number of authorized shares of capital stock of Durco is 61,000,000, consisting of 60,000,000 shares of common stock, par value $1.25 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. The total number of authorized shares of capital stock of BW/IP is 50,000,000, consisting of 40,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

     Directors. The Durco Certificate provides for not less than three directors, which number is determined in the Durco By-laws. The Durco By-laws provide for eleven directors. The BW/IP By-laws provide for nine directors, which number may be modified from time to time by the BW/IP Board.

     The Durco Board consists of three separate classes, consisting, as nearly as possible, of equal numbers and does not include fewer than three directors per class. At each annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting are elected for a three year term. The BW/IP Board is not divided into separate classes.

     Amendments to Certificate of Incorporation. Under the NYBCL and the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a certificate of incorporation. In

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

addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights. The Durco Certificate additionally requires (i) a four-fifths vote of the outstanding stock of Durco entitled to vote thereon to amend certain provisions in the Durco Certificate restricting transactions with a Related Corporation (as defined therein) and (ii) a two-thirds vote to amend certain provisions in the Durco Certificate and Durco By-laws relating to the Durco Board.

     Amendment of By-laws. Subject to provisions in the Durco Certificate requiring a greater proportion of votes, the Durco By-laws can be amended or repealed, or new Bylaws can be adopted, by either the holders of a majority of the outstanding shares of capital stock entitled to vote thereon or by two-thirds of the entire Durco Board; provided, that a two-thirds vote of the outstanding capital stock will be required to amend certain provisions with respect to the Durco Board. The BW/IP By-laws provide that such By-laws may be adopted, amended or repealed by holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire BW/IP Board.

     Cumulative Voting. The Durco Certificate and the BW/IP Certificate do not provide for cumulative voting for directors.

     Removal of Directors. The NYBCL provides that any or all of the directors may be removed for cause by vote of the stockholders. The NYBCL further allows an action to procure a judgment removing a director for cause to be brought by the attorney-general or by holders of 10% of the outstanding shares, whether or not entitled to vote. The Durco By-laws provide that a director may be removed from office, but only for cause, by action of the Durco stockholders or the Durco Board.

     The DGCL and the BW/IP Certificate provide that any director or the entire board of directors may be removed with or without cause by holders of a majority of the outstanding shares entitled to vote generally in an election of directors.

     Filling Vacancies on the Board of Directors. The NYBCL provides that, unless a corporation's certificate of incorporation or by-laws provide otherwise (the Durco Certificate and the Durco By-laws do not), newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any other reason except the removal of directors without cause may be filled by vote of the board. Under the BW/IP By-laws, if any vacancy occurs on the BW/IP Board, the directors then in office will continue to act. Such vacancy (or a newly created directorship) may only be filled by a majority of the directors then in office, although less than a quorum.

     Stockholder Meetings and Provisions for Notices. Under the NYBCL, stockholders may not call a special meeting unless there is a failure to elect a sufficient number of directors to conduct the business of the corporation or unless specifically authorized to do so by the corporation's certificate of incorporation or by-laws. The Durco By-laws provide that special meetings of stockholders may be called only by the board of directors, the executive committee, the chairman of the board or the president and shall be called by the secretary at the request in writing of a majority of the directors then in office. Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The BW/IP By-laws provide that special meetings may be called only by (i) the chairman, (ii) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or (iii) the president or the secretary (or, in the event of their absence or disability, any vice president).

     The Durco By-laws provide that the secretary must give personally or by mail, not less than ten nor more than fifty days before the date of any meeting of stockholders, to each stockholder entitled to vote at such meeting, written notice stating the place, date, hour and purpose or purposes of the meeting. Any and all notices of a meeting may be waived by a stockholder by submitting a signed waiver either before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, will constitute a waiver of notice.

     Under the BW/IP By-laws, written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, must be given personally or by mail, not less than ten nor more than sixty days prior to the meeting to each stockholder of record entitled to vote at such meeting. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders will constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Quorum. The Durco By-laws provide that the holders of record of a majority of the outstanding shares of Durco Common Stock entitled to vote at such meeting, whether present in person or represented by proxy, constitutes a quorum for the purposes of transacting business at any stockholder meeting. However, NYBCL provides that in the case of a special meeting for the election of directors called by the stockholders, the stockholders attending, in person or by proxy, and entitled to vote in the election of directors, constitute a quorum solely for the purpose of electing directors. Under the BW/IP By-laws, the presence in person or by proxy of the holders of record of a majority of shares entitled to vote at a meeting of stockholders constitutes a quorum for the transaction of business at such meeting.

     The Durco By-laws provide that one-third of the entire board of directors, but not less than three, constitutes a quorum for the transaction of business by the Durco Board. Under the BW/IP By-laws, the presence of a majority of the total authorized number of directors constitutes a quorum for the transaction of business by the BW/IP Board.

     Voting by Stockholders. Except as otherwise required by the Durco Certificate or the Durco By-laws, action by Durco stockholders can be taken by the vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders at which a quorum is present. However, the Durco Certificate requires (i) the vote of four-fifths of the outstanding stock entitled to vote thereon for certain significant transactions with a Related Corporation (as defined therein) and (ii) a two-thirds vote to amend certain provisions of the Durco Certificate and By-laws relating to the Durco Board.

     Under the NYBCL, corporate action generally must be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. The NYBCL provides that directors are elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in such election. Additionally, the NYBCL requires the vote of two-thirds of all outstanding shares entitled to vote thereon for a plan of merger or consolidation adopted by the board of directors of a New York corporation, a guarantee given by a New York corporation not in furtherance of its corporate purposes, a disposition of substantially all the assets of a New York corporation if not made in the usual course of business, or a dissolution of a New York corporation. Under the DGCL, corporate action generally must be authorized by a majority of the shares represented, in person or by proxy, at any meeting in which a quorum is present.

     Under the NYBCL, but not the DGCL, the issuance, by a corporation to its directors, officers or employees of rights or options (other than substituted rights or options issued in connection with a business combination) to purchase from the corporation any of its shares, as an incentive to service or continued service with the corporation, or the adoption of a plan providing for such issuance, must be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon.

     The NYBCL prohibits a New York corporation from making loans to its directors without authorization by vote of the shareholders (excluding from such vote the affected director's shares). The DGCL has no comparable voting requirement but instead permits loans to, and guarantees on behalf of, officers and employees of a Delaware corporation, including those officers and employees who are also directors of the corporation, if, in the judgment of the board, such loan or guarantee may reasonably be expected to benefit the corporation.

     Stockholder Action Without a Meeting. Under the NYBCL, any required or permitted action to be taken by stockholders may be taken without a meeting with the written consent of all outstanding shares entitled to vote thereon, unless the certificate of incorporation provides for a lesser number. The Durco Certificate does not contain provisions with respect to stockholder action in lieu of a meeting.

     Under the DGCL, unless otherwise provided by a corporation's certificate of incorporation, any action which is to be taken by stockholders may be taken without a meeting if such action is authorized by written consents signed by stockholders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares were present and voting. The BW/IP Certificate does not include provisions relating to stockholder action through written consent, but the BW/IP By-laws contain notice requirements and provide for the BW/IP Board to set a record date with respect to such action.

     Rights Plan. For a description of the Durco Rights Agreement, see "DESCRIPTION OF FLOWSERVE CAPITAL STOCK FOLLOWING THE MERGER -- Flowserve Rights Plan; Series A Junior Participating Preferred Stock".

     Under the BW/IP Rights Agreement, which expires August 10, 2003, if there is an announcement or notice to BW/IP that a person or group has acquired 15% or more of the outstanding shares of BW/IP Common Stock (except pursuant to a tender offer for all such shares at a price and on terms determined to be fair and in the best interests of BW/IP and its stockholders by a majority of the directors who are not nominees of, or affiliated or associated with, the 15% holder), each holder of a right, other than rights beneficially owned by the 15% holder, will thereafter have the right to purchase for $85.00 a number of shares of BW/IP Common Stock having a market value of $170.00, or twice the right's exercise price. All rights that were beneficially owned by the 15% holder will thereafter be void.

     Each right will entitle a BW/IP stockholder to buy one one-hundredth of a share of BW/IP junior participating cumulative preferred stock at an exercise price of $85.00. The rights will become exercisable after the earlier to occur of (i) 10 business days following a public announcement or notice to BW/IP that a person or group has acquired 15% or more of the outstanding shares of BW/IP Common Stock or (ii) 10 business days, or such later date as the BW/IP directors determine, after a person commences a tender offer which, if accepted, would result in the person's owning 15% or more of the outstanding shares of BW/IP Common Stock.

     The rights are redeemable at $0.01 per right until 10 business days after a public announcement or notice to BW/IP that a person or group has acquired 15% or more of the outstanding shares of BW/IP Common Stock. The redemption period can be extended by the BW/IP Board before such an announcement or notice. If the BW/IP Board redeems the rights after such an announcement or notice, the redemption requires concurrence of a majority of the continuing directors who are not nominees of, or affiliated or associated with, the 15% stockholder. In addition, after a person or group acquires 15% or more (but less than 50%) of the outstanding shares of BW/IP Common Stock, the BW/IP Board may, with such a concurrence by the continuing directors, exchange one share of BW/IP Common Stock for each outstanding right, except for rights held by the 15% holder, which will become void.

     Under the BW/IP Rights Agreement, BW/IP will not effect a merger or certain other kinds of business combination transactions after a public announcement or notice to BW/IP that a person or group has acquired 15% or more of the outstanding shares of BW/IP Common Stock, unless provision is made so that after the transaction a holder of a right would be able to buy for $85.00 stock of the acquiring company having a market value of $170.00, or twice the exercise price of the right.

     On May 6, 1997, the BW/IP Rights Agreement was amended to provide that (i) neither the approval, execution or delivery of the Merger Agreement or the Stock Option Agreements nor the consummation of the transactions contemplated by the Merger Agreement or the Stock Option Agreements will cause the rights issued thereunder to become exercisable and (ii) the expiration date of the rights issued thereunder shall be immediately prior to the Effective Time.

     Indemnification and Limitation of Liability. Delaware and New York have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states

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

also permit, with certain exceptions, corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. There are, nonetheless, certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Durco By-laws provide for the indemnification of any present or future director or officer of Durco to the broadest and maximum extent permitted by New York law (described below). The Durco Certificate provides that no director shall be personally liable to Durco or its stockholders for damages for any breach of duty as a director, except for liability for (i) acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law,
(ii) personally gaining in fact a financial profit or other advantage to which such director was not legally entitled, or (iii) violating Section 719 of the NYBCL which imposes director liability for a variety of unlawful actions. Durco has entered into written agreements with all its current directors and officers which require Durco to indemnify such individuals from any such liability to the maximum extent allowed by New York law.

     The NYBCL authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the rights of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

     The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the shareholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

     The BW/IP Certificate provides that no director will be liable to BW/IP or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing in the BW/IP Certificate eliminates or limits the liability of a director (i) for any breach of the director's duty of loyalty to BW/IP or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL which, among other things, imposes liability upon directors for unlawful payment of dividends, stock purchase or redemption or
(iv) for any transaction from which the director derives an improper personal benefit.

     The BW/IP By-laws provide that BW/IP will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of BW/IP, or is or was serving or has agreed to serve at the request of BW/IP as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of BW/IP, or is or was serving or has agreed to serve at the

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

request of BW/IP as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of BW/IP, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of BW/IP to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to BW/IP unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of BW/IP, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. To the extent that a director, officer, employee or agent of BW/IP has been successful on the merits or otherwise in defense of such actions, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     In addition, BW/IP entered into an Indemnification Agreement with Clayton & Dubilier and certain of its affiliates ("C&D") on May 9, 1991, whereby BW/IP agreed to indemnify C&D against certain claims, which indemnification agreement will remain in effect following the Merger.

     The DGCL authorizes a Delaware corporation to indemnify any person who is, or is threatened to be made, a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of the corporation, the DGCL authorizes indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

     The DGCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e. payment prior to a determination on the merits) is permitted, but not required by the DGCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the DGCL, that such director, officer, employee or agent is entitled to indemnification. The DGCL provides that the indemnification provided by statute is not exclusive.

     Dissenters' Rights. The NYBCL provides dissenters' rights to holders entitled to vote thereon for (i) certain mergers and consolidations; (ii) dispositions of assets requiring shareholder approval; and (iii) certain amendments to the certificate of incorporation which adversely affect the rights of such shareholders. The procedures for perfecting dissenters' rights are similar under the DGCL and the NYBCL,

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

except that the NYBCL provides a procedure for the corporation to make a written offer prior to the commencement of litigation (the "Offer") to each dissenting shareholder to pay cash for his shares at a specified, uniform price which the corporation considers to be the fair value of the shares. If the effective date of the corporate action dissented from has occurred, the Offer must be accompanied by an advance payment of 80% of the Offer price to each dissenting shareholder who has submitted his or her stock certificates. If the effective date has not yet occurred, such advance payment shall be sent forthwith upon its occurrence. If the corporation and a dissenting shareholder agree upon a price to be paid for such dissenting shareholder's shares within 30 days after the making of the Offer, payment in full must be made by the corporation within 60 days of the date on which the Offer was made or within 60 days of the effective date, whichever is later. If any dissenting shareholder fails to agree with the corporation during the aforesaid 30-day period, or if an Offer is not made within a specified period of time, only then may a proceeding for judicial appraisal be commenced.

     Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise (the BW/IP Certificate has no such provision), such appraisal rights are not available in certain circumstances, including without limitation (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the NASDAQ or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the NASDAQ or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

     The concept of "fair value" in payment for shares upon exercise of appraisal rights is different under the DGCL and the NYBCL. Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction. The NYBCL does not exclude such element of value but mandates that the court should consider the nature of the transaction, its effect on the corporation and its shareholders, and the concepts and methods of valuation then customary in the relevant financial and securities markets.

     Right To Examine Stockholder List. Under the NYBCL, any person who shall have been a shareholder for at least six months preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, upon at least five days' written demand shall have the right to examine, during usual business hours, the corporation's minutes of proceedings of its shareholders and record of shareholders.

     Under the DGCL, stockholders, during usual business hours, have a right, for a period of at least ten days prior to any stockholder meeting and during such meeting, to examine a list of stockholders, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. The DGCL further provides that any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

     Interested Director Transactions. Under both the NYBCL and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely by reason of such interest provided that one of the following conditions is met: (i) such contract or transaction is approved by the stockholders or by a majority of disinterested members of the board of directors (under the NYBCL, if a quorum of the board is not present at such time, a unanimous vote of the disinterested directors is required) or, in certain circumstances, a committee thereof, if the material facts are disclosed (under the NYBCL, in good faith) or known thereto, or (ii) the contract or transaction was fair (and, under the NYBCL, reasonable) to the corporation at the time it was approved.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for Durco by Cravath, Swaine & Moore. Certain legal matters in connection with the Merger will be passed upon for BW/IP by Shearman & Sterling.

                                    EXPERTS

     The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Durco for the fiscal year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of BW/IP for the fiscal year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                          PROPOSED AMENDMENTS TO DURCO
                          CERTIFICATE OF INCORPORATION

     The Durco Board is proposing that the holders of Durco Common Stock adopt each of the Certificate Amendments, which would amend the Durco Certificate to
(i) change the corporate name to Flowserve Corporation and (ii) increase the number of authorized shares of Durco Common Stock from 60,000,000 to 120,000,000. If the Name Change is adopted, Article First of the Durco Certificate will read as follows: "The name of the corporation is Flowserve Corporation." If the Authorized Share Increase is adopted, the first sentence of Article Third of the Durco Certificate will read as follows: "The aggregate number of shares which the Corporation shall have authority to issue is 121,000,000, of which 1,000,000 shares, of the par value of $1.00 each, shall be Preferred Stock and 120,000,000 shares, of the par value of $1.25 each, shall be Common Stock." Adoption of each of the Certificate Amendments requires the affirmative vote of the holders of a majority of the outstanding shares of Durco Common Stock.

     Of the 60,000,000 shares of Durco Common Stock presently authorized, 23,542,831 were issued and outstanding as of the Record Date and up to 16,914,820 will be issued if the Merger is consummated. An additional 1,155,490 shares of Durco Common Stock are reserved for issuance under the Durco Option Plans. This will leave 18,386,859 shares of Flowserve Common Stock available for issuance after the Merger (assuming the Merger is completed and not including any shares which may need to be reserved pursuant to existing BW/IP stock plans or otherwise). Upon adoption of the Authorized Share Increase, 78,386,859 shares of Flowserve Common Stock will be available for issuance by the Flowserve Board (assuming the Merger is completed and not including any shares which may need to be reserved pursuant to existing BW/IP stock plans or otherwise).

     While Durco has no present intention to use the additional authorized shares of Flowserve Common Stock for any purpose and has not entered into any understanding or agreement regarding the issuance of such shares, the Durco Board and the BW/IP Board believe it is desirable to authorize additional shares of Flowserve Common Stock so that there will be sufficient shares available for issuance after the Merger for purposes that the Flowserve Board may hereafter determine to be in the best interests of Flowserve and its stockholders. Such purposes could include the offer of shares for cash, acquisitions, share dividends and other corporate purposes. In many situations, prompt action may be required that would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The BW/IP Board and the Durco Board believe the Flowserve Board should have the flexibility to act promptly in the best interests of its stockholders. The terms of any future issuance of shares of Flowserve Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

     THE DURCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE DURCO STOCKHOLDERS VOTE TO ADOPT AMENDMENTS TO DURCO'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO (I) CHANGE THE CORPORATE NAME TO FLOWSERVE CORPORATION AND (II) INCREASE THE AUTHORIZED SHARES OF DURCO COMMON STOCK.

                          FUTURE STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of Durco must be received by the Secretary of Durco (or, if the Merger is consummated prior thereto, by the Secretary of Flowserve) not later than November 13, 1997 for inclusion in the proxy materials for such meeting.

     If the Merger is not consummated, BW/IP will hold a 1998 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals intended to be presented at such meeting must be received by the Secretary of BW/IP no later than December 3, 1997 to be included in BW/IP's proxy, notice of meeting and proxy statement relating to such meeting.

                                 OTHER MATTERS

     The Durco Board and BW/IP Board are not aware of any matters to be presented for action at the Durco Special Meeting or the BW/IP Special Meeting, respectively, other than matters described in this Joint Proxy Statement/Prospectus. If any other matter comes before the Durco Special Meeting or the BW/IP Special Meeting, it is the intention of the persons named in the respective proxies to vote on such matter in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card.

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. BW/IP STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE PROXY. IF THE MERGER IS CONSUMMATED, BW/IP STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARE CERTIFICATES FOR CERTIFICATES REPRESENTING SHARES OF FLOWSERVE COMMON STOCK.

                      WHERE YOU CAN FIND MORE INFORMATION

     Durco and BW/IP file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Durco filed a Registration Statement on Form S-4 to register with the SEC the Durco Common Stock to be issued to BW/IP stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Durco in addition to being a proxy statement of Durco and BW/IP for their respective Special Meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial performance.

           DURCO SEC FILINGS (FILE NO. 0-325)                             PERIOD
--------------------------------------------------------  --------------------------------------
Annual Report on Form 10-K..............................  Fiscal Year Ended December 31, 1996
Quarterly Report on Form 10-Q...........................  Quarterly period ended March 31, 1997
Current Report on Form 8-K..............................  Dated May 15, 1997

          BW/IP SEC FILINGS (FILE NO. 1-11897)                            PERIOD
--------------------------------------------------------  --------------------------------------
Annual Report on Form 10-K..............................  Fiscal Year Ended December 31, 1996
Quarterly Report on Form 10-Q...........................  Quarterly period ended March 31, 1997
Current Report on Form 8-K..............................  Dated May 15, 1997

     We are also incorporating by reference additional documents that we file with the SEC between the date of this Joint Proxy Statement/Prospectus and the dates of Durco's and BW/IP's respective Special Meetings of stockholders.

     Durco has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Durco, and BW/IP has supplied all such information relating to BW/IP.

     If you are a stockholder, you may have previously received some of the documents incorporated by reference. You may still obtain such documents through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

Durco International Inc.      BW/IP, Inc.
Attention: Ronald F. Shuff    Attention: John D. Hannesson
3100 Research Boulevard       200 Oceangate Boulevard
Dayton, Ohio 45420            Suite 900
Telephone: (937) 476-6100     Long Beach, California 90802
                              Telephone: (562) 435-3700

     If you would like to request documents from us, please do so by July 14, 1997 to receive them before Durco's and BW/IP's respective Special Meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS DESCRIBED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED JUNE 19, 1997. WE HAVE TRIED TO MAKE THE JOINT PROXY STATEMENT/PROSPECTUS AS ACCURATE AS POSSIBLE, BUT WE CANNOT ASSURE THAT THIS DOCUMENT REMAINS ACCURATE AFTER SUCH DATE. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF DURCO COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

    By Order of the Board of Directors of       By Order of the Board of Directors of
    Durco International Inc.                    BW/IP, Inc.
    Ronald F. Shuff                             John D. Hannesson
    Vice President, Secretary and               Vice President, Secretary and
      General Counsel                           General Counsel

                ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS

Annex I     Agreement and Plan of Merger
Annex II    Durco Stock Option Agreement
Annex III   BW/IP Stock Option Agreement
Annex IV    Opinion of Salomon Brothers Inc
Annex V     Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex VI    Durco Restated Certificate of Incorporation, as amended
Annex VII   Durco By-Laws

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           DURCO INTERNATIONAL, INC.,

                            BRUIN ACQUISITION CORP.

                                      AND

                                  BW/IP, INC.

                            DATED AS OF MAY 6, 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
                                         ARTICLE I
                                         THE MERGER
SECTION 1.01.   The Merger............................................................    1
SECTION 1.02.   Closing...............................................................    1
SECTION 1.03.   Effective Time........................................................    2
SECTION 1.04.   Effects of the Merger.................................................    2
SECTION 1.05.   Certificate of Incorporation and By-laws of Surviving Corporation.....    2
SECTION 1.06.   Directors of Surviving Corporation....................................    2
SECTION 1.07.   Officers of Surviving Corporation.....................................    2
SECTION 1.08.   Boards, Committees and Officers of Durco..............................    2

                                         ARTICLE II
   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                                         CERTIFICATES
SECTION 2.01.   Effect on Capital Stock...............................................    2
SECTION 2.02.   Exchange of Certificates..............................................    3

                                        ARTICLE III
                               REPRESENTATIONS AND WARRANTIES
SECTION 3.01.   Representations and Warranties of BW/IP...............................    6
SECTION 3.02.   Representations and Warranties of Durco and Sub.......................   14

                                         ARTICLE IV
                         COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.01.   Conduct of Business...................................................   22
SECTION 4.02.   No Solicitation by BW/IP..............................................   26
SECTION 4.03.   No Solicitation by Durco..............................................   27

                                         ARTICLE V
                                   ADDITIONAL AGREEMENTS
SECTION 5.01.   Preparation of the Form S-4 and the Joint Proxy Statement;
                Stockholders Meetings.................................................   28
SECTION 5.02.   Letters of BW/IP's Accountants........................................   29
SECTION 5.03.   Letters of Durco's Accountants........................................   29
SECTION 5.04.   Access to Information; Confidentiality................................   30
SECTION 5.05.   Best Efforts..........................................................   30
SECTION 5.06.   Stock Options.........................................................   31
SECTION 5.07.   Certain Employee Matters..............................................   32
SECTION 5.08.   Indemnification, Exculpation and Insurance............................   32
SECTION 5.09.   Fees and Expenses.....................................................   32
SECTION 5.10.   Public Announcements..................................................   34
SECTION 5.11.   Affiliates............................................................   34
SECTION 5.12.   Stock Listing.........................................................   34
SECTION 5.13.   Stockholder Litigation................................................   34
SECTION 5.14.   Tax Treatment.........................................................   34
SECTION 5.15.   Pooling of Interests..................................................   34
SECTION 5.16.   BW/IP Rights Agreement................................................   34

                                                                                        PAGE
                                                                                        ----
SECTION 5.17.   Durco Rights Agreement................................................   35
SECTION 5.18.   Standstill Agreements; Confidentiality Agreements.....................   35
SECTION 5.19.   Headquarters; Name....................................................   35

                                         ARTICLE VI
                                    CONDITIONS PRECEDENT
SECTION 6.01.   Conditions to Each Party's Obligation to Effect the Merger............   35
SECTION 6.02.   Conditions to Obligations of Durco and Sub............................   36
SECTION 6.03.   Conditions to Obligations of BW/IP....................................   36
SECTION 6.04.   Frustration of Closing Conditions.....................................   37

                                        ARTICLE VII
                             TERMINATION, AMENDMENT AND WAIVER
SECTION 7.01.   Termination...........................................................   37
SECTION 7.02.   Effect of Termination.................................................   38
SECTION 7.03.   Amendment.............................................................   38
SECTION 7.04.   Extension; Waiver.....................................................   38
SECTION 7.05.   Procedure for Termination, Amendment, Extension or Waiver.............   38

                                        ARTICLE VIII
                                     GENERAL PROVISIONS
SECTION 8.01.   Nonsurvival of Representations and Warranties.........................   38
SECTION 8.02.   Notices...............................................................   38
SECTION 8.03.   Definitions...........................................................   39
SECTION 8.04.   Interpretation........................................................   40
SECTION 8.05.   Counterparts..........................................................   40
SECTION 8.06.   Entire Agreement; No Third-Party Beneficiaries........................   40
SECTION 8.07.   Governing Law.........................................................   40
SECTION 8.08.   Assignment............................................................   40
SECTION 8.09.   Enforcement...........................................................   41
SECTION 8.10.   WAIVER OF JURY TRIAL..................................................   41
SECTION 8.11.   Headings..............................................................   41
SECTION 8.12.   Severability..........................................................   41

EXHIBIT A -- Corporate Governance of Durco Following the Effective Time
EXHIBIT B -- Form of Affiliate Letter
EXHIBIT C -- Form of Durco and Sub Tax Representation Letter
EXHIBIT D -- Form of BW/IP Tax Opinion Representation Letter
EXHIBIT E -- Form of Company Stockholder Representation Letter
EXHIBIT F -- Term Sheet for Employment Agreement for Chief Executive Officer
EXHIBIT G -- Term Sheet for Employment Agreement for Chief Operating Officer
BW/IP DISCLOSURE SCHEDULE
  BW/IP Stock Options...............................................................  sec.3.01(c)
  Authority; Noncontravention.......................................................  sec.3.01(d)
  ERISA Compliance; Labor Contracts.................................................  sec.3.01(j)
  Contracts; Debt Instruments.......................................................  sec.3.01(r)
  Litigation........................................................................  sec.3.01(s)
  Environmental Matters.............................................................  sec.3.01(t)

  Trademarks, Patents and Copyrights................................................  sec.3.01(u)
  Insurance.........................................................................  sec.3.01(v)
  Conduct of Business by BW/IP......................................................  sec.5.07(a)
  Employment Agreements.............................................................  sec.5.07(a)

DURCO DISCLOSURE SCHEDULE
  Durco Stock Options...............................................................  sec.3.02(c)
  ERISA Compliance; Labor Contracts.................................................  sec.3.02(j)
  Contracts; Debt Instruments.......................................................  sec.3.02(q)
  Litigation........................................................................  sec.3.02(r)
  Environmental Matters.............................................................  sec.3.01(s)
  Trademarks, Patents and Copyrights................................................  sec.3.02(t)
  Insurance.........................................................................  sec.3.02(v)
  Conduct of Business by Durco......................................................  sec.5.07(a)
  Employment Agreements.............................................................  sec.5.07(a)

                                DEFINED TERM                                     SECTION
----------------------------------------------------------------------------    ---------
Adjusted Option.............................................................    sec. 5.06(a)(i)
BW/IP.......................................................................    PREAMBLE
BW/IP Acquisition Agreement.................................................    sec. 4.02(b)
BW/IP Applicable Period.....................................................    sec. 4.02(a)
BW/IP Benefit Plans.........................................................    sec. 3.01(i)
BW/IP Common Stock..........................................................    PREAMBLE
BW/IP Disclosure Schedule...................................................    sec. 3.01
BW/IP Filed SEC Documents...................................................    sec. 3.01(g)
BW/IP Junior Preferred Stock................................................    sec. 3.01(c)
BW/IP Material Contract.....................................................    sec. 3.01(r)
BW/IP Notice................................................................    sec. 4.02(a)
BW/IP Option................................................................    PREAMBLE
BW/IP Out-of-Pocket Expenses................................................    sec. 5.09(c)
BW/IP Permits...............................................................    sec. 3.01(h)
BW/IP Preferred Stock.......................................................    sec. 3.01(c)
BW/IP Rights................................................................    sec. 3.01(c)
BW/IP Rights Agreement......................................................    sec. 3.01(c)
BW/IP Rights Plan Amendment.................................................    sec. 3.01(w)
BW/IP SEC Documents.........................................................    sec. 3.01(e)
BW/IP Stock Option Agreement................................................    PREAMBLE
BW/IP Stock Options.........................................................    sec. 3.01(c)
BW/IP Stock Plans...........................................................    sec. 3.01(c)
BW/IP Stockholder Approval..................................................    sec. 3.01(l)
BW/IP Stockholders Meeting..................................................    sec. 5.01(b)
BW/IP Superior Proposal.....................................................    sec. 4.02(b)
BW/IP Takeover Proposal.....................................................    sec. 4.02(a)
CERCLA......................................................................    sec. 3.01(t)
Certificate of Merger.......................................................    sec. 1.03
Certificates................................................................    sec. 2.02(b)
Closing.....................................................................    sec. 1.02
Closing Date................................................................    sec. 1.02
Code........................................................................    PREAMBLE
Common Shares Trust.........................................................    sec. 2.02(e)(iii)
Confidentiality Agreements..................................................    sec. 5.04
DGCL........................................................................    sec. 1.01
Effective Time..............................................................    sec. 1.03
Environmental Laws..........................................................    sec. 3.01(t)
Environmental Permits.......................................................    sec. 3.01(t)
ERISA.......................................................................    sec. 3.01(j)
Excess Shares...............................................................    sec. 2.02(e)(ii)
Exchange Act................................................................    sec. 3.01(d)
Exchange Agent..............................................................    sec. 2.02(a)
Exchange Fund...............................................................    sec. 2.02(a)
Exchange Ratio..............................................................    sec. 2.01(c)
Durco.......................................................................    PREAMBLE
Durco Acquisition Agreement.................................................    sec. 4.03(b)
Durco Applicable Period.....................................................    sec. 4.03(a)

                                DEFINED TERM                                     SECTION
----------------------------------------------------------------------------    ---------
Durco Benefit Plans.........................................................    sec. 3.02(i)
Durco Common Stock..........................................................    PREAMBLE
Durco Disclosure Schedule...................................................    sec. 3.02
Durco Filed SEC Documents...................................................    sec. 3.02(g)
Durco Junior Preferred Stock................................................    sec. 3.02(c)
Durco Material Contract.....................................................    sec. 3.02(q)
Durco Notice................................................................    sec. 4.03(a)
Durco Option................................................................    PREAMBLE
Durco Out-of-Pocket Expenses................................................    sec. 5.09(b)
Durco Permits...............................................................    sec. 3.02(h)
Durco Preferred Stock.......................................................    sec. 3.02(c)
Durco Rights................................................................    sec. 3.02(c)
Durco Rights Agreement......................................................    sec. 3.02(c)
Durco SEC Documents.........................................................    sec. 3.02(e)
Durco Stock Option Agreement................................................    PREAMBLE
Durco Stock Options.........................................................    sec. 3.02(c)
Durco Stock Plans...........................................................    sec. 3.02(c)
Durco Stockholder Approval..................................................    sec. 3.02(l)
Durco Stockholders Meeting..................................................    sec. 5.01(c)
Durco Superior Proposal.....................................................    sec. 4.03(b)
Durco Takeover Proposal.....................................................    sec. 4.03(a)
Form S-4....................................................................    sec. 3.01(f)
Governmental Entity.........................................................    sec. 3.01(d)
Hazardous Materials.........................................................    sec. 3.01(t)
HSR Act.....................................................................    sec. 3.01(d)
Liens.......................................................................    sec. 3.01(b)
Merger......................................................................    PREAMBLE
Merger Consideration........................................................    sec. 2.01(c)
Merrill Lynch...............................................................    sec. 3.01(o)
NYSE........................................................................    sec. 2.02(e)(ii)
Option Agreements...........................................................    PREAMBLE
Real Estate Transfer Taxes..................................................    sec. 5.09(a)
Restraints..................................................................    sec. 6.01(c)
SEC.........................................................................    sec. 3.01(b)
Securities Act..............................................................    sec. 3.01(e)
Salomon.....................................................................    sec. 3.02(n)
Sub.........................................................................    PREAMBLE
Surviving Corporation.......................................................    sec. 1.01
Termination Fee.............................................................    sec. 5.09(b)

     AGREEMENT AND PLAN OF MERGER dated as of May 6, 1997, between DURCO INTERNATIONAL, INC., a New York corporation ("Durco"), BRUIN ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Durco ("Sub"),and BW/IP, INC., a Delaware corporation ("BW/IP").

     WHEREAS, the respective Boards of Directors of Durco, Sub and BW/IP, and Durco acting as the sole stockholder of Sub, have approved the merger of Sub with and into BW/IP (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of BW/IP ("BW/IP Common Stock"), other than shares owned by Durco or BW/IP, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

     WHEREAS, the respective Boards of Directors of Durco and BW/IP have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

     WHEREAS, Durco, Sub and BW/IP desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction;

     WHEREAS, concurrently with the execution and delivery of this Agreement, BW/IP and Durco will enter into a stock option agreement (the "BW/IP Stock Option Agreement"), pursuant to which BW/IP will grant Durco the option (the "BW/IP Option") to purchase shares of BW/IP Common Stock, together with the associated BW/IP Rights (as defined in Section 3.01(c)), upon the terms and subject to the conditions set forth therein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Durco and BW/IP will enter into a stock option agreement (the "Durco Stock Option Agreement" and, together with the BW/IP Stock Option Agreement, the "Option Agreements"), pursuant to which Durco will grant BW/IP the option (the "Durco Option") to purchase shares of common stock, par value $1.25 per share, of Durco ("Durco Common Stock") together with the associated Durco Rights (as defined in Section 3.02(c)), upon the terms and subject to the conditions set forth therein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into BW/IP at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and BW/IP shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

     SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as Sub and BW/IP shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05. Certificate of Incorporation and By-laws of Surviving Corporation. (a) The certificate of incorporation of BW/IP, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation and such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors of Surviving Corporation. The directors of BW/IP immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers of Surviving Corporation. The officers of BW/IP immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.08. Boards, Committees and Officers of Durco. Immediately following the Effective Time, the Board of Directors of Durco, committees of the Board of Directors of Durco, composition of such committees (including chairpersons thereof) and officers of Durco shall be as set forth on or designated in accordance with Exhibit A hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with Exhibit A or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director (including as a member or chairperson of any committee) at the Effective Time the party which designated such individual as indicated in Exhibit A shall designate another individual to serve in such individual's place. If any officer set forth on or designated in accordance with Exhibit A ceases to be a full-time employee of either BW/IP or Durco at or before the Effective Time, the parties will agree upon another person to serve in such person's stead.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of BW/IP Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Durco-Owned Stock. Each share of BW/IP Common Stock that is owned by BW/IP or by any subsidiary of BW/IP and each share of BW/IP Common Stock that is owned by Durco, Sub or any other subsidiary of Durco shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of BW/IP Common Stock. Subject to Section 2.02(e), each issued and outstanding share of BW/IP Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.6968 (the "Exchange Ratio") fully paid and nonassessable shares of Durco Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of BW/IP Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of BW/IP Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Durco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Durco shall enter into an agreement with such bank or trust company as may be designated by Durco and reasonably satisfactory to BW/IP (the "Exchange Agent"), which shall provide that Durco shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of BW/IP Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Durco Common Stock (such shares of Durco Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.02(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Durco Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of BW/IP Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of BW/IP Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Durco and BW/IP may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Durco Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Durco Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of BW/IP Common Stock which is not registered in the transfer records of BW/IP, a certificate representing the proper number of shares of Durco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Durco Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Durco that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Durco Common Stock in accordance with Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Durco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Durco Common Stock represented thereby, and, in the case of Certificates representing BW/IP Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Durco Common Stock shall be paid by Durco to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Durco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Durco Common Stock and, in the case of Certificates representing BW/IP Common Stock, the amount of any cash payable in lieu of a fractional share of Durco Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Durco Common Stock.

     (d) No Further Ownership Rights in BW/IP Common Stock. All shares of Durco Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of BW/IP Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by BW/IP on such shares of BW/IP Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BW/IP Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Durco Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Durco shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Durco.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Durco Common Stock delivered to the Exchange Agent by Durco pursuant to
     Section 2.02(a) over (B) the aggregate number of whole shares of Durco Common Stock to be distributed to former holders of BW/IP Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of BW/IP, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in Section 2.02(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing BW/IP Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of BW/IP Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of BW/IP Common Stock is entitled (after taking into account all shares of BW/IP Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of BW/IP Common Stock are entitled.

          (iv) Notwithstanding the provisions of Section 2.02(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of BW/IP Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of BW/IP Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Durco Common Stock as reported on the NASDAQ National Market System (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

          (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing BW/IP Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing BW/IP Common Stock subject to and in accordance with the terms of Section 2.02(c).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Durco, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Durco for payment of their claim for Merger Consideration, any dividends or distributions with respect to Durco Common Stock and any cash in lieu of fractional shares of Durco Common Stock.

     (g) No Liability. None of Durco, Sub, BW/IP or the Exchange Agent shall be liable to any person in respect of any shares of Durco Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Durco Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing BW/IP Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Durco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Durco.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Durco Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of BW/IP. Except as disclosed in the BW/IP Filed SEC Documents (as defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by BW/IP to Durco prior to the execution of this Agreement (the "BW/IP Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, BW/IP represents and warrants to Durco and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of BW/IP and its subsidiaries (as defined in Section 8.03) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of BW/IP and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on BW/IP. BW/IP has made available to Durco prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

          (b) Subsidiaries. Exhibit 21.a to BW/IP's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the subsidiaries of BW/IP which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by BW/IP, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

          (c) Capital Structure. The authorized capital stock of BW/IP consists of 40,000,000 shares of BW/IP Common Stock and 10,000,000 shares of preferred stock, $.01 par value, of BW/IP ("BW/IP Preferred Stock").At the close of business on May 5, 1997, (i) 24,275,000 shares of BW/IP Common Stock were issued and outstanding; (ii) 175,000 shares of BW/IP Common Stock were held by BW/IP in its treasury; (iii) 1,779,532 shares of BW/IP Common Stock were reserved for issuance pursuant to the BW/IP International, Inc. Capital Accumulation Plan, the BW/IP International Inc. 1996 Long-Term Incentive Plan, the BW/IP Holding, Inc. Non Employee Directors' Stock Option Plan, the BW/IP, Inc. 1996 Management Long-Term Incentive Plan and the BW/IP, Inc. 1996 Stock and Deferred Compensation Plan (such plans, collectively, the "BW/IP Stock Plans"); (iv) no shares of Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "BW/IP Junior Preferred Stock"), were issued and outstanding and (v) other than the BW/IP Junior Preferred Stock, no other shares of BW/IP Preferred Stock have been designated or issued. Section 3.01(c) of the BW/IP Disclosure Schedule sets forth a complete and correct list, as of May 2, 1997, of the number of shares of BW/IP Common Stock subject to employee stock options or other rights to purchase or receive BW/IP Common Stock granted under the BW/IP Stock Plans (collectively, "BW/IP Stock Options") and the exercise prices thereof. All outstanding shares of capital stock of BW/IP are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the BW/IP Stock Option Agreement and as set forth in this Section 3.01(c) and except for changes since May 2, 1997 resulting from the issuance of shares of BW/IP Common Stock pursuant to the options and other rights referred to above in this Section 3.01(c), for the issuance of BW/IP Rights (as defined below) or BW/IP Common Stock in respect of BW/IP Rights pursuant to the BW/IP Rights Agreement (as defined below), or as permitted by Sec-tion 4.01(a)(i)(y) and 4.01(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of BW/IP, (B) any securities of BW/IP convertible into or exchangeable or exercisable for shares of capital stock or voting securities of BW/IP, (C) any warrants, calls, options or other rights to acquire from BW/IP or any BW/IP subsidiary, and no obligation of BW/IP or any BW/IP subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of BW/IP and (y) there are not any outstanding obligations of BW/IP or any BW/IP subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. BW/IP is not a party to any voting agreement with respect to the voting of any such securities. Except for the BW/IP Stock Option Agreement and pursuant to agreements entered into with respect to the BW/IP Stock Plans as of the close of business on May 5, 1997, there are no outstanding (A) securities of BW/IP or any BW/IP subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any BW/IP subsidiary, (B) warrants, calls, options or other rights to acquire from BW/IP or any BW/IP subsidiary, and no obligation of BW/IP or any BW/IP subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any BW/IP subsidiary or (C) obligations of BW/IP or any BW/IP subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of BW/IP subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the subsidiaries of BW/IP listed in Section 3.01(c)(i) of the BW/IP Disclosure Schedule, BW/IP does not own, directly or indirectly, any securities or other beneficial ownership interests in any entity. Except as set forth in Section 3.01(c)(ii) of the BW/IP Disclosure Schedule, there are no material outstanding contractual obligations of BW/IP or any subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any BW/IP subsidiary or any other person (as defined in Section 8.03), other than guarantees by BW/IP of any indebtedness of any BW/IP subsidiary. BW/IP has made available to Durco a complete and correct copy of the Rights Agreement (the "BW/IP Rights Agreement"), between BW/IP and American Stock Transfer & Trust Company, relating to rights ("BW/IP Rights") to purchase BW/IP Junior Preferred Stock.

          (d) Authority; Noncontravention. BW/IP has all requisite corporate power and authority to enter into this Agreement and, subject to the BW/IP Stockholder Approval (as defined in Section 3.01(l)), to consummate the transactions contemplated by this Agreement. BW/IP has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by BW/IP and the consummation by BW/IP of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of BW/IP, subject, in the case of this Agreement, to the BW/IP Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by BW/IP and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of BW/IP, enforceable against BW/IP in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of BW/IP or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of BW/IP or the comparable organizational documents of any of its subsidiaries, subject in the case of BW/IP with respect to this Agreement to the BW/IP Stockholder Approval, (ii) except as set forth in Section 3.01(d)(ii) of the Bruin Disclosure Schedule any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to BW/IP or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BW/IP or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on BW/IP or (y) reasonably be expected to impair the ability of BW/IP to perform its obligations under this Agreement or the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to BW/IP or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by BW/IP or the consummation by BW/IP of the transactions contemplated by this Agreement or the Option Agreements, except for (1) the filing of a premerger notification and report form by BW/IP under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the BW/IP Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the Durco Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which BW/IP is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of BW/IP Common Stock that are to be issued pursuant to the BW/IP Stock Option Agreement to be listed on the NYSE; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on BW/IP.

          (e) SEC Documents; Undisclosed Liabilities. BW/IP has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1994 (the "BW/IP SEC Documents"). As of their respective dates, the BW/IP SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such BW/IP SEC Documents, and none of the BW/IP SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any BW/IP SEC Document has been revised or superseded by a later filed BW/IP SEC Document, none of the BW/IP SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BW/IP included in the BW/IP SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of BW/IP and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments which were not and are not expected individually or in the aggregate to have a material adverse effect on BW/IP). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, neither BW/IP nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on BW/IP.

          (f) Information Supplied. None of the information supplied or to be supplied by BW/IP specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Durco in connection with the issuance of Durco Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to BW/IP's stockholders or at the time of the BW/IP Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by BW/IP with respect to statements made or incorporated by reference therein based on information supplied by Durco or Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, since December 31, 1996 and through the date hereof, BW/IP and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any material adverse change in BW/IP, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of BW/IP's capital stock, other than a regular quarterly cash dividend of $.11 per share on the BW/IP Common Stock, (iii) any split, combination or reclassification of any of BW/IP's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of BW/IP's capital stock, except for issuances of BW/IP Common Stock upon the exercise of BW/IP Stock Options awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.01(a) or for issuances of BW/IP Rights or BW/IP Common Stock in respect of BW/IP Rights pursuant to the BW/IP Rights Agreement, (iv) (A) any granting by BW/IP or any of its subsidiaries to any current or former director, executive officer or other key employee of BW/IP or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the BW/IP SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "BW/IP Filed SEC Documents"), (B) any granting by BW/IP or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the BW/IP Filed SEC Documents filed and publicly available prior to the date of this Agreement, or (C) any entry by BW/IP or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in the BW/IP Filed SEC Documents or required by a change in United States generally accepted accounting principles, any change in accounting methods, principles or practices by BW/IP materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the BW/IP Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on BW/IP or any of its tax attributes or any settlement or compromise of any material income tax liability, (vii) any waiver, settlement, assignment, release or compromise of any material claims or litigation or (viii) any revaluation in any material respect of any of BW/IP's or its subsidiaries' assets, including writing down of inventory or writing-off notes or accounts receivable other than in the ordinary course of business.

          (h) Compliance with Applicable Laws. BW/IP and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of BW/IP and its subsidiaries (the "BW/IP Permits"), except where the failure to have any such BW/IP Permits individually or in the aggregate would not have a material adverse effect on BW/IP. BW/IP and its subsidiaries are in compliance with the terms of the BW/IP Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on BW/IP. As of the date of this Agreement, except as disclosed in the BW/IP Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity with respect to BW/IP or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.03) of BW/IP, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have a material adverse effect on BW/IP or (ii) reasonably be expected to impair the ability of BW/IP to perform its obligations under this Agreement or the Option Agreements or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreements. This paragraph does not relate to environmental matters which are exclusively the subject of Section 3.01(t).

     (i) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the BW/IP Filed SEC Documents, there has not been any adoption or amendment in any material respect by BW/IP or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of BW/IP or any subsidiary that, together with BW/IP, would be considered a single employer under Section 414(b), (c) or
(m) of the Code (collectively, the "BW/IP Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any BW/IP pension plans, or any change in the manner in which contributions to any BW/IP pension plans are made or the basis on which such contributions are determined.

     (j) ERISA Compliance. (i) Except as disclosed in Section 3.01(j) of the BW/IP Disclosure Schedule, with respect to the BW/IP Benefit Plans, no event has occurred and, to the knowledge of BW/IP, there exists no condition or set of circumstances, in connection with which BW/IP or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on BW/IP under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each BW/IP Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any BW/IP Benefit Plan that individually or in the aggregate would not have a material adverse effect on BW/IP. BW/IP, its subsidiaries and all the BW/IP Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on BW/IP. Each BW/IP Benefit Plan that is intended to be qualified under
     Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any BW/IP Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of BW/IP, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such BW/IP Benefit Plan or the exempt status of any such trust.

          (iii) Neither BW/IP nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No BW/IP Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of BW/IP, there are not any facts or circumstances that would materially change the funded status of any BW/IP Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No BW/IP Benefit Plan is a "multiemployer plan" within the meaning of
     Section 3(37) of ERISA.

          (iv) Neither BW/IP nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by BW/IP or any of its subsidiaries and no collective bargaining agreement is being negotiated by BW/IP or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against BW/IP or any of its subsidiaries pending or, to the knowledge of BW/IP, threatened which may interfere with the respective business activities of BW/IP or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on BW/IP. As of the date of this Agreement, to the knowledge of BW/IP, none of BW/IP, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of BW/IP or any of its subsidiaries, and there is no charge or complaint against BW/IP or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

          (v) No employee of BW/IP will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any BW/IP Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

     (k) Taxes. (i) Each of BW/IP and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on BW/IP. BW/IP and each of its subsidiaries has paid (or BW/IP has paid on its behalf) all taxes (as defined in Section 3.01(k)(v)) shown as due on such returns, and the most recent financial statements contained in the BW/IP Filed SEC Documents reflect an adequate reserve for all taxes payable by BW/IP and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against BW/IP or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on BW/IP. The Federal income tax returns of BW/IP and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

          (iii) Neither BW/IP nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) The BW/IP Benefit Plans and other BW/IP compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by BW/IP or any of its subsidiaries under any such plan or arrangement and, to the knowledge of BW/IP, no fact or circumstance exists that would cause such disallowance to apply to any such amount.

          (v) As used in this Agreement, "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

     (l) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of BW/IP Common Stock, voting as a single class (with each share of BW/IP Common Stock having one vote per share), at the BW/IP Stockholders Meeting to adopt this Agreement (the "BW/IP Stockholder Approval") is the only vote of the holders of any class or series of BW/IP's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

     (m) State Takeover Statutes. The Board of Directors of BW/IP has unanimously approved the terms of this Agreement and the Option Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreements and, assuming the accuracy of Durco's representation and warranty contained in Section 3.02(p), such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreements by the BW/IP Board of Directors under the provisions of Section 203 of the DGCL, and represents all the actions necessary to ensure that such Section 203 does not apply to Durco or Sub in connection with the Merger and the other transactions contemplated hereby and by the Option Agreements. To BW/IP's knowledge, no other state takeover statute or similar statute or regulation is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreements.

     (n) Accounting Matters. Neither BW/IP nor any of its affiliates (as defined in Section 8.03) has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

     (o) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. ("Merrill Lynch"), the fees and expenses of which will be paid by BW/IP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of BW/IP. BW/IP has furnished to Durco true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

     (p) Opinion of Financial Advisor. BW/IP has received the opinion of Merrill Lynch, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of BW/IP Common Stock (other than Durco and its affiliates), a signed copy of which opinion has been delivered to Durco.

     (q) Ownership of Durco Common Stock. Other than pursuant to the Durco Stock Option Agreement and except for shares owned by BW/IP Benefit Plans, as of the date hereof, neither BW/IP nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Durco.

     (r) Contracts; Debt Instruments. Except as disclosed in the BW/IP Filed SEC Reports or in Section 3.01(r) of the BW/IP Disclosure Schedule, there is no contract or agreement (i) that is material to the business, financial condition or results of operations of BW/IP and its subsidiaries taken as a whole or (ii) that purports to limit in any material respect the manner in which or the geographic locations in which BW/IP and its subsidiaries conduct or may conduct their business (each, a "BW/IP Material Contract"). Neither BW/IP nor any BW/IP subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not individually or in the aggregate result in a material adverse effect on BW/IP. Set forth in
Section 3.01(r) of the BW/IP Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of BW/IP and its subsidiaries as described in the notes to the financial statements incorporated in BW/IP's Form 10-K for the year ended December 31, 1996.

     (s) Litigation.  Except as disclosed in the BW/IP Filed SEC Reports or in
Section 3.01(s) of the BW/IP Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against BW/IP or any subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a material adverse effect on BW/IP. Except as disclosed in the BW/IP Filed SEC Reports or in Section 3.01(s) of the BW/IP Disclosure Schedule, neither BW/IP nor any BW/IP subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a material adverse effect on BW/IP.

     (t) Environmental Matters. Except as disclosed in the BW/IP Filed SEC Reports or in Section 3.01(t) of the BW/IP Disclosure Schedule:

          (a) Each of BW/IP and its subsidiaries (i) is in compliance with all applicable Environmental Laws (defined below), (ii) holds all Environmental Permits (defined below) required for the operation of the businesses of BW/IP and its subsidiaries as currently conducted, and (iii) is in compliance with such Environmental Permits, except as in each case would not, individually or in the aggregate, have a material adverse effect on BW/IP.

          (b) Neither BW/IP nor any BW/IP subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (defined below) or any similar state, local or foreign Environmental Law.

          (c) Neither BW/IP nor any BW/IP subsidiary has entered into or agreed to any consent decree or order or is subject to any pending judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (defined below), and, to the best knowledge of BW/IP, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

          (d) None of the real property owned or leased by BW/IP or any BW/IP subsidiary is listed or, to the best knowledge of BW/IP, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

          (e) No Hazardous Material has been released at, or transported to or from, any real property currently or, to the best knowledge of BW/IP, formerly owned or operated by BW/IP or any BW/IP subsidiary, except as would not, individually or in the aggregate, have a material adverse effect on BW/IP.

     For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule or code, any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials, as in effect as of the date hereof.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under applicable Environmental Law.

     "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     (u) Trademarks, Patents and Copyrights. Except as set forth in Section 3.01(u) of the BW/IP Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate would not have a material adverse effect on BW/IP, BW/IP and each of its subsidiaries owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of BW/IP and its subsidiaries as currently conducted or as contemplated to be conducted, and BW/IP is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of BW/IP and

BW/IP subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that, individually or in the aggregate, could have a material adverse effect on BW/IP. To BW/IP's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to BW/IP or any BW/IP subsidiary that individually or in the aggregate could have a material adverse effect on BW/IP.

     (v) Insurance. Except as set forth on Section 3.01(v) of the BW/IP Disclosure Schedule, each of BW/IP and its subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by BW/IP and its subsidiaries during such time period. Except as set forth on Schedule 3.01(v) of the BW/IP Disclosure Schedule, neither BW/IP nor its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of BW/IP or its subsidiaries. The insurance policies of BW/IP and each of its subsidiaries are valid and enforceable policies in all material respects.

     (w) BW/IP Rights Agreement. The BW/IP Rights Agreement has been amended (the "BW/IP Rights Plan AmendmenT) to (i) render the BW/IP Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, (ii) ensure that (y) none of Durco, its wholly owned subsidiaries, or its permitted assignees or transferees under the BW/IP Stock Option Agreement is an Acquiring Person (as defined in the BW/IP Rights Agreement) pursuant to the BW/IP Rights Agreement and (z) a Distribution Date, a Section 11(a)(ii) Event or Section 13 Event or Stock Acquisition Date (as such terms are defined in the BW/IP Rights Agreement) does not occur solely by reason of the execution of this Agreement and the Option Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and the Option Agreements and (iii) to provide that the Final Expiration Date (as defined in the BW/IP Rights Agreement) shall occur immediately prior to the Effective Time, and the BW/IP Rights Plan Agreement may not be further amended by BW/IP without the prior consent of Durco in its sole discretion.

     SECTION 3.02. Representations and Warranties of Durco and Sub. Except as disclosed in the Durco Filed SEC Documents (as defined in Section 3.02(g)) or as set forth on the Disclosure Schedule delivered by Durco to BW/IP prior to the execution of this Agreement (the "Durco Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Durco and Sub represent and warrant to BW/IP as follows:

          (a) Organization, Standing and Corporate Power. Each of Durco, Sub and Durco's other subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Durco, Sub and Durco's other subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Durco. Durco has made available to BW/IP prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to date.

          (b) Subsidiaries. Exhibit 21 to Durco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the subsidiaries of Durco which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Durco, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or otherwise ownership interests).

          (c) Capital Structure. The authorized capital stock of Durco consists of 60,000,000 shares of Durco Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share, of Durco ("Durco Preferred Stock"). At the close of business on May 5, 1997, (i) 23,489,819 shares of Durco Common Stock were issued and outstanding, (ii) 1,062,876 shares of Durco Common Stock were held by Durco in its treasury, (iii) 1,184,000 shares of Durco Common Stock were reserved for issuance pursuant to Durco's 1989 Stock Option Plan, 1997 Stock Option Plan and 1989 Restricted Stock Plan (such plans, collectively, the "Durco Stock Plans"), (iv) no shares of Series A Junior Participating Preferred Stock (the "Durco Junior Preferred Stock") were issued and outstanding and (v) other than the Durco Junior Preferred Stock, no other shares of Durco Preferred Stock have been designated or issued. Section 3.02(c) of the Durco Disclosure Schedule sets forth a complete and correct list, as of April 29, 1997, of the number of shares of Durco Common Stock subject to employee stock options or other rights to purchase or receive Durco Common Stock granted under the Durco Stock Plans (collectively, "Durco Stock Options") and the exercise prices thereof. All outstanding shares of capital stock of Durco are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(c) and except for changes since April 29, 1997 resulting from the issuance of shares of Durco Common Stock pursuant to the options and other rights referred to above in this Section 3.02(c), for the issuance of Durco Rights (as defined below) or Durco Common Stock in respect of Durco Rights pursuant to the Durco Rights Agreement (as defined below) or as permitted by Section 4.01(b)(i)(y) and 4.01(b)(ii), (x) there are not issued, reserved for issuance or outstanding
     (A) any shares of capital stock or other voting securities of Durco, (B) any securities of Durco convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Durco, (C) any warrants, calls, options or other rights to acquire from Durco, or any Durco subsidiary and no obligation of Durco or any Durco subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Durco, (y) there are no outstanding obligations of Durco or any Durco subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Durco is not a party to any voting agreement with respect to the voting of any such securities. Except for the Durco Stock Option Agreement and pursuant to agreements entered into with respect to the Durco Stock Plans as of the close of business on May 5, 1997, there are no outstanding (A) securities of Durco or any Durco subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Durco subsidiary, (B) warrants, calls, options or other rights to acquire from Durco or any Durco subsidiary, and no obligation of Durco or any Durco subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Durco subsidiary or (C) obligations of Durco or any Durco subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Durco subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the subsidiaries of Durco referred to in Section 3.02(b), Durco does not own, or directly or indirectly, any securities or other beneficial ownership interests in any entity. Except as set forth in Section 3.02(c) of the Durco Disclosure Schedule, there are no material outstanding contractual obligations of Durco or any Durco subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Durco subsidiary or any other person, other than guarantees by Durco of any indebtedness of any Durco subsidiary. Durco has made available to BW/IP a complete and correct copy of the Rights Agreement, as amended, (the "Durco Rights Agreement"), between Durco and Keybank National Association (as successor to Bank One) relating to rights ("Durco Rights") to purchase Durco Junior Preferred Stock. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Durco free and clear of any Lien.

          (d) Authority; Noncontravention. Each of Durco and Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the Durco Stockholder Approval (as defined in Section 3.02(l)), to consummate the transactions contemplated by this Agreement. Durco has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by Durco and Sub, as applicable, and the consummation by Durco and Sub of the transactions contemplated by this Agreement and the Option Agreements, as applicable, have been duly authorized by all necessary corporate action on the part of Durco and Sub subject, in the case of the issuance of Durco Common Stock in connection with the Merger, to the Durco Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by Durco and Sub, as applicable, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of Durco and Sub, as applicable, enforceable against Durco and Sub, as applicable, in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Durco, Sub or any of Durco's other subsidiaries under, (i) the certificate of incorporation or by-laws of Durco, Sub or the comparable organizational documents of any such other subsidiary, subject in the case of Durco with respect to this Agreement to the Durco Stockholder Approval, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Durco, Sub or any such other subsidiary or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Durco, Sub or any such other subsidiary or any of their respective properties or assets, other than, in the case of clauses
     (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Durco or (y) reasonably be expected to impair the ability of Durco and Sub to perform their respective obligations under this Agreement or the Option Agreements, as applicable. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Durco, Sub or any such other subsidiary in connection with the execution and delivery of this Agreement or the Option Agreements by Durco or Sub, as applicable, or the consummation by Durco or Sub of the transactions contemplated by this Agreement or the Option Agreements, as applicable, except for (1) the filing of a premerger notification and report form by Durco under the HSR Act; (2) the filing with the SEC of (A) the Joint Proxy Statement relating to the Durco Stockholders Meeting, (B) the Form S-4 and (C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Durco is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of Durco Common Stock that are outstanding, and that are to be issued in the Merger, under the BW/IP Stock Plans and pursuant to the Durco Stock Option Agreement to be listed on the NYSE; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on Durco.

          (e) SEC Documents; Undisclosed Liabilities. Durco has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1994 (the "Durco SEC Documents"). As of their respective dates, the Durco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Durco SEC Documents, and none of the Durco SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Durco SEC Document has been revised or superseded by a later filed Durco SEC Document, none of the Durco SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Durco included in the Durco SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Durco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments which were not and are not expected individually or in the aggregate to have a material adverse effect on Durco). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby, neither Durco nor any of its subsidiaries has any material liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Durco.

          (f) Information Supplied. None of the information supplied or to be supplied by Durco or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Durco's stockholders or at the time of the Durco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Durco or Sub with respect to statements made or incorporated by reference therein based on information supplied by BW/IP specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, (vii) any waiver, settlement, assignment, release or compromise of any material claims or litigation, or (viii) any revaluation in any material respect of any of Durco's or its subsidiaries' assets including writing down of inventory or writing-off notes or accounts receivable other than in the ordinary course of business.

          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Option Agreements or the transactions contemplated hereby or thereby and except for Durco's announcement on March 5, 1997 of the execution of a letter of intent to divest Filtration Systems Division, since December 31, 1996 and through the date hereof, Durco and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any material adverse change in Durco, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Durco's capital stock, other than a regular quarterly cash dividend of $.14 per share on the Durco Common Stock, (iii) any split, combination or reclassification of any of Durco's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Durco's capital stock, except for issuances of Durco Common Stock upon the exercise of Durco Stock Options awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b) or for issuances of Durco Rights or Durco Common Stock in respect of Durco Rights pursuant to the Durco Rights Agreement, (iv) (A) any granting by Durco or any of its subsidiaries to any current or former director, executive officer or other key employee of Durco or its subsidiaries of any increase in compensation, bonus or other benefits, except pursuant to Durco's Equity Incentive Plan to Reid D. Wayman as a new officer of Durco effective April 30, 1997 and for normal increases in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Durco SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Durco Filed SEC Documents"), (B) any granting by Durco or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Durco Filed SEC Documents filed and publicly available prior to the date of this Agreement, or (C) any entry by Durco or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in the Durco Filed SEC Documents or required by a change in generally accepted accounting principles, any change in United States accounting methods, principles or practices by Durco materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the Durco Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Durco or any of its tax attributes or any settlement or compromise of any material income tax liability, (vii) any waiver, settlement, assignment, release or compromise of any material claims or litigation, or (viii) any revaluation in any material respect of any of Durco's or its subsidiaries' assets including writing down of inventory or writing-off of notes or accounts receivable other than in the ordinary course of business.

          (h) Compliance with Applicable Laws. Durco and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Durco and its subsidiaries (the "Durco Permits") except where the failure to have any such Durco Permits individually or in the aggregate would not have a material adverse effect on Durco. Durco and its subsidiaries are in compliance with the terms of the Durco Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Durco. As of the date of this Agreement, except as disclosed in the Durco Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity with respect to Durco or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of Durco, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not
     (i) have a material adverse effect on Durco or (ii) reasonably be expected to impair the ability of Durco or Sub to perform its obligations under this Agreement or the Option Agreements, as applicable, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreements. This paragraph does not relate to environmental matters which are exclusively the subject of Section 3.02(t).

          (i) Absence of Changes in Benefit Plans. Except for the Durco shareholder approval of Durco's 1997 Stock Option Plan on April 24, 1997, since the date of the most recent audited financial statements included in the Durco Filed SEC Documents, there has not been any adoption or amendment in any material respect by Durco or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Durco or any subsidiary that, together with Durco, would be considered a single employer under Section 414(b), (c) or (m) of the Code (collectively, the "Durco Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Durco pension plans, or any change in the manner in which contributions to any Durco pension plans are made or the basis on which such contributions are determined.

          (j) ERISA Compliance. (i) Except as disclosed in Section 3.02(j) of the Durco Disclosure Schedule, with respect to the Durco Benefit Plans, no event has occurred and, to the knowledge of Durco, there exists no condition or set of circumstances, in connection with which Durco or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Durco under ERISA, the Code or any other applicable law.

             (ii) Each Durco Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Durco Benefit Plan that individually or in the aggregate would not have a material adverse effect on Durco. Durco, its subsidiaries and all the Durco Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Durco. Each Durco Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Durco Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received, or expects to receive based upon the advice of Durco's external employee benefits counsel, a determination letter from the IRS that such trust is so exempt. To the knowledge of Durco, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Durco Benefit Plan or the exempt status of any such trust.

             (iii) Neither Durco nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Durco Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Durco, there are not any facts or circumstances that would materially change the funded status of any Durco Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Durco Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

             (iv) Except as listed on Schedule 3.02(j) neither Durco nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Durco or any of its subsidiaries and no collective bargaining agreement is being negotiated by Durco or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Durco or any of its subsidiaries pending or, to the knowledge of Durco, threatened which may interfere with the respective business activities of Durco or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Durco. As of the date of this Agreement, to the knowledge of Durco, none of Durco, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Durco or any of its subsidiaries, and there is no charge or complaint against Durco or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except as listed on Schedule 3.02(j).

             (v) No employee of Durco will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Durco Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

          (k) Taxes. (i) Each of Durco and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Durco. Durco and each of its subsidiaries has paid (or Durco has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Durco Filed SEC Documents reflect an adequate reserve for all taxes payable by Durco and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

             (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Durco or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Durco. The Federal income tax returns of Durco and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

             (iii) Neither Durco nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

             (iv) The Durco Benefit Plans and other Durco compensation arrangements in effect as of the date of this Agreement have been designed (including the provisions allowing the deferral of payments until after the executive's retirement) so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Durco or any of its subsidiaries under any such plan or arrangement and, to the knowledge of Durco, no fact or circumstance exists that would cause such disallowance to apply to any such amount.

          (l) Voting Requirements. The affirmative vote at the Durco Stockholders Meeting of the holders of a majority of all shares of Durco Common Stock casting votes is the only vote of the holders of any class or series of Durco's capital stock necessary to approve, in accordance with the applicable rules of the NASD, the issuance of Durco Common Stock pursuant to the Merger and the affirmative vote of the holders of a majority of all outstanding shares of Durco Common Stock is the only vote of the holders of any Class or series of Durco's capital stock necessary to approve the change of Durco's name in accordance with Section 5.19 (such votes being collectively referred to as the "Durco Stockholder Approvals").

          (m) Accounting Matters. Neither Durco nor any of its affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (n) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Brothers Inc ("Salomon"), the fees and expenses of which will be paid by Durco or, if the Merger occurs, the Surviving Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of Durco or Sub. Durco has furnished to BW/IP true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (o) Opinion of Financial Advisor. Durco has received the opinion of Salomon, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio for the conversion of BW/IP Common Stock into Durco Common Stock pursuant to the Merger is fair to Durco's stockholders from a financial point of view, a signed copy of which opinion has been delivered to BW/IP.

          (p) Ownership of BW/IP Common Stock. Other than pursuant to the BW/IP Stock Option Agreement and except for shares owned by Durco Benefit Plans, as of the date hereof, neither Durco nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of BW/IP.

          (q) Contracts; Debt Instruments. Except as disclosed in the Durco Filed SEC Reports or in Section 3.02(q) of the Durco Disclosure Schedule, there is no contract or agreement (i) that is material to the business, financial condition or results of operations of Durco and the Durco subsidiaries taken as a whole or (ii) that purports to limit in any material respect the manner in which or the geographic locations in which Durco and its subsidiaries conduct or may conduct their business (each, a "Durco Material Contract"). Neither Durco or any Durco subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not individually or in the aggregate result in a material adverse effect on Durco. Set forth in Section 3.02(q) of the Durco Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Durco and its subsidiaries as described in the notes to the financial statements incorporated in Durco's Form 10-K for the year ended December 31, 1996.

          (r) Litigation. Except as disclosed in the Durco Filed SEC Reports or in Section 3.02(r) of the Durco Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against Durco or any Durco subsidiary before any Governmental Entity that individually or in the aggregate is reasonably likely to have a material adverse effect on Durco. Except as disclosed in the Durco Filed SEC Reports or in Section 3.02(r) of the Durco Disclosure Schedule, neither Durco nor any Durco subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate would have a material adverse effect on Durco.

          (s) Environmental Matters. Except as disclosed on the Durco Filed SEC Reports or in Section 3.02(s) of the Durco Disclosure Schedule:

             (a) Each of Durco and its subsidiaries (i) is in compliance with all applicable Environmental Laws, (ii) holds all Environmental Permits required for the operation of the business of Durco and its subsidiaries as currently conducted and (iii) is in compliance with such Environmental Permits, except in each case as would not, individually or in the aggregate, have a material adverse effect on Durco.

             (b) Neither Durco nor any Durco subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state, local or foreign Environmental Law.

             (c) Neither Durco nor any Durco subsidiary has entered into or agreed to any consent decree or order or is subject to any pending judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and, to the best knowledge of Durco, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

             (d) None of the real property owned or leased by Durco or any Durco subsidiary is listed or, to the best knowledge of Durco, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

             (e) No Hazardous Material has been released at, or transported to or from, any real property currently or, to the best knowledge of Durco, formerly owned or operated by Durco or any Durco subsidiary, except as would not, individually or in the aggregate, have a material adverse effect on Durco.

          (t) Trademarks, Patents and Copyrights.  Except as set forth in
     Section 3.02(t) of the Durco Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a material adverse effect on Durco, Durco and each of the Durco subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of Durco and the Durco subsidiaries as currently conducted or as contemplated to be conducted, and Durco is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Durco and the Durco subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that individually or in the aggregate could have a material adverse effect on Durco. To Durco's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Durco or any Durco subsidiary that individually or in the aggregate could have a material adverse effect on Durco.

          (u) Ownership of Sub; No Prior Activities. (i) Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

             (ii) As of the Effective Time, all of the outstanding capital stock of Sub will be owned directly by Durco. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Sub or obligating Sub to grant, issue or sell any shares of the capital stock of or other equity interests in, Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Sub.

          (v) Insurance. Except as set forth on Section 3.02(v) of the Durco Disclosure Schedule, each of Durco and its subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Durco and its subsidiaries during such time period. Except as set forth on Schedule 3.02(v) of the Durco Disclosure Schedule, neither Durco nor its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Durco or its subsidiaries. The insurance policies of Durco and each of its subsidiaries are valid and enforceable policies in all material respects.

          (w) Durco Rights Agreement. The Durco Rights Agreement is inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, and none of BW/IP, its wholly owned subsidiaries, its permitted assignees or transferees under the Durco Stock Option Agreement will become an Acquiring Person (as defined in the Durco Rights Agreement) pursuant to the Durco Rights Agreement and a Distribution Date or Stock Acquisition Date (as such terms are defined in the Durco Rights Agreement) or any event described in Sections 11(a)(ii) or 13(a) of the Durco Rights Agreement will not occur solely by reason of the execution of this Agreement and the Option Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and the Option Agreements.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01.  Conduct of Business.  (a) Conduct of Business by
BW/IP. Except as set forth in Section 4.01(a) of the BW/IP Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the Option Agreements or as consented to by Durco, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, BW/IP shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, BW/IP shall not, and shall not permit any of its subsidiaries to:

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of BW/IP to its parent, or by a subsidiary that is partially owned by BW/IP or any of its subsidiaries, provided that BW/IP or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends of $.11 per share with respect to the BW/IP Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of BW/IP Common Stock upon the exercise of BW/IP Stock Options outstanding as of the date hereof in accordance with their present terms or issued pursuant to
     Section 4.01(a)(ii) or (z) purchase, redeem or otherwise acquire any shares of capital stock of BW/IP or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of BW/IP Common Stock upon the exercise of BW/IP Stock Options outstanding as of the date hereof in accordance with their present terms or, after consulting with Durco, granted after the date hereof in the ordinary course of business consistent with past practice (so long as such additional amount of BW/IP Common Stock subject to BW/IP Stock Options issued to employees does not exceed amounts historically granted),
     (y) in accordance with the BW/IP Rights Agreement or (z) pursuant to the BW/IP Stock Option Agreement;

          (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

          (v) (A) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that is not, in the aggregate, in excess of $1,000,000; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $1,000,000; (C) terminate, cancel or request any material change in, or agree to any material change in, any BW/IP Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of BW/IP and the BW/IP subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; (D) make or authorize any capital expenditure, other than capital expenditures that are disclosed on the capital expenditure schedule for BW/IP and its subsidiaries previously provided to Durco; or (E) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 4.01(a)(v);

          (vi) adopt or amend in any material respect any BW/IP Benefit Plan or increase the compensation of any officer or senior executive of BW/IP or any of its subsidiaries, except that BW/IP may grant retention bonuses to key employees in an aggregate amount and to an aggregate number of employees to be approved by Durco, such approval not to be unreasonably withheld;

          (vii) take any action that would cause the representations and warranties set forth in Section 3.01(g)(iv)-(viii) (with each reference therein to "ordinary course of business" being deemed for purposes of this
     Section 4.01(a)(vii) to be immediately followed by "consistent with past practice") to no longer be true and correct; or

          (viii) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01(a) (other than clause (iii)) shall not apply to any transaction between BW/IP and any wholly owned subsidiary or between any wholly owned subsidiaries of BW/IP.

     (b) Conduct of Business by Durco. Except as set forth in Section 4.01(b) of the Durco Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the Option Agreement or as consented to by BW/IP, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Durco shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Durco shall not, and shall not permit any of its subsidiaries to:

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Durco to its parent, or by a subsidiary that is partially owned by Durco or any of its subsidiaries, provided that Durco or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends of $.14 per share with respect to the Durco Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Durco Common Stock upon the exercise of Durco Stock Options outstanding as of the date hereof in accordance with their present terms or issued pursuant to Section 4.01(b)(ii) or (z) purchase, redeem or otherwise acquire any shares of capital stock of Durco or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Durco Common Stock upon the exercise of Durco Stock Options outstanding as of the date hereof in accordance with their present terms or, after consulting with BW/IP, granted after the date hereof in the ordinary course of business consistent with past practice (so long as such additional amount of Durco Common Stock subject to Durco Stock Options issued to employees does not exceed amounts historically granted),
     (y) in accordance with the Durco Rights Agreement or (z) pursuant to the Durco Stock Option Agreement;

          (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice, except pursuant to the letter of intent executed by Durco on March 5, 1997 concerning the divestiture of Durco's Filtration Systems Division;

          (v) (A) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that is not, in the aggregate, in excess of $1,000,000; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $1,000,000; (C) terminate, cancel or request any material change in, or agree to any material change in, any Durco Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Durco and the Durco subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; (D) make or authorize any capital expenditure, other than capital expenditures that are disclosed on the capital expenditure schedule for Durco and its subsidiaries previously provided to BW/IP; or (E) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 4.01(b)(v);

          (vi) adopt or amend in any material respect any Durco Benefit Plan or increase the compensation of any officer or senior executive of Durco or any of its subsidiaries, except that BW/IP may grant retention bonuses to key employees in an aggregate amount and to an aggregate number of employees to be approved by BW/IP, such approval not to be unreasonably withheld;

          (vii) take any action that would cause the representations and warranties set forth in Section 3.02(g)(iv)-(viii) (with each reference therein to "ordinary course of business" being deemed for purposes of this
     Section 4.01(b)(vii) to be immediately followed by "consistent with past practice") to no longer be true and correct; or

          (viii) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01(b) (other than clause (iii)) shall not apply to any transaction between Durco and any wholly owned subsidiary or between any wholly owned subsidiaries of Durco.

     (c) Coordination of Dividends. Each of Durco and BW/IP shall coordinate with the other regarding the declaration and payment of dividends in respect of the Durco Common Stock and the BW/IP Common Stock and the record dates and payment dates relating thereto, it being the intention of Durco and BW/IP that any holder of BW/IP Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of BW/IP Common Stock and/or any shares of Durco Common Stock any such holder receives in exchange therefor pursuant to the Merger.

     (d) Other Actions. Except as required by law, BW/IP and Durco shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreements that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

     (e) Advice of Changes. BW/IP and Durco shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement or the Option Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreements and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreements.

     SECTION 4.02. No Solicitation by BW/IP. (a) BW/IP shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any BW/IP Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any BW/IP Takeover Proposal; provided, however, that if, at any time during the 15 business days prior to the publicly announced date of the BW/IP Stockholders Meeting (as defined in Section 5.01(b)) (the "BW/IP Applicable Period"), the Board of Directors of BW/IP determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to BW/IP's stockholders under applicable law, BW/IP may, in response to a BW/IP Superior Proposal (as defined in Section 4.02(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to Durco (the "BW/IP Notice") and compliance with Section 4.02(c), for a period of five business days following delivery of the BW/IP Notice (x) furnish information with respect to BW/IP and its subsidiaries to any person making a BW/IP Superior Proposal pursuant to a customary confidentiality agreement (as determined by BW/IP after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such BW/IP Superior Proposal. For purposes of this Agreement, "BW/IP Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of BW/IP and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of BW/IP or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of BW/IP or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BW/IP or any of its subsidiaries, other than the transactions contemplated by this Agreement. BW/IP shall be permitted to deliver only one BW/IP Notice with respect to each person making a BW/IP Superior Proposal.

     (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of BW/IP nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Durco, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any BW/IP Takeover Proposal, or (iii) cause BW/IP to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "BW/IP Acquisition Agreement") related to any BW/IP Takeover Proposal. Notwithstanding the foregoing, in the event that during the BW/IP Applicable Period the Board of Directors of BW/IP determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of BW/IP Common Stock will not be obtained due to the existence of a BW/IP Superior Proposal, the Board of Directors of BW/IP may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause BW/IP to enter into any BW/IP Acquisition Agreement with respect to any BW/IP Superior Proposal), but only at a time that is during the BW/IP Applicable Period and is after the fifth business day following Durco's receipt of written notice advising Durco that the Board of Directors of BW/IP is prepared to accept a BW/IP Superior Proposal, specifying the material terms and conditions of such BW/IP Superior Proposal and identifying the person making such BW/IP Superior Proposal. For purposes of this Agreement, a "BW/IP Superior Proposal" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of BW/IP Common Stock then outstanding or all or substantially all the assets of BW/IP, (ii) that is otherwise on terms which the Board of Directors of BW/IP determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to BW/IP's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of BW/IP, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of BW/IP, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

     (c) In addition to the obligations of BW/IP set forth in paragraphs (a) and
(b) of this Section 4.02, BW/IP shall immediately advise Durco orally and in writing of any request for information or of any BW/IP Takeover Proposal, the material terms and conditions of such request or BW/IP Takeover Proposal and the identity of the person making such request or BW/IP Takeover Proposal. BW/IP will keep Durco reasonably informed of the status and details (including amendments or proposed amendments) of any such request or BW/IP Takeover Proposal.

     (d) Nothing contained in this Section 4.02 shall prohibit BW/IP from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to BW/IP's stockholders if, in the good faith judgment of the Board of Directors of BW/IP, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither BW/IP nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a BW/IP Takeover Proposal.

     SECTION 4.03. No Solicitation by Durco. (a) Durco shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Durco Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Durco Takeover Proposal; provided, however, that if, at any time during the 15 business days prior to the publicly announced date of the Durco Stockholders Meeting (as defined in Section 5.01(c)) (the "Durco Applicable Period"), the Board of Directors of Durco determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Durco's stockholders under applicable law, Durco may, in response to a Durco Superior Proposal (as defined in Section 4.03(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.03(a), and subject to providing prior written notice of its decision to take such action to BW/IP (the "Durco Notice") and compliance with Section 4.03(c), for a period of five business days following delivery of the Durco Notice (x) furnish information with respect to Durco and its subsidiaries to any person making a Durco Superior Proposal pursuant to a customary confidentiality agreement (as determined by Durco after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Durco Superior Proposal. For purposes of this Agreement, "Durco Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Durco and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Durco or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Durco or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Durco or any of its subsidiaries, other than the transactions contemplated by this Agreement. Durco shall be permitted to deliver only one Durco Notice with respect to each person making a Durco Superior Proposal.

     (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of Durco nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to BW/IP, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Durco Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Durco Takeover Proposal, or (iii) cause Durco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Durco Acquisition Agreement") related to any Durco Takeover Proposal. Notwithstanding the foregoing, in the event that during the BW/IP Applicable Period the Board of Directors of Durco determines in good faith that there is a substantial probability that the Durco Stockholder Approvals will not be obtained due to the existence of a Durco Superior Proposal, the Board of Directors of Durco may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Durco to enter into any Durco Acquisition Agreement with respect to any Durco Superior Proposal), but only at a time that is during the BW/IP Applicable Period and is after the fifth business day following BW/IP's receipt of written notice advising BW/IP that the Board of Directors of Durco is prepared to accept a Durco Superior Proposal, specifying the material terms and conditions of such Durco Superior Proposal and identifying the person making such Durco Superior Proposal. For purposes of this Agreement, a "Durco Superior Proposal" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Durco Common Stock then outstanding or all or substantially all the assets of Durco, (ii) that is otherwise on terms which the Board of Directors of Durco determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Durco's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Durco, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of Durco, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

     (c) In addition to the obligations of Durco set forth in paragraphs (a) and
(b) of this Section 4.03, Durco shall immediately advise BW/IP orally and in writing of any request for information or of any Durco Takeover Proposal, the material terms and conditions of such request or Durco Takeover Proposal and the identity of the person making such request or Durco Takeover Proposal. Durco will keep BW/IP reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Durco Takeover Proposal.

     (d) Nothing contained in this Section 4.03 shall prohibit Durco from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Durco's stockholders if, in the good faith judgment of the Board of Directors of Durco, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Durco nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Durco Common Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Durco Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, BW/IP and Durco shall prepare and file with the SEC the Joint Proxy Statement and Durco shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of BW/IP and Durco shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. BW/IP will use all best efforts to cause the Joint Proxy Statement to be mailed to BW/IP's stockholders, and Durco will use all best efforts to cause the Joint Proxy Statement to be mailed to Durco's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Durco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Durco Common Stock in the Merger and BW/IP shall furnish all information concerning BW/IP and the holders of BW/IP Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Durco without providing BW/IP the opportunity to review and comment thereon. Durco will advise BW/IP, promptly after it receives notice thereof, of the time

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

when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Durco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to BW/IP or Durco, or any of their respective affiliates, officers or directors, should be discovered by BW/IP or Durco which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of BW/IP and Durco.

     (b) BW/IP shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "BW/IP Stockholders Meeting") for the purpose of obtaining the BW/IP Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.02(b), BW/IP agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to BW/IP of any BW/IP Takeover Proposal.

     (c) Durco shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Durco Stockholders Meeting") for the purpose of obtaining the Durco Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.03(b), Durco agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or commencement to Durco of any Durco Takeover Proposal.

     (d) Durco and BW/IP will use best efforts to hold the BW/IP Stockholders Meeting and the Durco Stockholders Meeting on the same date and as soon as practicable after the date hereof.

     SECTION 5.02. Letters of BW/IP's Accountants. (a) BW/IP shall use best efforts to cause to be delivered to Durco two letters from BW/IP's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Durco, in form and substance reasonably satisfactory to Durco and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) BW/IP shall use best efforts to cause to be delivered to Durco a letter from BW/IP's independent accountants addressed to Durco and BW/IP, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

     SECTION 5.03. Letters of Durco's Accountants. (a) Durco shall use best efforts to cause to be delivered to BW/IP two letters from Durco's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to BW/IP, in form and substance reasonably satisfactory to BW/IP and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) Durco shall use best efforts to cause to be delivered to BW/IP a letter from Durco's independent accountants, addressed to BW/IP and Durco, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

     SECTION 5.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreements dated March 31, 1997 between Durco and BW/IP (the "Confidentiality Agreements"), each of BW/IP and Durco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of BW/IP and Durco shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this
Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of BW/IP and Durco will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreements.

     SECTION 5.05. Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreements or the consummation of the transactions contemplated by this Agreement or the Option Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreements. Nothing set forth in this Section 5.05(a) shall require BW/IP or Durco to agree to anything prohibiting or limiting the ownership or operation by BW/IP or Durco and their respective subsidiaries of any material portion of the business or assets of BW/IP and Durco and their respective subsidiaries taken as a whole, or compelling BW/IP or Durco and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of BW/IP or Durco taken as a whole.

     (b) In connection with and without limiting the foregoing, BW/IP and Durco shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreements or any of the other transactions contemplated by this Agreement or the Option Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreements or any other transaction contemplated by this Agreement or the Option Agreements, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreements. Durco agrees to make all required filings (if any), pursuant to, and to otherwise comply with, the Industrial Site Recovery Act of New Jersey in connection with the transactions contemplated by this Agreement and the Option Agreements.

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

     SECTION 5.06. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of BW/IP (or, if appropriate, any committee administering the BW/IP Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding BW/IP Stock Options granted under BW/IP Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each BW/IP Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such BW/IP Stock Option the same number of shares of Durco Common Stock as the holder of such BW/IP Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such BW/IP Stock Option in full immediately prior to the Effective Time (rounding down to the nearest whole share), at a price per share of Durco Common Stock equal to (A) the aggregate exercise price for the shares of BW/IP Common Stock otherwise purchasable pursuant to such BW/IP Stock Option divided by (B) the aggregate number of shares of Durco Common Stock deemed purchasable pursuant to such BW/IP Stock Option (each, as so adjusted, an "Adjusted Option"): provided that such exercise price shall be rounded up to the nearest whole cent;

          (ii) take all reasonable efforts with respect to the BW/IP Stock Plans so that options and stock appreciation rights granted thereunder will not be cashed out as a result of the transactions contemplated by this Agreement; and

          (iii) make such other changes to the BW/IP Stock Plans as BW/IP and Durco may agree are appropriate to give effect to the Merger,

     (b) The adjustments provided herein with respect to any BW/IP Stock Options which are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

     (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Durco shall assume the BW/IP Stock Plans, with the result that all obligations of BW/IP under the BW/IP Stock Plans, including with respect to BW/IP Stock Options outstanding at the Effective Time under each BW/IP Stock Plan, shall be obligations of Durco following the Effective Time.

     (d) No later than the Effective Time, Durco shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Durco Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

     (e) As soon as practicable after the Effective Time, Durco shall deliver to the holders of BW/IP Stock Options appropriate notices setting forth such holders' rights pursuant to the respective BW/IP Stock Plans and the agreements evidencing the grants of such BW/IP Stock Options and that such BW/IP Stock Options and agreements shall be assumed by Durco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

     (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Durco, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related BW/IP Stock Plan.

     (g) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the BW/IP Stock Options, all restrictions or limitations on transfer and vesting with respect to BW/IP Stock Options awarded under the BW/IP Stock Plans or any other plan, program or arrangement of BW/IP or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Durco as set forth above.

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

     SECTION 5.07. Certain Employee Matters. (a) Employment Agreements. Subject to the provisions of Section 5.15, the parties shall, prior to the Closing Date, enter into employment agreements with: (i) the Chief Executive Officer of BW/IP and the Chief Executive Officer of Durco having the terms set forth on Exhibits F and G respectively; and (ii) certain individuals to be agreed upon by BW/IP and Durco in a form to be agreed by them.

     (b) Continuation of Certain Plans and Benefits. For a period of twenty-four months immediately following the Effective Time, Durco shall maintain employee benefit and welfare plans, programs, contracts, agreements policies and executive incentives and perquisites for the benefit of active and retired employees of BW/IP which provide benefits that are no less favorable than the benefits provided to such active and retired employees on the date hereof; except where the Board of Durco unanimously approves any such less favorable benefits.

     SECTION 5.08. Indemnification, Exculpation and Insurance. (a) Durco and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of BW/IP and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of BW/IP, the existence of which does not constitute a breach of this Agreement, shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of BW/IP who become directors or officers of Durco will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Durco.

     (b) In the event that Durco or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Durco assume the obligations set forth in this
Section 5.08.

     (c) For three years after the Effective Time, Durco shall maintain in effect BW/IP's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by BW/IP's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof.

     (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.09. Fees and Expenses. (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Durco and BW/IP shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees), (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees), (iii) the retention of economists to conduct various analyses of the effect of the combining of the two companies and (iv) the retention of a public relations firm. Durco shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of BW/IP's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger. BW/IP shall cooperate with Durco in the filing of such returns including, in the case of BW/IP, supplying in a timely manner a complete list of all real property interests held by BW/IP and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of BW/IP subject to the Real Estate Transfer Taxes shall be as agreed to between Durco and BW/IP.

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

     (b) In the event that (i) a BW/IP Takeover Proposal shall have been made known to BW/IP or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a BW/IP Takeover Proposal and thereafter this Agreement is terminated by either Durco or BW/IP pursuant to Section 7.01(b)(i) or (ii) or (ii) this Agreement is terminated (x) by BW/IP pursuant to
Section 7.01(g) or (y) by Durco pursuant to Section 7.01(e), then BW/IP shall promptly, but in no event later than two days after the date of such termination, pay Durco a fee equal to the sum of $12 million (the "Termination Fee") and the Durco Out-of-Pocket Expenses payable by wire transfer of same day funds; provided, however, that no Termination Fee or Durco Out-of-Pocket Expenses shall be payable to Durco pursuant to clause (i) of this paragraph (b) or pursuant to a termination by Durco pursuant to Section 7.01(e) unless and until within 18 months of such termination BW/IP or any of its subsidiaries enters into any BW/IP Acquisition Agreement or consummates any BW/IP Takeover Proposal (for the purposes of the foregoing proviso the terms "BW/IP Acquisition Agreement" and "BW/IP Takeover Proposal" shall have the meanings assigned to such terms in Section 4.02 except that the references to 15% in the definition of "BW/IP Takeover Proposal" in Section 4.02(a) shall be deemed to be references to 35% and "BW/IP Takeover Proposal" shall only be deemed to refer to a transaction involving BW/IP, or with respect to assets (including the shares of any subsidiary), BW/IP and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. "Durco Out-of-Pocket Expenses" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by Durco (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the Option Agreements and the transactions contemplated herein and therein and (B) $3 million. BW/IP acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Durco would not enter into this Agreement; accordingly, if BW/IP fails promptly to pay the amount due pursuant to this
Section 5.09(b), and, in order to obtain such payment, Durco commences a suit which results in a judgment against BW/IP for the fee set forth in this Section 5.09(b), BW/IP shall pay to Durco its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     (c) In the event that (i) a Durco Takeover Proposal shall have been made known to Durco or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Durco Takeover Proposal and thereafter this Agreement is terminated by either Durco or BW/IP pursuant to Section 7.01(b)(i) or (iii) or (ii) this Agreement is terminated (x) by Durco pursuant to Section 7.01(d) or (y) by BW/IP pursuant to Section 7.01(h), then Durco shall promptly, but in no event later than two days after the date of such termination, pay BW/IP the sum of the Termination Fee and the BW/IP Out-of-Pocket Expenses, payable by wire transfer of same day funds; provided, however, that no Termination Fee or BW/IP Out-of-Pocket Expenses shall be payable to BW/IP pursuant to clause (i) of this paragraph (c) or pursuant to a termination by BW/IP pursuant to Section 7.01(h) unless and until within 18 months of such termination Durco or any of its subsidiaries enters into any Durco Acquisition Agreement or consummates any Durco Takeover Proposal (for the purposes of the foregoing proviso the terms "Durco Acquisition Agreement" and "Durco Takeover Proposal" shall have the meanings assigned to such terms in
Section 4.03 except that the references to 15% in the definition of "Durco Takeover Proposal" in Section 4.03(a) shall be deemed to be references to 35% and "Durco Takeover Proposal" shall only be deemed to refer to a transaction involving Durco, or with respect to assets (including the shares of any subsidiary), Durco and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. "BW/IP Out-of-Pocket Expenses" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by BW/IP (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the Option Agreements and the transactions contemplated herein and therein and (B) $3 million. Durco acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, BW/IP would not

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

enter into this Agreement; accordingly, if Durco fails promptly to pay the amount due pursuant to this Section 5.09(c), and, in order to obtain such payment, BW/IP commences a suit which results in a judgment against Durco for the fee set forth in this Section 5.09(c), Durco shall pay to BW/IP its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     SECTION 5.10. Public Announcements. Durco and Sub, on the one hand, and BW/IP, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and the Option Agreements, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreements shall be in the form heretofore agreed to by the parties.

     SECTION 5.11. Affiliates. As soon as practicable after the date hereof, BW/IP shall deliver to Durco a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of BW/IP, "affiliates" of BW/IP for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. BW/IP shall use best efforts to cause each such person to deliver to Durco as of the Closing Date, a written agreement substantially in the form attached as Exhibit C hereto. Durco shall use best efforts to cause all persons who are "affiliates" of Durco for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with paragraph I.F. of Exhibit B hereto.

     SECTION 5.12. Stock Listing. Durco shall use best efforts to cause all issued and outstanding shares of Durco Common Stock to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. Durco and BW/IP shall use best efforts to cause the shares of Durco Common Stock and BW/IP Common Stock, respectively, to be issued pursuant to the Durco Stock Option Agreement and the BW/IP Stock Option Agreement, respectively, to be approved for listing on the NNMS and the NYSE, respectively, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

     SECTION 5.13. Stockholder Litigation. Each of BW/IP and Durco shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against BW/IP or Durco, as applicable, and its directors relating to the transactions contemplated by this Agreement and the Option Agreements.

     SECTION 5.14. Tax Treatment. Each of Durco and BW/IP shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

     SECTION 5.15. Pooling of Interests. Each of BW/IP and Durco shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, and the Option Agreements to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of BW/IP's and Durco's independent certified public accountants, and by the SEC, respectively, and each of BW/IP and Durco agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

     SECTION 5.16. BW/IP Rights Agreement. The Board of Directors of BW/IP shall take all further action (in addition to that referred to in Section 3.01(t)) reasonably requested in writing by Durco in order to render the BW/IP Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements to the extent provided herein and in the BW/IP Rights Plan Amendment. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, the Board of Directors of BW/IP shall not, without the consent of Durco (a) amend the BW/IP Rights Agreement or (b) take any action with respect to, or make any determination under, the BW/IP Rights Agreement, including a redemption of the BW/IP Rights or any action to facilitate a BW/IP Takeover Proposal.

     SECTION 5.17. Durco Rights Agreement. The Board of Directors of Durco shall take all further action (in addition to that referred to in Section 3.02(r)) reasonably requested in writing by BW/IP in order to render the Durco Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements to the extent provided herein and in the Durco Rights Plan Amendment. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, the Board of Directors of Durco shall not, without the consent of BW/IP (a) amend the Durco Rights Agreement or (b) take any action with respect to, or make any determination under, the Durco Rights Agreement, including a redemption of the Durco Rights or any action to facilitate a Durco Takeover Proposal.

     SECTION 5.18. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither BW/IP nor Durco shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party other than confidentiality agreements entered into in the ordinary course of business in connection with licensing or other technology transfer arrangements. During such period, BW/IP or Durco, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

     SECTION 5.19. Headquarters; Name. As soon as practicable following the Effective Time, Durco and BW/IP shall take all action necessary such that their combined headquarters shall be located at a location to be agreed by BW/IP and Durco. Effective as of the Effective Time, Durco shall amend its Articles of Incorporation such that its name shall be a name to be agreed by BW/IP and Durco.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the BW/IP Stockholder Approval and the Durco Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger (ii) prohibiting or limiting the ownership or operation by BW/IP or Durco and their respective subsidiaries of any material portion of the business or assets of BW/IP or Durco and their respective subsidiaries taken as a whole, or compelling BW/IP or Durco and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of BW/IP or Durco and their respective subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Option Agreements or
     (iii) which otherwise is reasonably likely to have a material adverse effect on BW/IP or Durco, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) NYSE Listing. All shares of Durco Common Stock issuable, including those to BW/IP's stockholders as contemplated by this Agreement, shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) Pooling Letters. Durco and BW/IP shall have received letters from each of BW/IP's independent accountants and Durco's independent accountants, dated as of the Closing Date, in each case addressed to Durco and BW/IP, stating in substance that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

     SECTION 6.02. Conditions to Obligations of Durco and Sub. The obligation of Durco and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of BW/IP set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on BW/IP.

          (b) Performance of Obligations of BW/IP. BW/IP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Tax Opinions. Durco shall have received from Cravath, Swaine & Moore, counsel to Durco, on the Closing Date, an opinion, dated as of such date and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Durco, Sub and BW/IP will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Durco shall be entitled to rely upon representations of officers of Durco, Sub, BW/IP and stockholders of BW/IP substantially in the form of Exhibits C, D and E hereto.

          (d) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to BW/IP.

     SECTION 6.03. Conditions to Obligations of BW/IP. The obligation of BW/IP to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Durco and Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Durco.

          (b) Performance of Obligations of Durco and Sub. Durco and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Opinions. BW/IP shall have received from Shearman & Sterling, counsel to BW/IP, on the Closing Date, an opinion dated as of such date and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Durco, Sub and BW/IP will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for BW/IP shall be entitled to rely upon representations of officers of Durco, Sub, BW/IP and stockholders of BW/IP substantially in the form of Exhibits C, D and E hereto.

          (d) Name.  Durco shall have changed its name in accordance with
     Section 5.19.

          (e) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Durco.

     SECTION 6.04. Frustration of Closing Conditions. Neither Durco nor BW/IP may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreements, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the BW/IP Stockholder Approval or the Durco Stockholder Approval:

          (a) by mutual written consent of Durco, Sub and BW/IP;

          (b) by either Durco or BW/IP:

             (i) if the Merger shall not have been consummated by December 31, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) if the BW/IP Stockholder Approval shall not have been obtained at a BW/IP Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

             (iii) if the Durco Stockholder Approval shall not have been obtained at a Durco Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

             (iv) if any Restraint having any of the effects set forth in
        Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

          (c) by Durco, if BW/IP shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by BW/IP or is not cured within 30 days of notice of such breach or failure;

          (d) by Durco in accordance with Section 4.03(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, Durco shall have complied with all provisions contained in Section 4.03, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and BW/IP Out-of Pocket Expenses, of Section 5.09;

          (e) by Durco, if BW/IP or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.02;

          (f) by BW/IP, if Durco shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by Durco or is not cured within 30 days of notice of such breach or failure;

          (g) by BW/IP in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, BW/IP shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and Durco Out-of-Pocket Expenses, of Section 5.09; or

          (h) by BW/IP, if Durco or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.03.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either BW/IP or Durco as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Durco, Sub or BW/IP, other than the provisions of
Section 3.01(o), Section 3.02(n), the last sentence of Section 5.04, Section 5.09, this Section 7.02 and Article VIII, which provisions will survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the BW/IP Stockholder Approval or the Durco Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of BW/IP or Durco without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.05.  Procedure for Termination, Amendment, Extension or
Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of Durco, Sub or BW/IP, action by its Board of Directors or, except in the case of Sub, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Durco or Sub, to

       Durco International, Inc.
       Miami Valley Research Park
       3100 Research Boulevard
       Dayton, Ohio 45420

       Telecopy No.: (937) 476-6294

       Attention: Ronald F. Shuff
                  Vice President, Secretary & General Counsel

       with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, New York 10019

       Telecopy No.: (212) 474-3700

       Attention: Robert A. Kindler; and

     (b) if to BW/IP, to

        BW/IP Inc.
        200 Oceangate Boulevard
        Suite 900
        Long Beach, CA 90802

        Telecopy No.: (562) 435-0316

        Attention: John D. Hannesson
                   Vice President, Secretary & General Counsel

        with copies to:

        Shearman & Sterling
        599 Lexington Avenue
        New York, New York 10022

        Telecopy No.: (212) 848-7179

        Attention: Clare O'Brien

     SECTION 8.03.  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with BW/IP or Durco, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business or financial condition of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the United States economy in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the failure to obtain applicable regulatory or other third party consents that may be required in connection with this Agreement or the transactions contemplated hereby or (iv) to the fluid handling and control industry in general, and not specifically relating to BW/IP or Durco or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

          (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

          (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreements and the Confidentiality Agreements (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Durco or to any direct or indirect wholly owned subsidiary of Durco, but no such assignment shall relieve Sub or any of its obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     SECTION 8.10. WAIVER OF JURY TRIAL. EACH OF BW/IP, DURCO AND SUB HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OPTION AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 8.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Durco, Sub and BW/IP have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          BW/IP, INC.

                                          By: /s/     BERNARD G. RETHORE
                                            ------------------------------------
                                            Name: Bernard G. Rethore
                                            Title: Chairman, President
                                                  & Chief Executive Officer

                                          BRUIN ACQUISITION CORP.

                                          By: /s/      WILLIAM M. JORDAN
                                            ------------------------------------
                                            Name: William M. Jordan
                                            Title: President

                                          DURCO INTERNATIONAL, INC.

                                          By: /s/      WILLIAM M. JORDAN
                                            ------------------------------------
                                            Name: William M. Jordan
                                            Title: Chairman, President
                                                  & Chief Executive Officer

                                                                       EXHIBIT A

                         CORPORATE GOVERNANCE OF DURCO
                          FOLLOWING THE EFFECTIVE TIME

     The Board of Directors of Durco following the Effective Time will consist of 11 members. Five of Durco's directors shall be designated by Durco (including William M. Jordan), four of Durco's directors shall be designated by BW/IP (including Bernard G. Rethore) and the remaining two Durco directors shall be agreed to by the Board of Durco. These two directors will be nominated by the executive committee of Durco, after consultation with the chief operating officer of Durco, from a targeted search of independent candidates not previously associated with the two companies. It is the intention of the parties that such independent directors will be elected to the board as promptly as possible following the Effective Time but in any event not later than January 1, 1998. The chief executive officer of Durco (formerly CEO of BW/IP) will also serve as chairman of the Board of Directors of Durco. Each of Mr. Rethore and Mr. Jordan will serve in Class III of Durco's Board of Directors and one of each of the other three nominees of BW/IP will be elected to Class I, Class II, and Class III, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS AND CHAIRPERSONS OF COMMITTEES

     Following the Effective Time, the Board of Directors shall initially have three committees: the executive committee, the audit/finance committee and the compensation committee. The executive committee will be comprised of four directors: the chairman of the board and the chairpersons of the three board committees. Other than as stated in the preceding sentence with respect to the executive committee, each of the directors will serve on only one committee and the chief executive officer and the chief operating officer will not serve on any committee. Durco shall appoint the initial chairperson of the executive committee. Durco and BW/IP shall each appoint one initial chairperson of the other two committees. Unless otherwise agreed by BW/IP and Durco, the audit committee will initially be composed of one designee of each of Durco and BW/IP and the two new independent directors, and the compensation committee will initially be composed of two nominees of each of BW/IP and Durco.

OFFICERS

     The current chief executive officer of BW/IP will serve as chairman of the board of directors and chief executive officer of Durco immediately following the Effective Time for three years. He will then resign as Chairman and CEO and, unless such resignation is rejected by vote of the Board, he will serve Durco for the next two years in the capacity and on the terms set forth in Exhibit F to the Agreement. The current chief executive officer of Durco will serve as president and chief operating officer of Durco while Mr. Rethore is the chief executive officer and chairman and, following the board's acceptance of the resignation of Mr. Rethore, will serve as chairman and CEO. Other senior officers of Durco shall be identified elsewhere and receive a four year employment agreement with Durco, it being agreed by Durco and BW/IP that the senior officers of Durco will be composed of approximately equal numbers of Durco and BW/IP officers.

GOVERNANCE GUIDELINES

     The board of directors of Durco will adopt a new set of governance guidelines for the guidance of its actions as a newly composed board of directors and for its committees as soon as possible following the Effective Time. The process of developing these governance guidelines will recognize the governance guidelines developed by the previous board of directors of Durco, as well as the governance practices of the board of directors of BW/IP, as important elements to be considered in the process.

                                                                       EXHIBIT B

                            FORM OF AFFILIATE LETTER

Durco International, Inc.
Miami Valley Research Park
3100 Research Boulevard
Dayton, Ohio 45420

Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Durco International, Inc., a New York corporation ("Durco"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. The Agreement and Plan of Merger, dated as of May 6, 1997, among Durco, BW/IP, Inc. ("BW/IP"), a Delaware corporation and Bruin Acquisition Corp. ("Sub"), a Delaware corporation and a wholly-owned subsidiary of Durco (the "Merger Agreement"), contemplates that Sub will be merged with and into BW/IP (the "Merger").

     As a result of the Merger, I may receive shares of common stock, par value $1.25 per share, of Durco (the "New Shares"). I would receive such New Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $0.01 per share, of BW/IP (the "BW/IP Shares").

     1. If I receive any New Shares as a result of the Merger, then:

          A. I will not make any sale, pledge, transfer or other disposition or encumbrance of the New Shares in violation of the Act or the Rules and Regulations.

          B. I acknowledge that the issuance of the New Shares to me pursuant to the Merger has been registered with the Commission under the Act. I also acknowledge (a) I may be deemed to be an affiliate of Durco and (b) the distribution by me of the New Shares has not been registered under the Act, and, accordingly, I may not sell, transfer or otherwise dispose of the New Shares issued to me into the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Durco, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          C. I acknowledge that except as provided for in the Merger Agreement, Durco is under no obligation to register the sale, transfer or other disposition of the New Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          D. I acknowledge that stop transfer instructions will be given to Durco's transfer agents with respect to the New Shares and that there will be placed on the certificates for the New Shares issued to me, or any substitutions therefor, a legend stating in substance:

        " THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED
        [            ], 1997, BETWEEN THE REGISTERED HOLDER HEREOF AND DURCO, A
        COPY OF WHICH LETTER AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DURCO."

          E. I acknowledge that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement under the Act, Durco reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          F. I agree that I will, not during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of shares of the capital stock of Durco that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of the New Shares received by me in the Merger or any other shares of the capital stock of Durco until after such time as results covering at least 30 days of combined operations of BW/IP and Durco have been published by Durco, in the form of a quarterly earnings report, and effective registration statement filed with the Commission, or a report on Form 10-K, 10-Q, or 8-K.

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Durco as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. Durco hereby agrees as follows:

          A. For so long as and to the extent necessary to permit the undersigned to sell the New Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Durco shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) furnish to the undersigned upon request a written statement as to whether Durco has complied with such reporting requirements during the 12 months preceding any proposed sale of the New Shares by the undersigned under Rule 145 and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

          B. It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the New Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,
     (ii) two years shall have elapsed from the date the undersigned acquired the New Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Durco has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Durco, or a "no action" letter from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                                  Very truly yours,

                                                  Name:

Agreed and accepted this ____ day
of [       ], 1997, by
DURCO INTERNATIONAL, INC.

By
   -----------------------------------
   Name: William M. Jordan
   Title: President and Chief Executive Officer

                                                                       EXHIBIT C

            FORM OF DURCO AND SUB TAX OPINION REPRESENTATION LETTER

                                           , 1997

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

     On behalf of the Durco International, Inc. ("Durco") and Bruin Acquisition Corp. ("Sub"), the undersigned in connection with the opinions to be delivered by your firms pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement dated as of May [6], 1997, among Durco, Sub and BW/IP, Inc. ("BW/IP"),* hereby certifies that, to the extent the facts relate to Durco and Sub to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary:

           1. The consideration received by each BW/IP stockholder pursuant to the Merger Agreement is the result of arm's-length negotiations between the parties to such Agreement.

           2. Following the Merger, BW/IP will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by BW/IP or Sub to dissenters, amounts paid by BW/IP or Sub to shareholders who receive cash or other property, amounts used by BW/IP or Sub to pay reorganization expenses, and all redemptions or distributions (except for regular, normal dividends) made by BW/IP will be included as assets of BW/IP or Sub, respectively, immediately prior to the Merger.

           3. Prior to the Merger, Durco will be in control of Sub within the meaning of section 368(c)(1) of the Internal Revenue Code.

           4. Durco has no plan or intention to reacquire any of the Durco stock issued in the Merger.

           5. Durco has no plan or intention to liquidate BW/IP; to merge BW/IP with or into another corporation; to sell or otherwise dispose of the stock of BW/IP except for transfers of stock to corporations controlled by Durco; or to cause BW/IP to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub, except for dispositions made in the ordinary course of business; provided, however, that notwithstanding the foregoing Durco may transfer (or cause BW/IP to transfer) assets or stock of BW/IP in a manner that is consistent with Section 368(a)(2)(C) of the Code.

           6. Sub will have no liabilities assumed by BW/IP, and will not transfer to BW/IP any assets subject to liabilities, in the Merger.

           7. There is no intercorporate indebtedness existing between Durco and BW/IP or between Sub and BW/IP that was issued, acquired, or will be settled at a discount.

---------------

* For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

           8. In the Merger, shares of BW/IP stock representing control of BW/IP, as defined in section 368(c)(1) of the Internal Revenue Code, will be exchanged solely for voting stock of Durco. For purposes of this representation, shares of BW/IP stock exchanged for cash or other property originating with Durco will be treated as outstanding BW/IP stock on the date of the Merger.

           9. Neither Durco, Sub nor any other subsidiary of Durco owns, or has owned during the past five years except as a result of the Merger, any shares of BW/IP, provided that for purposes of this representation shares held by any pension fund that is under independent management are not treated as being owned by Durco or any of its subsidiaries.

          10. Following the Merger, BW/IP will continue its historic business or use a significant portion of its historic business assets in a business.

          11. Neither Durco nor Sub is an investment company as defined in section 368(a)(2)F)(iii) and (iv) of the Internal Revenue Code.

          12. The payment of cash in lieu of fractional shares of Durco stock is solely for the purpose of avoiding the expense and inconvenience to Durco of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to BW/IP shareholders instead of issuing fractional shares of Durco stock will not exceed one percent of the total consideration that will be issued in the Merger to BW/IP shareholders in exchange for their shares of BW/IP stock. The fractional share interests of each BW/IP shareholder will be aggregated, and no BW/IP shareholder will receive cash in an amount equal to or greater than the value of one full share of Durco stock.

          13. Subject to Section 5.09 of the Merger Agreement, Durco and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

          14. None of the compensation received by any stockholder-employees of BW/IP will be separate consideration for, or allocable to, any of their shares of BW/IP stock; none of the shares of Durco stock received by any stockholder-employees will be separate consideration for or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          15. The facts relating to the Merger of Sub with and into BW/IP pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 5 of the Merger Agreement and the joint proxy statement/prospectus prepared by Durco and BW/IP, are, insofar as such facts pertain to Durco and Sub, true, correct and complete in all material respects.

          16. Neither Durco nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

          17. The Merger Agreement and the documents described in Section 5 of the Merger Agreement represent the entire understanding of BW/IP, Durco and Sub with respect to the Merger.

     I understand that Cravath, Swaine & Moore, as counsel for Durco, and Shearman & Sterling, as counsel for BW/IP, will rely on this certificate in rendering their respective opinions concerning certain of the federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the [Closing Date].

                                          DURCO INTERNATIONAL, INC.

                                          By:
                                          --------------------------------------
                                            Name: William M. Jordan
                                            Title: President and Chief Executive
                                              Officer

                                                                       EXHIBIT D

                FORM OF BW/IP TAX OPINION REPRESENTATION LETTER

                                            , 1997

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

     On behalf of BW/IP, Inc. ("BW/IP"), the undersigned in connection with the opinions to be delivered by your firms pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement dated as of May [6], 1997, among Durco International, Inc. ("Durco"), Bruin Acquisition Corp. ("Sub") and BW/IP,** hereby certifies that, to the extent the facts relate to BW/IP to [his] knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary:

          1. The consideration received by each BW/IP stockholder pursuant to the Merger Agreement is the result of arm's-length negotiations between the parties to such Agreement.

          2. There is no plan or intention by the shareholders of BW/IP who own 5 percent or more of BW/IP stock, and to the best of the knowledge of the management of BW/IP, there is no plan or intention on the part of the remaining shareholders of BW/IP to sell, exchange, or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of Durco Common Stock received in the Merger in exchange for such BW/IP Stock that would reduce the ownership of Durco Common Stock by former holders of BW/IP Stock to a number of shares having a value, as of immediately prior to the Merger, of less than 50% of the value of all of the outstanding shares of BW/IP Stock as of the Closing Date. For purposes of this representation, any "disposition" (as defined above) of Durco Common Stock will be treated as a reduction in ownership thereof. In addition, for purposes of this representation, shares of BW/IP stock exchanged for cash or other property surrendered by Dissenters or exchanged for cash in lieu of fractional shares of Durco stock will be treated as outstanding BW/IP stock on the date of the Merger. Moreover, shares of BW/IP stock and shares of Durco stock held by BW/IP shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. Except as set forth on Annex I to this letter, to the knowledge of the management of BW/IP there are no shareholders who own 5 percent or more of the BW/IP stock on the date hereof. For purposes of this representation we have assumed that each person listed on Annex I as a 5% or greater shareholder of BW/IP has a plan or intention to sell for cash all the Durco stock that it will receive in the Merger unless we have received from such person a letter substantially in the form of Exhibit [E] to the Merger Agreement with respect to such Durco Stock.

          3. Following the Merger, BW/IP will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by BW/IP or Sub to

---------------

     ** For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

     dissenters, amounts paid by BW/IP or Sub to shareholders who receive cash or other property, amounts used by BW/IP or Sub to pay reorganization expenses, and all redemptions or distributions (except for regular, normal dividends) made by BW/IP will be included as assets of BW/IP or Sub, respectively, immediately prior to the Merger.

          4. BW/IP has no plan or intention to issue additional shares of its stock that would result in Durco losing control of BW/IP within the meaning of section 368(c)(1) of the Internal Revenue Code.

          5. Sub will have no liabilities assumed by BW/IP, and will not transfer to BW/IP any assets subject to liabilities, in the Merger.

          6. Following the Merger, BW/IP will continue its historic business or use a significant portion of its historic business assets in a business.

          7. Subject to Section 5.09 of the Merger Agreement, BW/IP and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

          8. There is no intercorporate indebtedness existing between Durco and BW/IP or between Sub and BW/IP that was issued, acquired, or will be settled at a discount.

          9. In the Merger, shares of BW/IP stock representing control of BW/IP, as defined in section 368(c)(1) of the Internal Revenue Code, will be exchanged solely for voting stock of Durco. For purposes of this representation, shares of BW/IP stock exchanged for cash or other property originating with Durco will be treated as outstanding BW/IP stock on the date of the Merger.

          10. At the time of the Merger, BW/IP will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in BW/IP that, if exercised or converted, would affect Durco's acquisition or retention of control of BW/IP, as defined in section 368(c)(1) of the Internal Revenue Code.

          11. BW/IP is not an investment company as defined in section 368(a)(2)F)(iii) and (iv) of the Internal Revenue Code.

          12. On the date of the Merger, the fair market value of the assets of BW/IP will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          13. BW/IP is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

          14. The payment of cash in lieu of fractional shares of Durco stock is solely for the purpose of avoiding the expense and inconvenience to Durco of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to BW/IP shareholders instead of issuing fractional shares of Durco stock will not exceed one percent of the total consideration that will be issued in the Merger to BW/IP shareholders in exchange for their shares of BW/IP stock. The fractional share interests of each BW/IP shareholder will be aggregated, and no BW/IP shareholder will receive cash in an amount equal to or greater than the value of one full share of Durco stock.

          15. None of the compensation received by any stockholder-employees of BW/IP will be separate consideration for, or allocable to, any of their shares of BW/IP stock; none of the shares of Durco stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          16. The facts relating to the Merger of Sub with and into BW/IP pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 5 of the Merger Agreement and the joint proxy statement/prospectus prepared by Durco and BW/IP, are, insofar as such facts pertain to BW/IP, true, correct and complete in all material respects.

          17. BW/IP will not take, and BW/IP is not aware of any plan or intention of BW/IP stockholders to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

          18. The Merger Agreement and the documents described in Section 5 of the Merger Agreement represent the entire understanding of BW/IP, Durco and Sub with respect to the Merger.

     I understand that Cravath, Swaine & Moore, as counsel for Durco, and Shearman & Sterling, as counsel for BW/IP, will rely on this certificate in rendering their respective opinions concerning certain of the federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the [Closing Date].

                                          BW/IP, INC.

                                          By:
                                          --------------------------------------
                                            Name: Bernard G. Rethore
                                            Title: President & Chief Executive
                                              Officer

                                    ANNEX I

                                                                        BENEFICIALLY     PERCENT
                          BENEFICIAL OWNER*                             OWNED SHARES     OF CLASS
----------------------------------------------------------------------  ------------     --------
Pioneering Management Corporation
  60 State Street
  Boston, MA 02114....................................................    2,006,000        8.27%

---------------
* [Attach SEC filings]

                                                                       EXHIBIT E

                                [LETTERHEAD OF]
                             [COMPANY STOCKHOLDER]

                                           , 1997

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

     In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of May [6], 1997, by and among Durco International, Inc., a New York corporation ("Durco"), BW/IP, Inc., a Delaware corporation ("BW/IP"), and Bruin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Durco ("Sub"), the undersigned certifies (to the best of its knowledge and belief, where indicated), after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

          1. The undersigned has no present plan or intention to sell, exchange or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of Durco common stock received in the merger contemplated by the Merger Agreement (the "Merger"). For purposes of this representation, any "disposition" (as defined above) of Durco common stock will be treated as a reduction in ownership thereof.

          2. The undersigned will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

          3. The undersigned shall immediately notify the Chief Financial Officer of the Company in writing via facsimile, of any change, on or prior to the Effective Time, of the plans or intentions of the undersigned as set forth above.

                                          [COMPANY STOCKHOLDER]

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT F

             RETHORE EMPLOYMENT AGREEMENT ("AGREEMENT") TERM SHEET

Parties: Durco International, Inc. (the "Company") and Bernard G. Rethore (the "Executive").

Term: Begins on the effective time of the merger, as defined in the merger agreement by and among the Company, a subsidiary of the Company and BW/IP, Inc. (the "Effective Date") and ends on the fifth anniversary of the Effective Date.

Employment Terms:            The Executive will serve as Chairman and Chief
                             Executive Officer of the Company for at least three years, in which capacity he will have such authority and duties commensurate with his position and will have general charge, supervision and control of the business and affairs of the Company and of the officers and employers of the Company.
                             On the third anniversary of the Effective Date, the Executive will resign and, unless such resignation is rejected by vote of the Board of Directors, shall thereafter serve as a consultant to the Board until the fifth anniversary of the Effective Date.
                             In such capacity, he shall provide such consulting and advisory services as may be reasonably requested by the Board, to the extent consistent with the Executive's other obligations.

Compensation as Chairman
and CEO: Base Salary: An amount to be agreed by the parties but in no event less than his salary as of the Effective Date which is to be reviewed annually (and no more than 12 months after the last salary increase awarded prior to the Effective Date) and may be increased, but not decreased.

                             Bonus: An annual bonus opportunity with a minimum target bonus of no less than 50% of the base salary.

                             Incentive, Savings, Retirement and Welfare Benefit
                             Plans: The Executive is entitled to participate in all such plans and programs applicable to other senior executives of the Company and its affiliates and on a basis at least as favorable as provided to other senior executives.

                             Other: The Executive is entitled to an office, reimbursement of reasonable expenses, payment of club dues, automobile payments if applicable, vacation time and other fringe benefits on a basis no less favorable than provided to other senior executives of the Company and it affiliates, provided that vacation time will not be less than four weeks.

                             Service Credit and Post-Employment Benefits: The Executive will be provided full service credit for his years of service at BW/IP for purposes of eligibility, vesting and benefit accrual under the employee benefit plans and programs of the Company which he participates in, provided that benefit accrued under a defined benefit pension plan of BW/IP prior to becoming a participant in the Company defined benefit pension plan will be offset. Notwithstanding the foregoing, the Executive will be entitled to a SERP benefit at least as generous as that provided under his agreements with BW/IP had such agreements remained in effect, taking into account, among other things, the double service crediting provided thereunder.

Compensation as a
Consultant:                  During the Executive's consulting period, he will
                             be paid a consulting fee, payable in accordance with the Company's customary payroll practices with respect to salary, at an annual rate equal to the Executive's salary as in effect at the time of his resignation as Chairman and CEO. In addition, the Executive will continue to have the same bonus opportunity as during his period of employment.
                             During such consulting period, the Executive will also (i) participate in all benefit plans in which he participated as an employee (excluding any stock-based or other long-term incentive plans), and (ii) continue to hold, and be credited with vesting service with respect to, all stock options that were outstanding as of the date of his resignation as Chairman and CEO.

Location of Services:        During his period of employment as Chairman and
                             CEO, in lieu of relocating to the Company's headquarters, the Executive will continue to have his permanent residence in Phoenix, Arizona and will commute each week to the Company's headquarters at the Company's expense. The Company also will provide the Executive with a suitable apartment in the headquarters city and shall bear all reasonable living expenses of the Executive in the headquarters city.

                             During the consulting period, the Executive will not be required to perform services at the Company's headquarters or to travel on the Company's behalf.

Termination of Employment:   Upon a termination without Cause or resignation for
                             Good Reason the Executive will be entitled to: (1) a lump sum cash payment equal to the product of (A) the sum of salary and the highest annual bonus paid to the Executive in the two years prior to termination, multiplied by (B) the greater of two and the number of full and partial years remaining in the five year term under the Agreement; (2) the difference in the value of the actuarial equivalent of the benefit the Executive would have received under the Company's qualified defined benefit plan and excess or supplemental retirement plan in which the Executive participates and which the Executive would have received had his employment continued for the longer of three years after the termination date or the end of the term under the Agreement
                             (assuming that all accrued benefit are fully vested) and the actuarial equivalent of the actual benefits paid or payable under these plans on the termination date; (3) benefits under any welfare benefit plan or program through the later of three years after the termination date or the end of the employment term under the Agreement, these benefits will be considered secondary if the Executive receives benefits from another employer and credit under any plan for employment as if the Executive had remained employed through the end of the term of employment under the Agreement; (4) earned but unpaid annual base salary, earned but unpaid annual bonus based upon the days worked in that year and the highest bonus of the previous two years, and any previously deferred compensation; (5) any other amount the Executive is entitled to receive under any plan or program including all amounts earned, but unpaid and any amounts which would have been paid or vested in the calendar year in which the Executive's termination of employment occurs; (6) all stock based awards will become immediately vested and where applicable remain exercisable for the later of 90 days following the termination date or any period provided for in any applicable plan or agreement; (7) an office and administrative assistance and other benefits and perquisites as provided by Company practice to its ex-Chairman as of the date of the agreement.

Definition of Cause:         Cause is defined as (1) the Executive's continuing
                             failure to perform his duties with the Company or its affiliates (other than as a result of incapacity due to mental or physical illness) after a written demand is delivered to the Executive by the Board; (2) the Executive's wilful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (3) the Executive's conviction of a felony or guilty or nolo contendere plea to a felony or
                             (4) a material, wilful breach of the
                             confidentiality portion of the Agreement.

                             The definition of "wilful" is limited to those cases in which the Executive acts in bad faith or without reasonable belief that his action or omission was in the Company best interest. In order for the Executive to be terminated for Cause the Board must adopt and deliver to the Executive a resolution by at least 3/4 of the entire membership of the Board, at a meeting held for such a purpose, after the Executive is given reasonable notice and opportunity with counsel to be heard before the Board, finding that in the Board's good faith opinion, the Executive is guilty of the conduct described above and specifying the details and that the Executive failed to cure such conduct within 30 days of receipt of such notice from the Company detailing such conduct.

Definition of Good Reason:   Any good faith determination of Good Reason by the
                             Executive will be conclusive. Good Reason is defined as (1) the removal of the Executive during the employment period from the position of Chief
                             Executive Officer or Chairman of the Board; the assignment of duties inconsistent in a material respect with the Executive's position; any action by the Company resulting in a material diminution of the Executive's position or duties other than an isolated, insubstantial and inadvertent failure, not in bad faith which is remedied by the Company after notice by the Executive; (2) the Company's material failure to comply with any of the Agreement's provisions other than an isolated, insubstantial and inadvertent failure, not in bad faith which is remedied by the Company after notice by the Executive; (3) the Company requiring the Executive to be based at a location more than 35 miles from the location of the Company's headquarters or the Company requiring that the executive to travel in business more than required immediately before the Effective Date; (4) any termination of the Executive employment by the Company, other than permitted in the Agreement; (5) any failure of the Company to fail to require a successor to assume and perform the Agreement.

Excise Tax Gross-Up:         The Executive will be entitled to receive a gross
                             up for any excise tax imposed under Section 4999 of the Internal Revenue Code.

Governing Law:               New York.

Confidentiality:             The Executive agrees to hold secret or confidential
                             information in a fiduciary capacity. Violation of the confidentiality provision will not constitute a basis for deferring or withholding amounts otherwise payable under the Agreement.

Miscellaneous:               This Agreement will supersede the Employment
                             Continuation Agreement and the Employment Agreement between the Executive and BW/IP.

Legal Fees:                  The Company will reimburse the Executive for all
                             reasonable legal fees incurred by him in the negotiation and preparation of the final Agreement.

                                                                       EXHIBIT G

              JORDAN EMPLOYMENT AGREEMENT ("AGREEMENT") TERM SHEET

Parties: Durco International, Inc. (the "Company") and William M. Jordan (the "Executive")

Term: Begins on the effective time of the merger, as defined in the merger agreement by and among the Company, a subsidiary of the Company and BW/IP, Inc. (the "Effective Date") and ends on the fifth anniversary of the Effective Date. The Agreement will be automatically renewed thereafter for one year periods unless either party gives the other notice three months prior to the end of the initial or extended term.

Employment Terms:            For the first part of the employment term, which
                             will end upon the resignation of Bernard G. Rethore as the Chairman and Chief Executive Officer of the Company, the Executive will serve as President and Chief Operating Officer of the Company with the heads of each operating unit reporting to him, with such authority and duties commensurate with his position and such additional duties as may be assigned by the Board. As President and Chief
                             Operating Officer of the Company, the Executive will report to the Chairman and Chief Executive
                             Officer. For the remainder of the employment term, the Executive will serve as Chief Executive Officer of the Company and Chairman of the Board of the Company with such authority, duties and responsibilities commensurate with such position and consistent with such positions as may be assigned to him by the Board. The Company will use its best efforts to have the Executive elected as a director of the Company and will appoint the Executive as Chief Executive Officer and Chairman of the Board immediately upon vacancy by the current individual serving in those positions, but no later than at the time described above.

Compensation:                Base Salary:  An amount to be agreed by the parties
                             but in no event less than his salary as of the Effective Date which is to be reviewed annually
                             (and no more than 12 months after the last salary increase awarded prior to the Effective Date) and may be increased, but not decreased.

                             Bonus: An annual bonus opportunity with a minimum target bonus of no less than 50% of base salary.

                             Incentive, Savings, Retirement and Welfare Benefit
                             Plans: The Executive is entitled to participate in all such plans and programs applicable to other senior executives of the Company and its affiliates and on a basis no less favorable to other senior executives.

                             Other: The Executive is entitled to an office, reimbursement of reasonable expenses, payment of club dues, automobile payments if applicable, vacation time and other fringe benefits on a basis no less favorable than provided to other senior executives of the Company and it affiliates, provided that vacation time will not be less than four weeks.

Termination of Employment:   Upon a termination without Cause or resignation for
                             Good Reason the Executive will be entitled to: (1) a lump sum cash payment equal to the product of (A) the sum of salary and the highest annual bonus paid to the Executive in the two years prior to termination, multiplied by (B) the greater of two and the number of full and partial years remaining in the five year term under the Agreement; (2) the difference in the value of the actuarial equivalent of the benefit the Executive would have received under the Company's qualified defined benefit plan and excess or supplemental retirement plan in which the Executive participates and which the Executive would have received had his employment continued for the longer of three years after the termination date or the end of the term under the Agreement
                             (assuming that all accrued benefit are fully vested) and the actuarial equivalent of the actual benefits paid or payable under these plans on the termination date; (3) benefits under any welfare benefit plan or program through the later of three years after the termination date or the end of the employment term under the Agreement, these benefits will be considered secondary if the Executive receives benefits from another employer and credit under any plan for employment as if the Executive had remained employed through the end of the term of employment under the Agreement; (4) earned but unpaid annual base salary, earned but unpaid annual bonus based upon the days worked in that year and the highest bonus of the previous two years, and any previously deferred compensation; (5) any other amount the Executive is entitled to receive under any plan or program including all amounts earned, but unpaid and any amounts which would have been paid or vested in the calendar year in which the Executive's termination of employment occurs; (6) all stock based awards will become immediately vested and where applicable remain exercisable for the later of 90 days following the termination date or any period provided for in any applicable plan or agreement.

Definition of Cause:         Cause is defined as (1) the Executive's continuing
                             failure to perform his duties with the Company or its affiliates (other than as a result of incapacity due to mental or physical illness) after a written demand is delivered to the Executive by the Board; (2) the Executive's wilful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (3) the Executive's conviction of a felony or guilty or nolo contendere plea to a felony or
                             (4) a material, wilful breach of the
                             confidentiality portion of the Agreement.

                             The definition of "wilful" is limited to those cases in which the Executive acts in bad faith or without reasonable belief that his action or omission was in the Company best interest. In order for the Executive to be terminated for Cause the Board must adopt and deliver to the Executive a resolution by at least 3/4 of the entire membership of the Board, at a meeting held for such a purpose, after the Executive is given reasonable notice and opportunity with counsel to be heard before the Board, finding that in the Board's good faith opinion, the Executive is guilty of the conduct described above and specifying the details and that the Executive failed to cure such conduct within 30 days of receipt of such notice from the Company detailing such conduct.

Definition of Good Reason:   Any good faith determination of Good Reason by the
                             Executive will be conclusive. Good Reason is defined as (1) the removal of the Executive during the employment period from the position of President, Chief Operating Officer, Chief Executive
                             Officer or Chairman of the Board; the assignment of duties inconsistent in a material respect with the Executive's position; any action by the Company resulting in a material diminution of the Executive's position or duties other than an isolated, insubstantial and inadvertent failure, not in bad faith which is remedied by the Company after notice by the Executive; (2) the Company's material failure to comply with any of the Agreement's provisions other than an isolated, insubstantial and inadvertent failure, not in bad faith which is remedied by the Company after notice by the Executive; (3) the Company requiring the Executive to be based at a location more than 35 miles from the location of the Company's headquarters or the Company requiring that the executive to travel in business more than required immediately before the Effective Date; (4) any termination of the Executive employment by the Company, other than permitted in the Agreement; (5) any failure of the Company to require a successor to assume and perform the Agreement and (6) the failure of the Company to appoint the Executive as Chief Executive
                             Officer and Chairman of the Board on the third anniversary of the Effective Date.

Excise Tax Gross-Up:         The Executive will be entitled to receive a gross
                             up for any excise tax imposed under Section 4999 of the Internal Revenue Code.

Governing Law:               New York

Confidentiality:             The Executive agrees to hold secret or confidential
                             information in a fiduciary capacity. Violation of the confidentiality provision will not constitute a basis for deferring or withholding amounts otherwise payable under the Agreement.

Miscellaneous:               This Agreement will supersede the agreement between
                             the Executive and the Company dated as of January
                             2, 1997.

Legal Fees:                  The Company will reimburse the Executive for all
                             reasonable legal fees incurred by him in the negotiation and preparation of the final Agreement.

                                                                        ANNEX II

                          DURCO STOCK OPTION AGREEMENT

                                    BETWEEN

                           DURCO INTERNATIONAL, INC.

                                      AND

                                  BW/IP, INC.

                            DATED AS OF MAY 6, 1997

                               TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    ----
                                             ARTICLE I
                                         THE STOCK OPTION

 1.01.    Grant of Stock Option..........................................................    1
 1.02.    Exercise of Stock Option.......................................................    1
 1.03.    Conditions to Closing..........................................................    2
 1.04.    Closings.......................................................................    2
 1.05.    Adjustments upon Share Issuances, Changes in Capitalization, Etc...............    3

                                            ARTICLE II
                             REPRESENTATIONS AND WARRANTIES OF ISSUER

 2.01.    Authority Relative to this Agreement...........................................    4
 2.02.    Authority to Issue Shares......................................................    4
 2.03.    No Conflict; Required Filings and Consents.....................................    4
 2.04.    Rights Agreement...............................................................    4

                                            ARTICLE III
                                        COVENANTS OF ISSUER

 3.01.    Listing; Other Action..........................................................    5
 3.02.    Registration...................................................................    5
                                            ARTICLE IV
                             REPRESENTATIONS AND WARRANTIES OF GRANTEE

 4.01.    Authority Relative to this Agreement...........................................    6
 4.02.    No Conflict; Required Filings and Consents.....................................    6

                                             ARTICLE V
                                       COVENANTS OF GRANTEE

 5.01.    Distribution...................................................................    7

                                            ARTICLE VI
                                        REPURCHASE ELECTION

 6.01.    Repurchase Election............................................................    7

                                            ARTICLE VII
                                           MISCELLANEOUS

 7.01.    Amendment; No Waiver...........................................................    8
 7.02.    Fees and Expenses..............................................................    8
 7.03.    Notices........................................................................    8
 7.04.    Severability...................................................................    8
 7.05.    Assignment; Binding Effect; Benefit............................................    8
 7.06.    Specific Performance...........................................................    8
 7.07.    Governing Law..................................................................    8
 7.08.    Headings.......................................................................    8
 7.09.    Counterparts...................................................................    8
 7.10.    Entire Agreement...............................................................    9

     STOCK OPTION AGREEMENT, dated as of May 6, 1997 (this "Agreement"), between BW/IP, INC., a Delaware corporation ("Grantee"), and DURCO INTERNATIONAL, INC., a New York corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee, Issuer and BRUIN ACQUISITION CORP., a wholly owned subsidiary of Issuer ("Sub"), propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for, among other things, the merger of Sub with and into Grantee; and

     WHEREAS, as a condition to the willingness of Grantee to enter into the Merger Agreement and the BW/IP Stock Option Agreement, Grantee has required that Issuer agree, and in order to induce Grantee to enter into the Merger Agreement and the BW/IP Stock Option Agreement, Issuer has agreed, to grant Grantee an option to purchase up to such number of newly issued or treasury shares of common stock, par value $1.25 per share, of Issuer ("Issuer Common Stock") as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at the first time of exercise of the Stock Option (as defined below), in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                THE STOCK OPTION

     SECTION 1.01. Grant of Stock Option. Issuer hereby grants to Grantee an irrevocable option (the "Stock Option") to purchase up to such number of shares of Issuer Common Stock as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at the first time of exercise of the Stock Option (the "Option Shares") at a cash purchase price per Option Share equal to $23.750 (the "Purchase Price"), subject to the terms and conditions set forth herein.

     SECTION 1.02. Exercise of Stock Option. (a) Subject to the conditions set forth in Section 1.03 and to any additional requirements of any applicable laws, statutes, ordinances, regulations, rules, codes, orders or other requirement or rule of law ("Laws"), the Stock Option may be exercised by Grantee, in whole or in part, if Grantee has not materially breached the Merger Agreement or is not in material breach of the BW/IP Stock Option Agreement, at any time or from time to time after the occurrence of an Exercise Event (as defined below); provided that, except as provided in the last sentence of this Section 1.02(a), the Stock Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 18 months after the occurrence of an Exercise Event (unless prior thereto the Stock Option shall have been exercised) and (iii) the termination of the Merger Agreement prior to the occurrence of an Exercise Event unless, in the case of clause (iii), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Stock Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee. Notwithstanding the termination of the Stock Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Stock Option. The termination of the Stock Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

          (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 5.09(c) of the Merger Agreement.

          (c) In the event Grantee wishes to exercise the Stock Option, Grantee shall send a written notice (a "Stock Exercise Notice") to Issuer specifying the total number of Option Shares Grantee wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares that Grantee wishes to receive, a date (subject to the earlier satisfaction or waiver of the conditions set forth in Section 1.03) (a "Closing Date"), which shall be a Business Day which is not later than 10 Business Days and not earlier than the fifth Business Day after delivery of such notice, and place for the closing of such purchase (a "Closing").

          (d) If at any time the Stock Option is then exercisable pursuant to the terms of Section 1.02(a) hereof, Grantee may elect, in lieu of exercising the Stock Option to purchase Option Shares as provided in
     Section 1.02(a) hereof, to send a written notice to Issuer (a "Cash Exercise Notice") specifying a date not later than 10 Business Days and not earlier than the fifth Business Day after delivery of such notice, on which date Issuer shall pay to Grantee an amount in cash equal to the Spread (as defined below) multiplied by such number of Option Shares as Grantee shall specify in the Cash Exercise Notice. As used in this Agreement, "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Issuer Common Stock paid or to be paid by any person in a Durco Takeover Proposal (the "Competing Purchase Price") and (y) the closing price of the shares of Issuer Common Stock on the Nasdaq National Market System (the "NNMS") on the last trading day immediately prior to the date of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of Section 6.01) (the "Closing Price"). If the Competing Purchase Price includes any property other than cash, the Competing Purchase Price shall be the sum of
     (i) the fixed cash amount, if any, included in the Competing Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of Section 6.01) shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Competing Purchase Price shall be deemed to be the amount of any cash included in the Competing Purchase Price plus the fair market value of such other property (as determined by a nationally recognized investment banking firm jointly selected by Grantee and Issuer). For this purpose, the parties shall use their reasonable commercial efforts to cause any determination of the fair market value of such other property to be made within three Business Days after the date of delivery of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of
     Section 6.01). Upon exercise of its right to receive the Spread pursuant to this Section 1.02(e), the obligations of Issuer to deliver Option Shares pursuant to Section 1.03 shall be terminated with respect to such number of Option Shares subject to the Cash Exercise Notice.

     SECTION 1.03. Conditions to Closing. The obligation of Issuer to deliver Option Shares or pay the Spread, as applicable, upon any exercise of the Stock Option is subject to the conditions that:

          (a) all waiting periods, if any, under the HSR Act applicable to the issuance of Option Shares hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental body, agency, official or authority, if any, required in connection with the issuance of Option Shares hereunder, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares hereunder illegal, shall have been obtained or made, as the case may be; and

          (b) there shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option, the delivery of the Option Shares or payment of the Spread in respect of such exercise.

     SECTION 1.04. Closings. At each Closing, (i) in the event of a Closing pursuant to Section 1.02(c), Issuer shall deliver to Grantee a certificate or certificates evidencing the applicable number of Option Shares

(in the denominations specified in the Stock Exercise Notice), and Grantee shall purchase each such Option Share from Issuer at the Purchase Price, or (ii) in the event of a Closing pursuant to Section 1.02(d), Issuer shall deliver to Grantee cash in an amount determined pursuant to Section 1.02(d). If at the time of issuance of Option Shares pursuant to Section 1.02(c), Issuer shall not have redeemed the rights under the Durco Rights Agreement, or the rights issued pursuant to such agreement shall not have expired, or shall have issued any similar securities, then each Option Share issued pursuant hereto will also represent a corresponding right under the Durco Rights Agreement or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Durco Rights Agreement or any similar agreement then in effect. All payments made pursuant to this Agreement shall be made by wire transfer of immediately available funds to an account designated in writing by Grantee to Issuer. Certificates evidencing Option Shares delivered hereunder may, at Issuer's election, contain the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM.

Issuer shall, upon the written request of the holder thereof, issue such holder a new certificate evidencing such Option Shares without such legend in the event
(x) such Option Shares have been registered pursuant to the Securities Act, (y) such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or (z) such holder shall have delivered to Issuer an opinion of counsel, which opinion shall, in Issuer's reasonable judgment, be satisfactory in form and substance to Issuer, to the effect that subsequent transfers of such Option Shares may be effected without registration under the Securities Act.

     SECTION 1.05. Adjustments upon Share Issuances, Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock or in the number of outstanding shares of Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of Issuer (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be issued by Issuer upon exercise of the Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if Grantee had exercised the Stock Option immediately prior to such event or the record date therefor, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property.

          (b) In the event that Issuer shall enter into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person, other than Grantee or any BW/IP subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or any BW/IP subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or any BW/IP Subsidiary, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if Grantee had exercised the Stock Option immediately prior to such transaction or the record date therefor, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property.

          (c) The provisions of this Agreement, including, without limitation, Sections 1.01, 1.02, 1.04, 3.01 and 3.02, shall apply with appropriate adjustments to any securities for which the Stock Option becomes exercisable pursuant to this Section 1.05.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

     Issuer hereby represents and warrants to Grantee as follows:

     SECTION 2.01. Authority Relative to this Agreement. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby are within Issuer's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Issuer and, assuming the due authorization, execution and delivery by Grantee, constitutes a valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms.

     SECTION 2.02. Authority to Issue Shares. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until its obligation to deliver shares of Issuer Common Stock upon the exercise of the Stock Option terminates, shall have reserved, all the Option Shares issuable pursuant to this Agreement, and Issuer shall take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 1.05, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     SECTION 2.03. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority (insofar as such action or filing relates to Issuer) other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) approvals and authorizations of self-regulatory organizations in the securities field and (iv) such other consents, approvals and filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Issuer or materially impair the ability of Issuer to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws (or equivalent organizational documents) of Issuer, Sub or any Issuer subsidiary, (ii) assuming receipt of or compliance with all matters referred to in Section 2.03(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Issuer, Sub or any Issuer subsidiary, (iii) constitute a breach of or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Issuer, Sub or any Issuer subsidiary or to a loss of any benefit to which Issuer, Sub or any Issuer subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Issuer, Sub or any Issuer subsidiary or any license, franchise, permit or other similar authorization held by Issuer, Sub or any Issuer subsidiary or (iv) result in the creation or imposition of any Lien on any asset of Issuer, Sub or any Issuer subsidiary other than, in the case of each of (ii) and (iii), any such items that, individually or in the aggregate, would not have a material adverse effect on Durco or materially impair the ability of Issuer to consummate the transactions contemplated by this Agreement.

     SECTION 2.04. Rights Agreement. (a) The Durco Rights Agreement is inapplicable to this Agreement and none of BW/IP, its wholly owned subsidiaries, its permitted assignees or transferees under this Agreement is an Acquiring Person (as defined in the Durco Rights Agreement) pursuant to the Durco Rights Agreement and a Distribution Date or Stock Acquisition Date (as such terms are defined in the Durco Rights

Agreement) or any event described in Sections 11(a)(ii) or 13(a) of the Durco Rights Agreement does not occur solely by reason of the execution of this Agreement, or the consummation of the other transactions contemplated by this Agreement and the Merger Agreement, and such amendment may not be further amended by Durco without the prior consent of BW/IP in its sole discretion.

          (b) To the knowledge of Issuer, no state takeover statute is applicable to the Merger or the purchase by Grantee pursuant to this Agreement of shares of Issuer Common Stock.

                                  ARTICLE III

                              COVENANTS OF ISSUER

     SECTION 3.01. Listing; Other Action. (a) Issuer shall, at its expense, use its best efforts to cause the Option Shares to be approved for listing on the NNMS, subject to notice of issuance, as promptly as practicable following an Exercise Event, and shall provide prompt notice to the NNMS of the issuance of each Option Share, except to the extent the delivery of the Option Shares can be satisfied with shares of Issuer Common Stock held in treasury by Issuer.

          (b) Issuer shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities. Without limiting the generality of the foregoing, Issuer shall, when required in order to effect the transactions contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions, under the HSR Act and shall supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act.

     SECTION 3.02. Registration. (a) In the event that Grantee shall desire to sell any of the Option Shares within three years after the purchase of such Option Shares pursuant hereto, and such sale requires, in the opinion of counsel to Grantee (which opinion shall be, in the reasonable judgment of Issuer and its counsel, satisfactory in form and substance to Issuer and its counsel) registration of such Option Shares under the Securities Act, Issuer shall cooperate with Grantee and any underwriters in registering such Option Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided, however, that Issuer shall not be required to have declared effective more than four registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 90 days if the offering would, in the judgment of the Board of Directors of Issuer, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall acquire beneficially more than 1% of the then outstanding voting power of Issuer.

          (b) If Issuer at any time after the exercise of the Stock Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee of its intention to do so and, upon the written request of Grantee given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee), Issuer will cause all such shares for which Grantee requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect not to cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons or (ii) in the case of a registration solely to implement an employee benefit plan or a registration statement filed on Form S-4 of the Securities Act (or any successor form thereto); provided further that Issuer may make an election pursuant to clause (i) not more than two times.

          (c) If the Issuer Common Stock is registered pursuant to the provisions of this Section 3.02, Issuer agrees (i) to furnish copies of the registration statement and prospectus relating to the Option Shares covered thereby in such numbers as Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Issuer Common Stock meeting the requirements of such securities laws, and to furnish Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. Issuer shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Issuer, except that Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the shares of Issuer Common Stock sold by Grantee. Issuer shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this Section 3.02; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Issuer by Grantee, its affiliates and its officers and other representatives expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this Section 3.02. Issuer shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this Section 3.02; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Issuer by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this Section 3.02.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GRANTEE

     Grantee hereby represents and warrants to Issuer as follows:

     SECTION 4.01. Authority Relative to this Agreement. Grantee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by Grantee of this Agreement and the consummation by Grantee of the transactions contemplated hereby are within Grantee's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Grantee and, assuming the due authorization, execution and delivery by Issuer, constitutes a valid and binding agreement of Grantee enforceable against Issuer in accordance with its terms.

     SECTION 4.02. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Grantee of this Agreement and the consummation by Grantee of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority (insofar as such action or filing relates to Grantee) other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) approvals and authorizations of self-regulatory and governmental organizations in the securities and commodities field and (iv) such other consents, approvals and filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Grantee or materially impair the ability of Grantee to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by Grantee of this Agreement and the consummation by Grantee of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws (or equivalent organizational documents) of Grantee or any Grantee subsidiary, (ii) assuming receipt of or compliance with all matters referred to in Section 4.02(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Grantee or any Grantee subsidiary, (iii) constitute a breach of or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Grantee or any Grantee subsidiary or to a loss of any benefit to which Grantee or any Grantee subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Grantee or any Grantee subsidiary or any license, franchise, permit or other similar authorization held by Grantee or any Grantee subsidiary or
     (iv) result in the creation or imposition of any Lien on any asset of Grantee or any Grantee subsidiary other than, in the case of each of (ii) and (iii), any such items that, individually or in the aggregate, would not have a material adverse effect on BW/IP or materially impair the ability of Grantee to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                              COVENANTS OF GRANTEE

     Grantee hereby covenants and agrees as follows:

     SECTION 5.01. Distribution. Grantee shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act and applicable state securities and "blue sky" laws.

                                   ARTICLE VI

                              REPURCHASE ELECTION

     SECTION 6.01. Repurchase Election. (a) Grantee shall have the option, at any time and from time to time commencing upon the first occurrence of an Exercise Event in which the consideration to be received by Issuer or its stockholders, as the case may be, pursuant to a Durco Takeover Proposal consists in whole or in part of shares of capital stock of a third party and ending on the tenth Business Day after the first mailing to Issuer's stockholders of a proxy statement, tender offer statement or other disclosure or offering document relating to such Durco Takeover Proposal, to send a written notice to Issuer (a "Repurchase Notice") that it will require Issuer (or any successor entity thereof) to pay to Grantee the Repurchase Fee (as defined below) as provided in
Section 6.01(b) below, upon delivery by Grantee of the shares of Issuer Common Stock acquired hereunder with respect to which Grantee then has beneficial ownership. The date on which Grantee delivers the Repurchase Notice under this
Section 6.01 is referred to as the "Repurchase Request Date". The "Repurchase Fee" shall be equal to the sum of the following:

          (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Stock Option with respect to which Grantee then has beneficial ownership; and

          (ii) the Spread, multiplied by the number of shares of Issuer Common Stock with respect to which the Stock Option has been exercised and with respect to which Grantee then has beneficial ownership.

     (b) If Grantee exercises its rights under this Section 6.01, within five Business Days after the Repurchase Request Date, (i) Issuer shall pay by wire transfer to Grantee the Repurchase Fee in immediately available funds to an account designated in writing by Grantee to Issuer, and (ii) Grantee shall surrender to Issuer certificates evidencing the shares of Issuer Common Stock acquired hereunder with respect to which

Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01. Amendment; No Waiver. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Issuer and Grantee or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 7.02. Fees and Expenses. Except as otherwise provided herein or in Section 5.09 of the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     SECTION 7.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses as specified in Section 8.02 of the Merger Agreement.

     SECTION 7.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

     SECTION 7.05. Assignment; Binding Effect; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 7.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 7.07. Governing Law. This Agreement shall be governed by the Laws of the State of Delaware as applied to contracts executed and to be performed entirely in such state.

     SECTION 7.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 7.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     SECTION 7.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          BW/IP, INC.

                                          By:  /s/ BERNARD G. RETHORE

                                             -----------------------------------
                                             Name: Bernard G. Rethore
                                             Title: Chairman, President &
                                             Chief Executive Officer

                                          DURCO INTERNATIONAL, INC.

                                          By:  /s/ WILLIAM M. JORDAN

                                             -----------------------------------
                                             Name: William M. Jordan
                                             Title: Chairman, President &
                                             Chief Executive Officer

                                                                       ANNEX III

                          BW/IP STOCK OPTION AGREEMENT

                                    BETWEEN

                                  BW/IP, INC.

                                      AND

                           DURCO INTERNATIONAL, INC.

                            DATED AS OF MAY 6, 1997

                               TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    ----
                                           ARTICLE I
                                       THE STOCK OPTION

 1.01.    Grant of Stock Option..........................................................    1
 1.02.    Exercise of Stock Option.......................................................    1
 1.03.    Conditions to Closing..........................................................    2
 1.04.    Closings.......................................................................    2
 1.05.    Adjustments upon Share Issuances, Changes in Capitalization, Etc...............    3
                                          ARTICLE II
                           REPRESENTATIONS AND WARRANTIES OF ISSUER

 2.01.    Authority Relative to this Agreement...........................................    4
 2.02.    Authority to Issue Shares......................................................    4
 2.03.    No Conflict; Required Filings and Consents.....................................    4
 2.04.    Rights Agreement; Board Action.................................................    4

                                          ARTICLE III
                                      COVENANTS OF ISSUER

 3.01.    Listing; Other Action..........................................................    5
 3.02.    Registration...................................................................    5

                                          ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF GRANTEE

 4.01.    Authority Relative to this Agreement...........................................    6
 4.02.    No Conflict; Required Filings and Consents.....................................    6

                                           ARTICLE V
                                     COVENANTS OF GRANTEE

 5.01.    Distribution...................................................................    7

                                          ARTICLE VI
                                      REPURCHASE ELECTION

 6.01.    Repurchase Election............................................................    7

                                          ARTICLE VII
                                         MISCELLANEOUS

 7.01.    Amendment; No Waiver...........................................................    8
 7.02.    Fees and Expenses..............................................................    8
 7.03.    Notices........................................................................    8
 7.04.    Severability...................................................................    8
 7.05.    Assignment; Binding Effect; Benefit............................................    8
 7.06.    Specific Performance...........................................................    8
 7.07.    Governing Law..................................................................    9
 7.08.    Headings.......................................................................    9
 7.09.    Counterparts...................................................................    9
 7.10.    Entire Agreement...............................................................    9

     STOCK OPTION AGREEMENT, dated as of May 6, 1997 (this "Agreement"), between DURCO INTERNATIONAL, INC., a New York corporation ("Grantee"), and BW/IP, INC., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee, Issuer and BRUIN ACQUISITION CORP., a wholly owned subsidiary of Grantee ("Sub"), propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for, among other things, the merger of Sub with and into Grantee; and

     WHEREAS, as a condition to the willingness of Grantee to enter into the Merger Agreement and the Durco Stock Option Agreement, Grantee has required that Issuer agree, and in order to induce Grantee to enter into the Merger Agreement and the Durco Stock Option Agreement, Issuer has agreed, to grant Grantee an option to purchase up to such number of newly issued or treasury shares of common stock, par value $0.01 per share, of Issuer ("Issuer Common Stock") as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at the first time of exercise of the Stock Option (as defined below), in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                THE STOCK OPTION

     SECTION 1.01. Grant of Stock Option. Issuer hereby grants to Grantee an irrevocable option (the "Stock Option") to purchase up to such number of shares of Issuer Common Stock as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at the first time of exercise of the Stock Option (the "Option Shares") at a cash purchase price per Option Share equal to $16.525 (the "Purchase Price"), subject to the terms and conditions set forth herein.

     SECTION 1.02. Exercise of Stock Option. (a) Subject to the conditions set forth in Section 1.03 and to any additional requirements of any applicable laws, statutes, ordinances, regulations, rules, codes, orders or other requirement or rule of law ("Laws"), the Stock Option may be exercised by Grantee, in whole or in part, if Grantee has not materially breached the Merger Agreement or is not in material breach of the Durco Stock Option Agreement, at any time or from time to time after the occurrence of an Exercise Event (as defined below); provided that, except as provided in the last sentence of this Section 1.02(a), the Stock Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 18 months after the occurrence of an Exercise Event (unless prior thereto the Stock Option shall have been exercised) and (iii) the termination of the Merger Agreement prior to the occurrence of an Exercise Event unless, in the case of clause (iii), the Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Stock Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee. Notwithstanding the termination of the Stock Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Stock Option. The termination of the Stock Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

          (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 5.09(b) of the Merger Agreement.

          (c) In the event Grantee wishes to exercise the Stock Option, Grantee shall send a written notice (a "Stock Exercise Notice") to Issuer specifying the total number of Option Shares Grantee wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares that Grantee wishes to receive, a date (subject to the earlier satisfaction or waiver of the conditions set forth in Section 1.03) (a "Closing Date"), which shall be a Business Day which is not later than 10 Business Days and not earlier than the fifth Business Day after delivery of such notice, and place for the closing of such purchase (a "Closing").

          (d) If at any time the Stock Option is then exercisable pursuant to the terms of Section 1.02(a) hereof, Grantee may elect, in lieu of exercising the Stock Option to purchase Option Shares as provided in
     Section 1.02(a) hereof, to send a written notice to Issuer (a "Cash Exercise Notice") specifying a date not later than 10 Business Days and not earlier than the fifth Business Day after delivery of such notice, on which date Issuer shall pay to Grantee an amount in cash equal to the Spread (as defined below) multiplied by such number of Option Shares as Grantee shall specify in the Cash Exercise Notice. As used in this Agreement, "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Issuer Common Stock paid or to be paid by any person in a BW/IP Takeover Proposal (the "Competing Purchase Price") and (y) the closing price of the shares of Issuer Common Stock on the New York Stock Exchange ("NYSE") Composite Tape on the last trading day immediately prior to the date of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of
     Section 6.01) (the "Closing Price"). If the Competing Purchase Price includes any property other than cash, the Competing Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Competing Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of Section 6.01) shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Competing Purchase Price shall be deemed to be the amount of any cash included in the Competing Purchase Price plus the fair market value of such other property (as determined by a nationally recognized investment banking firm jointly selected by Grantee and Issuer). For this purpose, the parties shall use their reasonable commercial efforts to cause any determination of the fair market value of such other property to be made within three Business Days after the date of delivery of the Cash Exercise Notice (for purposes of this Section 1.02) or the Repurchase Notice (for purposes of
     Section 6.01). Upon exercise of its right to receive the Spread pursuant to this Section 1.02(e), the obligations of Issuer to deliver Option Shares pursuant to Section 1.03 shall be terminated with respect to such number of Option Shares subject to the Cash Exercise Notice.

     SECTION 1.03. Conditions to Closing. The obligation of Issuer to deliver Option Shares or pay the Spread, as applicable, upon any exercise of the Stock Option is subject to the conditions that:

          (a) all waiting periods, if any, under the HSR Act applicable to the issuance of Option Shares hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental body, agency, official or authority, if any, required in connection with the issuance of Option Shares hereunder, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares hereunder illegal, shall have been obtained or made, as the case may be; and

          (b) there shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option, the delivery of the Option Shares or payment of the Spread in respect of such exercise.

     SECTION 1.04. Closings. At each Closing, (i) in the event of a Closing pursuant to Section 1.02(c), Issuer shall deliver to Grantee a certificate or certificates evidencing the applicable number of Option Shares

(in the denominations specified in the Stock Exercise Notice), and Grantee shall purchase each such Option Share from Issuer at the Purchase Price, or (ii) in the event of a Closing pursuant to Section 1.02(d), Issuer shall deliver to Grantee cash in an amount determined pursuant to Section 1.02(d). If at the time of issuance of Option Shares pursuant to Section 1.02(c), Issuer shall not have redeemed the rights under the BW/IP Rights Agreement, or the rights issued pursuant to such agreement shall not have expired, or shall have issued any similar securities, then each Option Share issued pursuant hereto will also represent a corresponding right under the BW/IP Rights Agreement or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the BW/IP Rights Agreement or any similar agreement then in effect. All payments made pursuant to this Agreement shall be made by wire transfer of immediately available funds to an account designated in writing by Grantee to Issuer. Certificates evidencing Option Shares delivered hereunder may, at Issuer's election, contain the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM.

Issuer shall, upon the written request of the holder thereof, issue such holder a new certificate evidencing such Option Shares without such legend in the event
(x) such Option Shares have been registered pursuant to the Securities Act, (y) such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or (z) such holder shall have delivered to Issuer an opinion of counsel, which opinion shall, in Issuer's reasonable judgment, be satisfactory in form and substance to Issuer, to the effect that subsequent transfers of such Option Shares may be effected without registration under the Securities Act.

     SECTION 1.05. Adjustments upon Share Issuances, Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock or in the number of outstanding shares of Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of Issuer (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be issued by Issuer upon exercise of the Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if Grantee had exercised the Stock Option immediately prior to such event or the record date therefor, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property.

          (b) In the event that Issuer shall enter into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person, other than Grantee or any Durco Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or any Durco Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or any Durco subsidiary, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if Grantee had exercised the Stock Option immediately prior to such transaction or the record date therefor, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property.

          (c) The provisions of this Agreement, including, without limitation, Sections 1.01, 1.02, 1.04, 3.01 and 3.02, shall apply with appropriate adjustments to any securities for which the Stock Option becomes exercisable pursuant to this Section 1.05.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

     Issuer hereby represents and warrants to Grantee as follows:

     SECTION 2.01. Authority Relative to this Agreement. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby are within Issuer's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Issuer and, assuming the due authorization, execution and delivery by Grantee, constitutes a valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms.

     SECTION 2.02. Authority to Issue Shares. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until its obligation to deliver shares of Issuer Common Stock upon the exercise of the Stock Option terminates, shall have reserved, all the Option Shares issuable pursuant to this Agreement, and Issuer shall take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 1.05, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     SECTION 2.03. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority (insofar as such action or filing relates to Issuer) other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) approvals and authorizations of self-regulatory organizations in the securities field and (iv) such other consents, approvals and filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Issuer or materially impair the ability of Issuer to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws (or equivalent organizational documents) of Issuer, Sub or any Issuer subsidiary, (ii) assuming receipt of or compliance with all matters referred to in Section 2.03(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Issuer, Sub or any Issuer subsidiary, (iii) constitute a breach of or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Issuer, Sub or any Issuer subsidiary or to a loss of any benefit to which Issuer, Sub or any Issuer subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Issuer, Sub or any Issuer subsidiary or any license, franchise, permit or other similar authorization held by Issuer, Sub or any Issuer subsidiary or (iv) result in the creation or imposition of any Lien on any asset of Issuer, Sub or any Issuer subsidiary other than, in the case of each of (ii) and (iii), any such items that, individually or in the aggregate, would not have a material adverse effect on Issuer or materially impair the ability of Issuer to consummate the transactions contemplated by this Agreement.

     SECTION 2.04. Rights Agreement; Board Action. (a) The BW/IP Rights Agreement has been amended to (i) render the BW/IP Rights Agreement inapplicable to this Agreement, (ii) ensure that (y) none of Durco, its wholly owned subsidiaries, or its permitted assignees or transferees under the BW/IP Stock Option Agreement is an Acquiring Person (as defined in the BW/IP Rights Agreement) pursuant to the BW/IP Rights Agreement and (z) a Distribution Date, a Section 11(a)(ii) Event or Section 13 Event or Stock Acquisition Date (as such terms are defined in the BW/IP Rights Agreement) does not occur solely by reason of the execution of this Agreement, or the consummation of the other transactions contemplated by this Agreement and the Merger Agreement and (iii) to provide that the Expiration Date (as defined in the BW/IP Rights Agreement) shall occur immediately prior to the Effective Time, and such amendment may not be further amended by BW/IP without the prior consent of Durco in its sole discretion.

          (b) The Board of Directors of Issuer has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law will not apply to the Merger or the purchase by Grantee pursuant to this Agreement of shares of Issuer Common Stock. To the knowledge of Issuer, no other state takeover statute is applicable to the Merger or the purchase by Grantee pursuant to this Agreement of shares of Issuer Common Stock.

                                  ARTICLE III

                              COVENANTS OF ISSUER

     SECTION 3.01. Listing; Other Action. (a) Issuer shall, at its expense, use its best efforts to cause the Option Shares to be approved for listing on the NYSE, subject to notice of issuance, as promptly as practicable following an Exercise Event, and shall provide prompt notice to the NYSE of the issuance of each Option Share, except to the extent the delivery of the Option Shares can be satisfied with shares of Issuer Common Stock held in treasury by Issuer.

          (b) Issuer shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities. Without limiting the generality of the foregoing, Issuer shall, when required in order to effect the transactions contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions, under the HSR Act and shall supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act.

     SECTION 3.02. Registration. (a) In the event that Grantee shall desire to sell any of the Option Shares within three years after the purchase of such Option Shares pursuant hereto, and such sale requires, in the opinion of counsel to Grantee (which opinion shall be, in the reasonable judgment of Issuer and its counsel, satisfactory in form and substance to Issuer and its counsel) registration of such Option Shares under the Securities Act, Issuer shall cooperate with Grantee and any underwriters in registering such Option Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided, however, that Issuer shall not be required to have declared effective more than four registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 90 days if the offering would, in the judgment of the Board of Directors of Issuer, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall acquire beneficially more than 1% of the then outstanding voting power of Issuer.

          (b) If Issuer at any time after the exercise of the Stock Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee of its intention to do so and, upon the written request of Grantee given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee), Issuer will cause all such shares for which Grantee requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect not to cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons or (ii) in the case of a registration solely to implement an employee benefit plan or a registration statement filed on Form S-4 of the Securities Act (or any successor form thereto); provided further that Issuer may make an election pursuant to clause (i) not more than two times.

          (c) If the Issuer Common Stock is registered pursuant to the provisions of this Section 3.02, Issuer agrees (i) to furnish copies of the registration statement and prospectus relating to the Option Shares covered thereby in such numbers as Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Issuer Common Stock meeting the requirements of such securities laws, and to furnish Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. Issuer shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Issuer, except that Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the shares of Issuer Common Stock sold by Grantee. Issuer shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this Section 3.02; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Issuer by Grantee, its affiliates and its officers and other representatives expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this Section 3.02. Issuer shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this Section 3.02; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Issuer by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this Section 3.02.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GRANTEE

     Grantee hereby represents and warrants to Issuer as follows:

     SECTION 4.01. Authority Relative to this Agreement. Grantee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by Grantee of this Agreement and the consummation by Grantee of the transactions contemplated hereby are within Grantee's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Grantee and, assuming the due authorization, execution and delivery by Issuer, constitutes a valid and binding agreement of Grantee enforceable against Issuer in accordance with its terms.

     SECTION 4.02. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Grantee of this Agreement and the consummation by Grantee of the transactions contem-plated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority (insofar as such action or filing relates to Grantee) other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) approvals and authorizations of self-regulatory and governmental organizations in the securities and commodities field and (iv) such other consents, approvals and filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Grantee or materially impair the ability of Grantee to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance by Grantee of this Agreement and the consummation by Grantee of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws (or equivalent organizational documents) of Grantee or any Grantee subsidiary, (ii) assuming receipt of or compliance with all matters referred to in Section 4.02(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Grantee or any Grantee subsidiary, (iii) constitute a breach of or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Grantee or any Grantee subsidiary or to a loss of any benefit to which Grantee or any Grantee subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Grantee or any Grantee subsidiary or any license, franchise, permit or other similar authorization held by Grantee or any Grantee subsidiary or
     (iv) result in the creation or imposition of any Lien on any asset of Grantee or any Grantee subsidiary other than, in the case of each of (ii) and (iii), any such items that, individually or in the aggregate, would not have a material adverse effect on Grantee or materially impair the ability of Grantee to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                              COVENANTS OF GRANTEE

     Grantee hereby covenants and agrees as follows:

     SECTION 5.01. Distribution. Grantee shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act and applicable state securities and "blue sky" laws.

                                   ARTICLE VI

                              REPURCHASE ELECTION

     SECTION 6.01. Repurchase Election. (a) Grantee shall have the option, at any time and from time to time commencing upon the first occurrence of an Exercise Event in which the consideration to be received by Issuer or its stockholders, as the case may be, pursuant to a BW/IP Takeover Proposal consists in whole or in part of shares of capital stock of a third party and ending on the tenth Business Day after the first mailing to Issuer's stockholders of a proxy statement, tender offer statement or other disclosure or offering document relating to such BW/IP Takeover Proposal, to send a written notice to Issuer (a "Repurchase Notice") that it will require Issuer (or any successor entity thereof) to pay to Grantee the Repurchase Fee (as defined below) as provided in
Section 6.01(b) below, upon delivery by Grantee of the shares of Issuer Common Stock acquired hereunder with respect to which Grantee then has beneficial ownership. The date on which Grantee delivers the Repurchase Notice under this
Section 6.01 is referred to as the "Repurchase Request Date". The "Repurchase Fee" shall be equal to the sum of the following:

             (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Stock Option with respect to which Grantee then has beneficial ownership; and

             (ii) the Spread, multiplied by the number of shares of Issuer Common Stock with respect to which the Stock Option has been exercised and with respect to which Grantee then has beneficial ownership.

          (b) If Grantee exercises its rights under this Section 6.01, within five Business Days after the Repurchase Request Date, (i) Issuer shall pay by wire transfer to Grantee the Repurchase Fee in immediately available funds to an account designated in writing by Grantee to Issuer, and (ii) Grantee shall surrender to Issuer certificates evidencing the shares of Issuer Common Stock acquired hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01. Amendment; No Waiver. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Issuer and Grantee or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 7.02. Fees and Expenses. Except as otherwise provided herein or in Section 5.09 of the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     SECTION 7.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses as specified in Section 8.02 of the Merger Agreement.

     SECTION 7.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

     SECTION 7.05. Assignment; Binding Effect; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 7.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 7.07. Governing Law. This Agreement shall be governed by the Laws of the State of Delaware as applied to contracts executed and to be performed entirely in such state.

     SECTION 7.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 7.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     SECTION 7.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          DURCO INTERNATIONAL, INC.

                                          By: /s/ WILLIAM M. JORDAN

                                            ------------------------------------
                                            Name: William M. Jordan
                                            Title: Chairman, President &
                                               Chief Executive Officer

                                          BW/IP, INC.

                                          By: /s/ BERNARD G. RETHORE

                                            ------------------------------------
                                            Name: Bernard G. Rethore
                                            Title: Chairman, President &
                                               Chief Executive Officer

                                                                        ANNEX IV

                                                         [SALOMON BROTHERS LOGO]

                                 JUNE 17, 1997

[SALOMON BROTHERS LETTERHEAD]

BOARD OF DIRECTORS
DURCO INTERNATIONAL INC.
MIAMI VALLEY RESEARCH PARK
DAYTON, OHIO 45401-8820

MEMBERS OF THE BOARD:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common stock of Durco International Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger dated as of May 6, 1997 (the "Merger Agreement"), among the Company, Bruin Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"), and BW/IP, Inc. ("BW/IP"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into BW/IP, pursuant to which each share of common stock, par value $0.01 per share, of BW/IP issued and outstanding immediately prior to the effective time of the Merger, subject to certain exceptions specified in the Merger Agreement, will be canceled and extinguished and be converted into the right to receive 0.6968 shares (the "Exchange Ratio") of common stock, par value of $1.25 per share, of the Company.

     We understand that the Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

     In connection with rendering our opinion, we have, among other things: (i) reviewed the Merger Agreement, including the exhibits thereto and certain documents referred to therein; (ii) reviewed certain publicly available business and financial information concerning the Company; (iii) reviewed certain publicly available business and financial information concerning BW/IP; (iv) reviewed certain publicly available information concerning the industry in which the Company and BW/IP operate; (v) reviewed and analyzed certain financial forecasts and other non-public financial and operating data concerning the businesses and operations of the Company and BW/IP that were provided to or reviewed for us by managements of the Company and BW/IP, respectively; (vi) reviewed certain publicly available financial forecasts of the Company and BW/IP; (vii) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable in certain respects to the Company and BW/IP and the trading markets for such other companies' securities; (viii) reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, the Company's common stock and BW/IP's common stock; (ix) analyzed certain information concerning cost savings and combination benefits expected to result from the Merger that was provided to or reviewed for us by the managements of the Company and BW/IP; and (x) considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as we deemed relevant to our inquiry. We have also discussed with certain officers and employees of the Company and BW/IP the foregoing, including the past and current business operations, financial condition and prospects of the Company and BW/IP, respectively, before or after giving effect to the Merger, as well as other matters we believe relevant to our inquiry. However, it should be noted that, within the context of our current engagement by the Company, we have not been authorized to and have not solicited alternative offers for the Company or its assets, or investigated any other alternative transactions which may be available to the Company.

[SALOMON BROTHERS LETTERHEAD]

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available. With respect to the Company's and BW/IP's financial projections, as well as the information concerning cost savings and combination benefits provided to or reviewed for us by the managements of the Company and BW/IP, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's or BW/IP's, as the case may be, management as to the future financial performance of the Company or BW/IP, as the case may be, and as to the cost savings and combination benefits expected to result from the Merger. We express no view as to such information or the assumptions on which they are based. We have not assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company or BW/IP.

     Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any holder of common stock of the Company as to how such holder should vote with respect to the Merger. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the common stock of the Company following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either the Company or BW/IP is a party, as contemplated by the Merger Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the Merger.

     As you are aware, we have acted as the financial advisor to the Company in connection with the Merger and will receive fees from the Company for our services, a portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In addition, in the ordinary course of our business, we or our affiliates may actively trade the securities of the Company and BW/IP for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of common stock of the Company.

                                          Very truly yours,

                                          /s/ Salomon Brothers Inc
                                          --------------------------------------
                                          SALOMON BROTHERS INC

                                                                         ANNEX V

                                                      [MERRILL LYNCH LETTERHEAD]

                                 June 19, 1997

[MERRILL LYNCH LOGO]

Board of Directors
BW/IP, Inc.
200 Oceangate Boulevard
Suite 900
Long Beach, CA 90802

Members of the Board of Directors:

     BW/IP, Inc. (the "Company"), Durco International Inc. (the "Merger Partner") and Sub, a wholly owned subsidiary of the Merger Partner ("Sub"), have entered into an Agreement and Plan of Merger, dated as of May 6, 1997 (the "Agreement"), pursuant to which Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $0.01 per share (the "Company Shares"), other than any Company Shares owned by the Company, the Merger Partner or any of their respective subsidiaries, all of which shall be canceled or retired, will be converted into the right to receive 0.6968 shares (the "Exchange Ratio") of the common stock of the Merger Partner, par value $1.25 per share (the "Merger Partner Shares").

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than the Merger Partner and its affiliates.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and the Merger Partner which we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Merger Partner, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by the Company and the Merger Partner, respectively;

     (3) Conducted discussions with members of senior management and representatives of the Company and the Merger Partner concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger, and the Expected Synergies;

     (4) Reviewed the market prices and valuation multiples for the Company Shares and the Merger Partner Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

     (5) Reviewed the results of operations of the Company and the Merger Partner and compared them with those of certain companies which we deemed to be relevant;

     (6) Reviewed the potential pro forma impact of the Merger;

     (7) Reviewed the Agreement; and

     (8) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

[MERRILL LYNCH LOGO]

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Merger Partner or been furnished with any such evaluation or appraisal. In addition, we have not conducted any physical inspection of the properties or facilities of the Company or the Merger Partner. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or the Merger Partner, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Merger Partner's management as to the expected future financial performance of the Company or the Merger Partner, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents and approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory services to the Company and have received fees for rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares or other securities of the Company, as well as the Merger Partner Shares and other securities of the Merger Partner, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the Merger Partner Shares will trade following the announcement or consummation of the Merger.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than the Merger Partner and its affiliates.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

                                                                        ANNEX VI

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE DURIRON COMPANY, INC.

     FIRST: The name of the corporation is

                           THE DURIRON COMPANY, INC.

     SECOND: The purposes for which the corporation is formed are as follows:

     To manufacture, fabricate, cast, machine, mold, develop, process, assemble, purchase or otherwise acquire, sell, lease or otherwise dispose of, and in all ways handle and deal in any or all of the following, and to carry on any trade or business incident thereto, connected therewith or in furtherance thereof:

     (a) Pumps, valves, pipe and fittings, filters, anodes, fans, heat exchangers, castings, motors and chemical and other process equipment of all kinds;

     (b) All kinds of equipment, castings, molded products, articles and supplies used or useful in the manufacturing, transferring, handling or disposal of corrosive or erosive compounds, liquids, or gases or in controlling corrosive or erosive environments of any kind;

     (c) All kinds of equipment, components, parts, articles and supplies used or useful in controlling friction or any other mechanical property, function, action or performance or to seal, lubricate or otherwise control or promote movement or flow of solids, liquids and gases of every kind or nature;

     (d) Metals, metallurgical alloys and any article in the manufacture or composition of which any alloy or metallurgical compound is a factor;

     (e) Non-metallic molded and machined products of all compositions and types and chemicals, chemical compounds and related products of all kinds, including any article in the manufacture or composition of which chemicals, chemical compounds or related products are a factor.

     To purchase or otherwise acquire, hold, own, sell or otherwise dispose of real property, improved or unimproved and personal property, tangible or intangible, including, without limitation, goods, wares and merchandise of every description and the securities and obligations of any issuer.

     In addition to the foregoing, the purpose for which the corporation is formed is to engage in any lawful act or activity; provided, however, the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD:

     (a) The aggregate number of shares which the corporation shall have authority to issue is 15,500,000 of which 500,000 shares, of the par value of $1.00 each, shall be Preferred Stock and 15,000,000 shares, of the par value of $1.25 each, shall be Common Stock. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as shall distinguish the shares thereof from the shares of all other series and (i) may have such number of shares to constitute each series, which number may be from time to time increased or decreased, but not below the number of shares thereof then outstanding; (ii) may have such voting powers, full or limited, or may be without voting powers; (iii) may be subject to redemption at such time or times and at such prices and on such terms; (iv) may have the benefit of a sinking fund to be applied to the purchase or redemption of such shares, in such amount and applied in such manner; (v) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends on any other class or classes or series of stock of the corporation; (vi) may have such rights upon the dissolution of, or upon any distribution of assets of, the corporation; (vii) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments; and (viii) shall have such other relative rights, preferences and limitations, all as shall hereafter be fixed by the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the corporation pursuant to authority so to do which is hereby expressly vested in said Board of Directors.

     (b) There is hereby established a series of the Corporation's authorized shares of Preferred Stock of the par value of $1.00 each ("Preferred Stock"), and the authorized number of shares of that series, the designation, relative rights, preferences, and limitations thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" ("Series A Preferred Stock"), and the number of shares constituting such series shall be 150,000.

     Section 2. Dividends and Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, presently of $1.25 par value, of the corporation ("Common Stock") and (ii) a preferential cash dividend ("Preferential Dividends"), if any, on the fifth day of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $14.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to clause (i) the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the corporation and other than distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price of such share), then and in each such event the corporation shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the corporation a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the corporation shall at any time after August 13, 1986 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

     (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock to an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the corporation shall at any time after August 13, 1986 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

     (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of preferred stock of the corporation of all series (including the Series A Preferred Stock), other than any series in respect of which the right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in the Certificate of Designation therefor, shall have the right at the next meeting of shareholders called for the election of directors, voting as a class to elect two members to the Board of Directors, which directors shall be in addition to the number provided for under the By-Laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such shareholders, and vacancies in such directorships may be filled only by such shareholders (or by the remaining director elected by such shareholders, if there be one) in the manner permitted by law; provided, however, that any such action by shareholders shall be taken at a meeting of shareholders and shall not be taken by written consent thereof.

     (D) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock, outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the corporation shall not:

          (i) declare or pay dividends on, make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     (C) The corporation shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of August 1, 1986 between the corporation and Bank One, Indianapolis, NA (the "Rights Agreement"), a copy of which is on file at the corporation's principal executive office and shall be made available to shareholders of record without charge upon written request to the Secretary of the corporation. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the corporation from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The corporation shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of either (A) $3.000 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) the amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock shall be entitled upon liquidation, dissolution or winding up of the corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the corporation shall at any time after August 13, 1986 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Certain Reclassifications and Other Events.

     (A) In the event that holders of shares of Common Stock of the corporation receive after August 13, 1986 in respect of their shares of Common Stock any share of capital stock of the corporation (other than any share of Common Stock of the corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the corporation of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect to each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

     (B) In the event that holders of shares of Common Stock of the corporation receive after August 13, 1986 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common

Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

     (C) In the event that holders of shares of Common Stock of the corporation receive after August 13, 1986 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the corporation (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

     (D) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Current Market Price shall be appropriately adjusted by the Board of Directors of the corporation to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the corporation. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the corporation.

     Section 8. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

     Section 9. Effective Time of Adjustments.

     (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustment occurs.

     (B) The corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

     Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Certificate of Incorporation of the corporation.

     Section 11. Ranking. Unless otherwise provided in the Certificate of Incorporation of the corporation or a Certificate of Amendment relating to a subsequent series of preferred stock of the corporation, the Series A Preferred Stock shall rank junior to all other series of the corporation's preferred stock (as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up) and senior to the Common Stock.

     Section 12. Amendment. Subsequent to the issuance of any shares of Series A Preferred Stock, the provisions hereof and the Certificate of Incorporation of the corporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of eighty percent or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     FOURTH: No holder of shares of any class of the corporation shall have any preemptive rights with respect to, or any preemptive rights to purchase or subscribe for, any shares of any class or other securities of any kind of the corporation.

     FIFTH: The office of the corporation is to be located in the Town of Evans, Erie County, State of New York.

     SIXTH: The corporation hereby designates the Secretary of State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York and the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is:

     The Duriron Company, Inc.
     c/o Smith & Schnacke
     2000 Courthouse Plaza NE
     P.O. Box 1817
     Dayton, Ohio 45401-1817

     SEVENTH: Its duration is to be perpetual.

     EIGHTH: The number of Directors of the corporation shall be such as from time to time shall be fixed by the By-Laws of the corporation, but shall not be less than three. Any of the following actions may be taken by the shareholders of the corporation only by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon: (a) adoption, amendment or repeal of any by-law, or any provision of this Certificate of Incorporation, relating to (i) the number, classification and terms of office of Directors, (ii) the filing of newly created directorships and vacancies occurring in the Board of Directors,
(iii) the removal of Directors, or (iv) the power of the Board of Directors to adopt, amend or repeal by-laws of the corporation or the vote of the Board of Directors required for any such adoption, amendment or repeal; or (b) any amendment or repeal of this Article EIGHTH. Nothing contained in this Article EIGHTH shall in any way limit the power of the Board of Directors to adopt, amend or repeal by-laws of the corporation.

     NINTH:

     (A) The affirmative vote of the holders of at least 80% of the shares of capital stock entitled to vote thereon shall be required to authorize, adopt or approve any of the following:

          (i) Any plan of merger or consolidation of the corporation with or into any Related Corporation or any affiliate of a Related Corporation;

          (ii) Any sale, lease, exchange or other disposition of all or substantially all the assets of the corporation to or with any Related Corporation or any affiliate of a Related Corporation;

          (iii) Any issuance or delivery of capital stock or other securities of the corporation in exchange or payment for all or substantially all the assets of any Related Corporation or any affiliate of a Related Corporation; and

        (iv) Any amendment or deletion of this Article NINTH.

     (B) As used in this Article NINTH, the following terms shall have the following meanings:

          (i) "Related Corporation" shall mean any corporation which, together with its affiliates and associated persons, owns as of the record date for the determination of stockholders entitled to vote on the transaction in question, of record or beneficially, directly or indirectly, 10% or more of the shares of capital stock of the corporation entitled to vote on such transaction;

          (ii) An "affiliate" of a Related Corporation shall mean any individual, partnership, joint venture, trust, corporation or other entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Related Corporation; and

          (iii) An "associated person" of a Related Corporation shall mean any officer or director of, or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such Related Corporation or any of its affiliates.

     (C) Any determination made in good faith by the Board of Directors, on the basis of information at the time available to it, as to whether any corporation is a Related Corporation or whether any person is an affiliate or an associated person of a Related Corporation, shall be conclusive and binding for all purposes of this Article NINTH.

     TENTH: The corporation hereby designates CT Corporation System, having an office at 277 Park Avenue, New York, New York 10017, as its registered agent upon whom process against it may be served.

     ELEVENTH: No director of this corporation shall be personally liable to this corporation or its shareholders for damages for any breach of duty as a director; provided, however, that, to the extent required by applicable law, the foregoing clause shall not apply to any liability of a director if a judgment or other final adjudication adverse to him establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that he personally gained in fact or financial profit or other advantage to which he was not legally entitled, or (iii) that his acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article ELEVENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE DURIRON COMPANY, INC.
                                     UNDER
                  SECTION 805 OF THE BUSINESS CORPORATION LAW

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, William M. Jordan, President, and Ronald F. Shuff, Secretary, of THE DURIRON COMPANY, INC., a New York corporation (the "Corporation"), do hereby certify as follows:

     FIRST: The name of the corporation is The Duriron Company, Inc. The name under which the corporation was formed was Duriron Castings Company.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on May 1, 1912.

     THIRD: The amendments to the Certificate of Incorporation affected by this Certificate are as follows:

          Article THIRD of the Certificate of Incorporation is hereby amended by deleting the first sentence of Article THIRD and by replacing such deleted sentence with the following sentence:

          "THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 61,000,000 of which 1,000,000 shares, of the par value of $1.00 each, shall be Preferred Stock and 60,000,000 shares, of the par value of $1.25 each, shall be Common Stock."

     FOURTH: No change in the number of outstanding shares of Common Stock or Preferred Stock of the Corporation resulted from the above amendment. However, as the result of such amendment, the total number of authorized shares of the Corporation is increased from 31,000,000 to 61,000,000 with the number of shares of Preferred Stock, of the par value of $1.00 each, being unchanged from 1,000,000 shares and the number of shares of Common Stock, of the par value of $1.25 each, being increased from 30,000,000 to 60,000,000 shares.

     FIFTH, the foregoing amendment to the Certificate of Incorporation was authorized by the unanimous vote of the Directors present at a meeting of the Board of Directors duly convened and held on September 9, 1995, and such amendment was thereafter approved by an affirmative vote of a majority of all the outstanding shares of the Common Stock at a Special Meeting of Shareholders of the Corporation held on November 30, 1995.

     IN WITNESS WHEREOF, we hereunto sign our respective names and affirm that the statements made herein are true under penalties of perjury, this 3rd day of January, 1996.

                                          /s/ WILLIAM M. JORDAN
                                          --------------------------------------
                                          William M. Jordan,
                                          President

                                          /s/ RONALD F. SHUFF
                                          --------------------------------------
                                          Ronald F. Shuff,
                                          Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THE DURIRON COMPANY, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Bruce E. Hines and Ronald F. Shuff, being respectively the Senior Vice President and Secretary of The Duriron Company, Inc., a New York corporation (the "Corporation") hereby certify:

     FIRST: The name of the Corporation is The Duriron Company, Inc. The name under which the corporation was formed was: Duriron Castings Company.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on May 1, 1912.

     THIRD: The amendment to the Certificate of Incorporation effected by this Certificate is as follows:

    ARTICLE FIRST is hereby amended and restated in its entirety to read as follows:

        "FIRST: The name of the Corporation is: Durco International Inc.

     FOURTH: The foregoing amendment to the Certificate of Incorporation was authorized by the unanimous vote of the directors present at a meeting of the Board of Directors duly held and convened on February 17, 1997, and such amendment was thereafter approved by an affirmative vote of a majority of all the outstanding shares of the Common Stock of the Corporation at the Annual Meeting of Shareholders of the Corporation held on April 24, 1997.

     IN WITNESS WHEREOF, we hereunto sign our respective names and affirm that the statements made herein are true under penalties of perjury, this 24th day of April, 1997.

                                          /s/  BRUCE E. HINES
                                          -------------------------------------
                                          Bruce E. Hines
                                          Senior Vice President

                                          /s/  RONALD F. SHUFF
                                          -------------------------------------
                                          Ronald F. Shuff
                                          Secretary

                                                                       ANNEX VII

                                    BY-LAWS
                                       OF
                           THE DURIRON COMPANY, INC.

                                   ARTICLE I

                                     OFFICE

     The principal business office of the Company shall be located in the City of Dayton, Montgomery County, Ohio, and at such place therein as may be determined and designated from time to time by the Board of Directors. The Board of Directors may, from time to time, designate other offices as the business of the Company may require.

                                   ARTICLE II

                             SHAREHOLDERS MEETINGS

     SECTION 1. ANNUAL MEETING. The annual meeting of shareholders of the Company for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held during the month of April or May on such date and at such hour and place, within or without the State of New York, as shall be determined by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. SPECIAL MEETINGS. Special Meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, the Executive Committee, the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of a majority of the Directors then in office. Such request shall state the purpose or purposes and the place, date and hour of the meeting to be called. Special meetings shall be held on such date and at such hour and place, within or without the State of New York, as may be stated in the notice of meeting given in accordance with the call and these By-Laws.

     SECTION 3. NOTICE OF MEETINGS. The Secretary shall give personally or by mail, not less than ten nor more than fifty days before the date of any meeting of shareholders, to each shareholder entitled to vote at such meeting written notice stating the place, date, hour and purpose or purposes of the meeting. If mailed, the notice shall be addressed to the shareholder at his address as it appears on the record of shareholders of the Company, unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to a different address, in which case it shall be mailed to the address designated in such request. Any and all notices of a meeting may be waived by a shareholder by submitting a signed waiver either before or after the meeting. The attendance of any shareholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

     SECTION 4. QUORUM. Except as otherwise provided by law, at every meeting of the shareholders the holders of record of a majority of the outstanding shares of stock of the Company, entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If at any meeting there shall be no quorum, such holders of a majority of the outstanding shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

     SECTION 5. VOTING AND INSPECTORS. At all meetings of the shareholders, each holder of record of outstanding shares of capital stock of the Company may vote such shares either in person or by proxy appointed by instrument in writing executed by such holder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force which shall be for some limited period.

     At all elections of directors the voting shall be by ballot and a plurality of the votes cast thereat shall elect. At all such elections the chairman of the meeting may appoint two inspectors of election who, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no officer or director of the Company or candidate for the office of director shall be appointed as such inspector.

     SECTION 6. RECORD OF SHAREHOLDERS. The Board of Directors may prescribe a period not exceeding fifty days, prior to any meeting of the shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting or any date fixed from the payment of any dividend or the making of any distribution or for the allotment of rights or interests arising out of any change, conversion or exchange of capital stock, during which no transfer of stock on the books of the Company may be made. In lieu of prohibiting the transfer of stock as aforesaid, the Board of Directors may fix a time not more than fifty days prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting or any date fixed for the payment of any dividend or the making of any distribution or for the allotment of rights or interests arising out of any change, conversion or exchange of capital stock, as the record time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive such dividend distribution, rights or interests, as the case may be, shall be determined; and in such case only holders of record of stock at the time so fixed shall be entitled to notice of or to vote at such meeting or express their consent or dissent, or to receive such dividend distribution, rights or interests, as the case may be.

                                  ARTICLE III

                       BOARD OF DIRECTORS AND COMMITTEES

     SECTION 1. NUMBER, CLASSIFICATION AND TERMS OF DIRECTORS. Until changed in the manner hereinafter set forth, the number of Directors of the Company shall be eleven. The number of Directors of the Company may be increased or decreased by amendment of these By-Laws adopted by the shareholders or the Board of Directors.

     The Directors shall be classified with respect to their terms of office by dividing them into three classes. All classes shall be nearly equal in number as possible, and no class shall include less than three directors. Subject to such limitations, the size of each class may be fixed by action of the shareholders or of the Board of Directors.

     No decrease in the number of Directors, and no change in the size of any class, shall shorten the term of any incumbent Director.

     The terms of office of the Directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of shareholders; that of the second class at the second succeeding annual meeting of shareholders; and that of the third class at the third succeeding annual meeting of shareholders. At each annual meeting of shareholders after such annual initial classification, Directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Any other Director elected at any meeting of shareholders shall hold office until the expiration of the term in office of the other members of the same class to which he is elected.

     Each Director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

     SECTION 2. NOMINATIONS. After December 31, 1986, only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as Directors. Nominations of persons for election as Directors of the Company may be made at a meeting of shareholders at which Directors are being elected (i) by or at the direction of the Board of Directors and/or by or at the direction of any committee or person authorized or appointed by the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a Director. No person shall be eligible for election as a Director unless nominated as set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 3. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and notice of such meetings need not be given. All such meetings shall be held at the principal business office of the Company unless otherwise specified by the resolution.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President at any time, and shall be called by the Secretary of the Company when requested to do so in a writing or writings signed by a majority of the entire Board of Directors.

     Notice of the place, date and hour of each special meeting of the Board of Directors shall be given to each Director personally, by mail, by telegram, or by telephone. If mailed or telegraphed, the notice shall be addressed to the Director at his last known address as it appears on the records of the Secretary of the Company; and if given by mail, shall be mailed not less than three days before the date of the meeting, and if given by telegram shall be telegraphed not less than twenty-four hours before the time of the meeting. If given personally or by telephone, the notice shall be given not less than eight hours before the time of the meeting. An affidavit of the person giving notice stating that notice has been given as herein required, and the manner in which given, shall be filed with the Secretary of the Company and shall, in the absence of fraud, be prima facie evidence of the facts therein stated.

     SECTION 4. QUORUM. One third ( 1/3) of the entire Board of Directors, but not less than three, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the directors present at any meeting at which there is a quorum shall, unless otherwise provided by law, by the Certificate of Incorporation or by the By-Laws, be the acts of the Board.

     SECTION 5. ANNUAL MEETING OF DIRECTORS. A stated meeting of the Board of Directors, to be known as their annual meeting, shall be held in each year after the adjournment of the annual shareholders' meeting and on the same day, and at such meeting the officers of the Company for the ensuing year shall be elected. If a quorum of the directors be not present on the date appointed for the annual meeting, the meeting shall be adjourned to some convenient day.

     SECTION 6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. The resolution designating any such committee shall fix its powers and authority. Any such committee may have all or any of the authority of the Board of Directors to the extent provided in the resolution designating such committee, except that no such committee shall have authority as to the following matters:

          1. The submission to shareholders of any action that needs shareholders' approval.

          2. The filling of vacancies in the Board of Directors or in any committee of the Board of Directors.

          3. The fixing of compensation of the Directors for serving on the Board of Directors or any committee of the Board of Directors.

          4. The amendment or repeal of the By-Laws of the Company, or the adoption of new By-Laws.

          5. The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

     Each such committee and the members thereof shall serve at the pleasure of the Board of Directors; and the Board of Directors may at any time fill vacancies in, change the membership of, or dissolve any such committee. Each such committee shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. All actions by any such committee shall be subject to revision and alteration by the Board of Directors provided that no rights of third persons shall be adversely affected by any such revision or alteration.

     Subject to the foregoing, each such committee and the members thereof shall serve until the first meeting of the Board of Directors following the next annual meeting of shareholders.

     An act or authorization of an act by any such committee within the authority of the committee provided for in the resolution designating such committee shall be as effective for all purposes as the act or authorization of the Board of Directors.

     Any such committee may act by a majority of its members at a meeting. The Chairman of each such committee shall be designated by the Board of Directors. The Secretary or an Assistant Secretary of the Company shall act as Secretary of each such committee unless another person shall be designated by the committee to so act.

     SECTION 7. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

     SECTION 8. COMPENSATION. Each director of the Company who is not a salaried officer or employee of the Company may receive a reasonable compensation for his services as director as determined by the Board.

     SECTION 9. REMOVAL. A Director may be removed from office as a Director, but only for cause, by action of the shareholders or of the Board of Directors.

     SECTION 10. MEETINGS BY TELEPHONE PARTICIPATION. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS AND QUALIFICATIONS. The officers of the Company shall be a President, one or more Vice Presidents, any one or more of whom may be designated an Executive Vice President, a Secretary, a Treasurer and such other officers, subordinate officers and assistants as the Board of Directors may determine. Any two offices, except the offices of President and Secretary, may be held by the same person.

     SECTION 2. ELECTION, TERM, AND COMPENSATION. All officers of the Company, and the Chairman of the Board, shall be elected annually by the Board of Directors at its annual meeting. Each such individual shall hold office until the next annual meeting of the Board of Directors and until his successor has been elected and qualified; but any such individual may be removed at any time with or without cause, by the affirmative vote of a majority of the members of the Board of Directors then in office. The Board of Directors shall determine the compensation to be paid to the officers and to the Chairman of the Board.

     SECTION 3. CHIEF EXECUTIVE OFFICER. Either the Chairman of the Board or the President shall be designated by the Board of Directors as the chief executive officer of the Company. The chief executive officer shall have general charge, supervision and control of the business and affairs of the Company, and of the officers and employees of the Company, all subject to such limitations as the Board of Directors may from time to time prescribe.

     SECTION 4. CHAIRMAN OF THE BOARD.   The Board of Directors shall, at the
time of election of the Chairman of the Board, state whether the Chairman of the Board shall be, in such capacity, an officer of the Company. Whether or not an officer, the Chairman of the Board shall preside at all meetings of shareholders and directors, and shall perform such other and further duties as may from time to time be required of him by the Board of Directors. If an officer, the authority of the Chairman of the Board to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations, and other documents and papers in the name of the Company shall be co-ordinate with like authority of the President.

     SECTION 5. PRESIDENT. If the President is designated by the Board of Directors as chief executive officer, he shall have the authority set forth in
Section 3. If the President is not designated as the chief executive officer, he shall, unless otherwise provided by resolution of the Board of Directors, be the chief operating officer of the Company, subject to the supervision and control of the Chairman of the Board and subject to such limitations as the Board of Directors may from time to time prescribe. The President shall preside at all meetings of shareholders and directors in the absence of the Chairman of the Board. The President shall perform such other and further duties as may from time to time be required of him by the Board of Directors.

     SECTION 6. OTHER OFFICERS. Subject to such limitations as the Board of Directors may from time to time prescribe, all of the other officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK

     SECTION 1. CERTIFICATES FOR SHARES. The interest of each shareholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent and a registrar, the signatures of the Chairman of the Board or the President and of the Treasurer or the Secretary, and the seal of the Company upon such certificates, may be facsimiles, engraved or printed.

     SECTION 2. TRANSFER OF SHARES. Shares in the capital stock of the Company shall be transferred on the books of the Company, only by the holder in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares with duly executed power to transfer endorsed thereon or attached thereto.

     SECTION 3. LOST OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CHECKS, NOTES, ETC.

     All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, employee or employees, or agent or agents as shall be designated from time to time either by (i) the Board of Directors or (ii) by any officer or officers specifically authorized by the Board of Directors to make such designations. The signatures of any or all of such signatories may be facsimile signatures and printed, engraved, stamped or otherwise placed upon any such instrument or writing.

                                  ARTICLE VII

                                     FISCAL

     The fiscal year of the Company shall commence with the 1st day of January and end with the last day of December in each year.

                                  ARTICLE VIII

                                 CORPORATE SEAL

     The Board of Directors shall provide a suitable seal, containing the name of the Company.

                                   ARTICLE IX

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. INDEMNIFICATION RIGHTS. The Company shall indemnify any present or future director or officer from and against any and all liabilities and expenses to the broadest and maximum extent permitted by the New York Business Corporation Law as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

     SECTION 2. INDEMNIFICATION AGREEMENTS. The Company is hereby authorized to enter into indemnification agreements with directors and officers, when and as determined by the Board of Directors.

     SECTION 3. NONEXCLUSIVITY. The indemnification and advancement of expenses conferred by Section I of this Article IX shall not be deemed exclusive of any other rights of indemnification or advancement of expenses which any director or officer may have or hereafter acquire under any statute or which the Company may confer by means of the Certificate of Incorporation, these-by-laws, a resolution of stockholders or directors, or an agreement providing for indemnification or advancement of expenses or otherwise.

                                   ARTICLE X

                    ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

     Subject to any provisions of the Certificate of Incorporation of the Company requiring a greater proportion of votes, by-laws of the Company may be adopted, amended or repealed at any meeting of shareholders at which a quorum is present by vote of the holders of a majority of the shares voted thereon. Notice of the proposed change shall be given in the notice of such meeting. The Board of Directors may, by vote of two-thirds of the entire Board, adopt, amend or repeal by-laws of the Company and may amend or repeal these By-Laws.

                                AMENDMENT NO. 1
                                       TO
                                RESTATED BY-LAWS
                                       OF
                           THE DURIRON COMPANY, INC.

RESOLVED, that Section 1 and Section 2 of Article V of the By-Laws of the Company shall be amended and restated in their entirety to read as follows:

     Section 1. Certificates for Shares. The interest of each shareholder shall either be uncertificated or evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Company, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a transfer agent and a registrar, the signatures of the Chairman of the Board or the President and of the Treasurer or the Secretary, and the seal of the Company upon such certificates, may be facsimiles, engraved or printed.

     Section 2. Transfer of Shares. Shares in the capital stock of the Company shall be transferred on the books of the Company, either by the holder in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares with duly executed power to transfer endorsed thereon or attached thereto, or upon proper assignment in the case of uncertificated shares.

FURTHER RESOLVED, that the remainder of the By-Laws shall remain unchanged and in full force and effect.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

     Article IX, Section 1 of the Registrant's By-laws provide that the Registrant shall indemnify any future director or officer from and against any and all liabilities and expenses to the maximum extent permitted by the BCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

     Section 726 of the BCL also contains provisions authorizing the Registrant to obtain insurance on behalf of any such director and officer against liabilities, whether or not the Registrant any would have the power to indemnify against such liabilities. As permitted by law, the Registrant maintains and pays premiums for directors' and officers' liability insurance policies.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 2.1      Agreement and Plan of Merger (the "Merger Agreement") dated as of May 6, 1997, among the Registrant, Bruin Acquisition Corp. and BW/IP, Inc. ("BW/IP") (included as Annex I to the Joint Proxy Statement/Prospectus which is a part of this
          Registration Statement on Form S-4).
 2.2      Durco Stock Option Agreement dated as of May 6, 1997, between the Registrant, as issuer, and BW/IP, as grantee (included as Annex II to the Joint Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 2.3      BW/IP Stock Option Agreement dated as of May 6, 1997, between BW/IP, as issuer, and the Registrant, as grantee (included as Annex III to the Joint Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 3.1      Restated Certificate of Incorporation of the Registrant, as amended (included as
          Annex VI to the Joint Proxy Statement/Prospectus which is a part of this
          Registration Statement on Form S-4).
 3.2      By-laws of the Registrant (included as Annex VII to the Joint Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).

 4.1*     Rights Agreement dated as of August 1, 1986, between the Registrant and BankOne,
          N.A., as Rights Agent, which includes as Exhibit B thereto the Form of Rights
          Certificate (incorporated by reference to Exhibit 1 to the Registrant's
          Registration Statement on Form 8-A, filed with the Commission on August 13, 1986).
 4.2*     Amendment dated as of August 1, 1996, to the Rights Agreement dated as of August 1,
          1986 (incorporated by reference to Exhibit 4.5 to the Registrant's Quarterly Report
          on Form 10-Q for the quarter ended June 30, 1996).
 4.3      Except as set forth below, there are no instruments with respect to long-term debt of the Registrant that involve securities authorized thereunder exceeding 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.
          The Registrant agrees to provide to the Securities and Exchange Commission, upon request, a copy of instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries.
   (1)*   Interest Rate and Currency Exchange Agreement between the Registrant and Barclays
          Bank PLC dated November 17, 1992 in the amount of $25,000,000 (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the
          year ended December 31, 1992 (the "1992 Form 10-K")).
   (2)*   Credit Facility between the Registrant and National City Bank, as Agent, in the
          amount of $100,000,000, dated December 3, 1996 (incorporated by reference to
          Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the year ended
          December 31, 1996 (the "1996 Form 10-K")).
   (3)*   Rate Swap Agreement in the amount of $25,000,000 between the Registrant and
          National City Bank dated November 14, 1996 (incorporated by reference to Exhibit
          4.9 to the Registrant's 1996 Form 10-K).
   (4)*   Rate Swap Agreement in the amount of $25,000,000 between the Registrant and Key
          Bank National Association dated October 28, 1996 (incorporated by reference to
          Exhibit 4.10 to the Registrant's 1996 Form 10-K).
 5.1      Opinion of Cravath, Swaine & Moore regarding the legality of securities being issued.
10.1*     The Duriron Company, Inc. Incentive Compensation Plan (the "Incentive Plan") for
          Senior Executives, as amended and restated effective January 1, 1994 (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the
          year ended December 31, 1993 (the "1993 Form 10-K")).
10.2*     Amendment No. 1 to the Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995
          (the "1995 Form 10-K")).
10.3*     The Duriron Company, Inc. Supplemental Pension Plan for Salaried Employees
          (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on
          Form 10-K for the year ended December 31, 1987 (the "1987 Form 10-K")).
10.4*     The Duriron Company, Inc. amended and restated Director Deferral Plan (incorporated by reference to Attachment A to the Registrant's definitive 1996 Proxy Statement filed on March 10, 1996).
10.5*     Change in Control Agreement ("CIC") between The Duriron Company, Inc. and William
          M. Jordan, Chairman, President and CEO (incorporated by reference to Exhibit 10.5 to the Registrant's 1996 Form 10-K).
10.6*     Form of CIC Agreement between all other executive officers of the Company
          (incorporated by reference to Exhibit 10.6 to the Registrant's 1996 Form 10-K).
10.7*     The Duriron Company, Inc. First Master Benefit Trust Agreement dated October 1,
          1987 (incorporated by reference to Exhibit 10.24 to the Registrant's 1987 Form
          10-K).
10.8*     Amendment #1 to the First Master Benefit Trust Agreement dated October 1, 1987
          (incorporated by reference to Exhibit 10.24 to the Registrant's 1993 Form 10-K).

10.9*     Amendment #2 to the First Master Benefit Trust Agreement (incorporated by reference to Exhibit 10.25 to the Registrant's 1993 Form 10-K).
10.10*    The Duriron Company, Inc. Second Master Benefit Trust Agreement dated October 1,
          1987 (incorporated by reference to Exhibit 10.12 to the Registrant's 1987 Form
          10-K).
10.11*    First Amendment to Second Master Benefit Trust Agreement (incorporated by reference to Exhibit 10.26 to the Registrant's 1993 Form 10-K).
10.12*    The Duriron Company, Inc. Long-Term Incentive Plan (the "Long-Term Plan"), as
          amended and restated effective November 1, 1993 (incorporated by reference to
          Exhibit 10.8 to the Registrant's 1993 Form 10-K).
10.13*    Amendment No. 1 to the Long-Term Plan (incorporated by reference to Exhibit 10.13 to the Registrant's 1995 Form 10-K).
10.14*    The Duriron Company, Inc. 1989 Stock Option Plan, as amended and restated effective
          January 1, 1997 (incorporated by reference to Exhibit 10.14 to the Registrant's
          1996 Form 10-K).
10.15*    The Duriron Company, Inc. 1989 Restricted Stock Plan (the "Restricted Stock Plan"),
          as amended and restated effective January 1, 1997 (incorporated by reference to
          Exhibit 10.15 to the Registrant's 1996 Form 10-K).
10.16*    The Duriron Company, Inc. Retirement Compensation Plan for Directors (the "Director
          Retirement Plan") (incorporated by reference to Exhibit 10.15 to the Registrant's
          Annual Report on Form 10-K for the year ended December 31, 1988).
10.17*    Amendment No. 1 to the Director Retirement Plan (incorporated by reference to
          Exhibit 10.21 to the Registrant's 1995 Form 10-K).
10.18*    The Registrant's Benefit Equalization Pension Plan (the "Equalization Plan")
          (incorporated by reference to Exhibit 10.16 to the Registrant's Annual Report on
          Form 10-K for the year ended December 31, 1989).
10.19*    Amendment #1 dated December 15, 1992 to the Equalization Plan (incorporated by reference to Exhibit 10.18 to the Registrant's 1992 Form 10-K).
10.20*    The Registrant's Equity Incentive Plan, as amended and restated effective July 21,
          1995 (incorporated by reference to Exhibit 10.25 to the Registrant's 1995 Form
          10-K).
10.21*    Supplemental Pension Agreement between the Registrant and William M. Jordan dated
          January 18, 1993 (incorporated by reference to Exhibit 10.15 to the Registrant's
          1992 Form 10-K).
10.22*    1979 Stock Option Plan, as amended and restated April 23, 1991, and Amendment #1 thereto dated December 15, 1992 (incorporated by reference to Exhibit 10.17 to the
          Registrant's 1992 Form 10-K).
10.23*    Deferred Compensation Plan for Executives (incorporated by reference to Exhibit
          10.19 to the Registrant's 1992 Form 10-K).
10.24*    Executive Life Insurance Plan of The Duriron Company, Inc. (incorporated by reference to Exhibit 10.29 to the Registrant's 1995 Form 10-K).
10.25*    Executive Long-Term Disability Plan of The Duriron Company, Inc. (incorporated by reference to Exhibit 10.30 to the Registrant's 1995 Form 10-K).
10.26*    Consulting Agreement between James S. Ware and Durametallic Corporation dated April
          21, 1991 (incorporated by reference to Exhibit 10.31 to the Registrant's 1995 Form
          10-K).
10.27*    Senior Executive Death Benefit Agreement between James S. Ware and Durametallic
          Corporation dated April 12, 1991 (incorporated by reference to Exhibit 10.32 to the
          Registrant's 1995 Form 10-K).
10.28*    Executive Severance Agreement between James S. Ware and Durametallic Corporation dated January 6, 1994 (incorporated by reference to Exhibit 10.33 to the
          Registrant's 1995 Form 10-K).
10.29*    Agreement between James S. Ware and the Registrant dated September 11, 1995
          (incorporated by reference to Exhibit 10.34 to the Registrant's 1995 Form 10-K).

10.30*    Agreement and Plan of Merger among The Duriron Company, Inc., Wolverine Acquisition
          Corporation and Durametallic Corporation, dated as of September 11, 1995
          (incorporated by reference to Annex A to the Form S-4 Registration Statement filed by the Registrant on September 11, 1995).
10.31*    Split-Dollar Life Insurance Agreement between the Registrant and James S. and
          Sheila D. Ware Irrevocable Trust II signed March 6, 1996 (incorporated by reference to Exhibit 10.36 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996).
10.32*    Employee Protection Plan, as revised effective March 1, 1997 (which provides certain severance benefits to employees upon a change of control of the Registrant)
          (incorporated by reference to Exhibit 10.32 to the Registrant's 1996 Form 10-K).
21.1*     Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the
          Registrant's 1996 Form 10-K).
23.1      Consent of Price Waterhouse LLP.
23.2      Consent of Ernst & Young LLP.
23.3      Consent of Cravath, Swaine & Moore (contained in Exhibit 5.1).
23.4      Consent of Shearman & Sterling.
24.1      Powers of Attorney (included on the signature page of this Registration Statement on Form S-4).
99.1      Consents of persons named to become directors of the Registrant who have not signed this Registration Statement on Form S-4.
99.2      Form of Proxy for the Special Meeting of Stockholders of the Registrant.
99.3      Form of Proxy for the Special Meeting of Stockholders of BW/IP.

---------------
* Incorporated herein by reference.

(B) FINANCIAL STATEMENT SCHEDULES

     None

ITEM 22.  UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (3) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (7) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     SIGNATURES OF DURCO INTERNATIONAL INC.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING THIS FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DAYTON AND STATE OF OHIO, ON THE 18TH DAY OF JUNE, 1997.

                                          Durco International Inc.
                                          (Registrant)

                                          By: /s/ WILLIAM M. JORDAN
                                            ------------------------------------

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William M. Jordan and Ronald F. Shuff, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any and other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 18TH DAY OF JUNE, 1997.

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

            /s/ WILLIAM M. JORDAN               Chairman of the Board, President and
---------------------------------------------     Chief Executive Officer
              William M. Jordan
              /s/ HUGH K. COBLE                 Director
---------------------------------------------
                Hugh K. Coble

                                                Director
---------------------------------------------
                Ernest Green

             /s/ JOHN S. HADDICK                Director
---------------------------------------------
               John S. Haddick

             /s/ DIANE C. HARRIS                Director
---------------------------------------------
               Diane C. Harris

            /s/ RICHARD L. MOLEN                Director
---------------------------------------------
              Richard L. Molen

             /s/ JAMES F. SCHORR                Director
---------------------------------------------
               James F. Schorr

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

            /s/ KEVIN E. SHEEHAN                Director
---------------------------------------------
              Kevin E. Sheehan

             /s/ R. ELTON WHITE                 Director
---------------------------------------------
               R. Elton White

              /s/ JAMES S. WARE                 Director
---------------------------------------------
                James S. Ware

                                 EXHIBIT INDEX

                                          EXHIBITS
---------------------------------------------------------------------------------------------
 2.1      Agreement and Plan of Merger (the "Merger Agreement") dated as of May 6, 1997, among the Registrant, Bruin Acquisition Corp. and BW/IP, Inc. ("BW/IP") (included as Annex I to the Joint Proxy Statement/Prospectus which is a part of this
          Registration Statement on Form S-4).
 2.2      Durco Stock Option Agreement dated as of May 6, 1997, between the Registrant, as issuer, and BW/IP, as grantee (included as Annex II to the Joint Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 2.3      BW/IP Stock Option Agreement dated as of May 6, 1997, between BW/IP, as issuer, and the Registrant, as grantee (included as Annex III to the Joint Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 3.1      Restated Certificate of Incorporation of the Registrant, as amended (included as
          Annex VI to the Joint Proxy Statement/Prospectus which is a part of this
          Registration Statement on Form S-4).
 3.2      By-laws of the Registrant (included as Annex VII to the Joint Proxy
          Statement/Prospectus which is a part of this Registration Statement on Form S-4).
 4.1*     Rights Agreement dated as of August 1, 1986, between the Registrant and BankOne,
          N.A., as Rights Agent, which includes as Exhibit B thereto the Form of Rights
          Certificate (incorporated by reference to Exhibit 1 to the Registrant's
          Registration Statement on Form 8-A, filed with the Commission on August 13, 1986).
 4.2*     Amendment dated as of August 1, 1996, to the Rights Agreement dated as of August 1,
          1986 (incorporated by reference to Exhibit 4.5 to the Registrant's Quarterly Report
          on Form 10-Q for the quarter ended June 30, 1996).
 4.3      Except as set forth below, there are no instruments with respect to long-term debt of the Registrant that involve securities authorized thereunder exceeding 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.
          The Registrant agrees to provide to the Securities and Exchange Commission, upon request, a copy of instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries.
   (1)*   Interest Rate and Currency Exchange Agreement between the Registrant and Barclays
          Bank PLC dated November 17, 1992 in the amount of $25,000,000 (incorporated by reference to Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the
          year ended December 31, 1992 (the "1992 Form 10-K")).
   (2)*   Credit Facility between the Registrant and National City Bank, as Agent, in the
          amount of $100,000,000, dated December 3, 1996 (incorporated by reference to
          Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the year ended
          December 31, 1996 (the "1996 Form 10-K")).
   (3)*   Rate Swap agreement in the amount of $25,000,000 between the Registrant and
          National City Bank dated November 14, 1996 (incorporated by reference to Exhibit
          4.9 to the Registrant's 1996 Form 10-K).
   (4)*   Rate Swap Agreement in the amount of $25,000,000 between the Registrant and Key
          Bank National Association dated October 28, 1996 (incorporated by reference to
          Exhibit 4.10 to the Registrant's 1996 Form 10-K).
 5.1      Opinion of Cravath, Swaine & Moore regarding the legality of securities being issued.
10.1*     The Duriron Company, Inc. Incentive Compensation Plan (the "Incentive Plan") for
          Senior Executives, as amended and restated effective January 1, 1994 (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the
          year ended December 31, 1993 (the "1993 Form 10-K")).
10.2*     Amendment No. 1 to the Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995
          (the "1995 Form 10-K")).

10.3*     The Duriron Company, Inc. Supplemental Pension Plan for Salaried Employees
          (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on
          Form 10-K for the year ended December 31, 1987 (the "1987 Form 10-K")).
10.4*     The Duriron Company, Inc. amended and restated Director Deferral Plan (incorporated by reference to Attachment A to the Registrant's definitive 1996 Proxy Statement filed on March 10, 1996).
10.5*     Change in Control Agreement ("CIC") between The Duriron Company, Inc. and William
          M. Jordan, Chairman, President and CEO (incorporated by reference to Exhibit 10.5 to the Registrant's 1996 Form 10-K).
10.6*     Form of CIC Agreement between all other executive officers of the Company
          (incorporated by reference to Exhibit 10.6 to the Registrant's 1996 Form 10-K).
10.7*     The Duriron Company, Inc. First Master Benefit Trust Agreement dated October 1,
          1987 (incorporated by reference to Exhibit 10.24 to the Registrant's 1987 Form
          10-K).
10.8*     Amendment #1 to the First Master Benefit Trust Agreement dated October 1, 1987
          (incorporated by reference to Exhibit 10.24 to the Registrant's 1993 Form 10-K).
10.9*     Amendment #2 to the First Master Benefit Trust Agreement (incorporated by reference to Exhibit 10.25 to the Registrant's 1993 Form 10-K).
10.10*    The Duriron Company, Inc. Second Master Benefit Trust Agreement dated October 1,
          1987 (incorporated by reference to Exhibit 10.12 to the Registrant's 1987 Form
          10-K).
10.11*    First Amendment to Second Master Benefit Trust Agreement (incorporated by reference to Exhibit 10.26 to the Registrant's 1993 Form 10-K).
10.12*    The Duriron Company, Inc. Long-Term Incentive Plan (the "Long-Term Plan"), as
          amended and restated effective November 1, 1993 (incorporated by reference to
          Exhibit 10.8 to the Registrant's 1993 Form 10-K).
10.13*    Amendment No. 1 to the Long-Term Plan (incorporated by reference to Exhibit 10.13 to the Registrant's 1995 Form 10-K).
10.14*    The Duriron Company, Inc. 1989 Stock Option Plan, as amended and restated effective
          January 1, 1997 (incorporated by reference to Exhibit 10.14 to the Registrant's
          1996 Form 10-K).
10.15*    The Duriron Company, Inc. 1989 Restricted Stock Plan (the "Restricted Stock Plan"),
          as amended and restated effective January 1, 1997 (incorporated by reference to
          Exhibit 10.15 to the Registrant's 1996 Form 10-K).
10.16*    The Duriron Company, Inc. Retirement Compensation Plan for Directors (the "Director
          Retirement Plan") (incorporated by reference to Exhibit 10.15 to the Registrant's
          Annual Report on Form 10-K for the year ended December 31, 1988).
10.17*    Amendment No. 1 to the Director Retirement Plan (incorporated by reference to
          Exhibit 10.21 to the Registrant's 1995 Form 10-K).
10.18*    The Registrant's Benefit Equalization Pension Plan (the "Equalization Plan")
          (incorporated by reference to Exhibit 10.16 to the Registrant's Annual Report on
          Form 10-K for the year ended December 31, 1989).
10.19*    Amendment #1 dated December 15, 1992 to the Equalization Plan (incorporated by reference to Exhibit 10.18 to the Registrant's 1992 Form 10-K).
10.20*    The Registrant's Equity Incentive Plan, as amended and restated effective July 21,
          1995 (incorporated by reference to Exhibit 10.25 to the Registrant's 1995 Form
          10-K).
10.21*    Supplemental Pension Agreement between the Registrant and William M. Jordan dated
          January 18, 1993 (incorporated by reference to Exhibit 10.15 to the Registrant's
          1992 Form 10-K).
10.22*    1979 Stock Option Plan, as amended and restated April 23, 1991, and Amendment #1 thereto dated December 15, 1992 (incorporated by reference to Exhibit 10.17 to the
          Registrant's 1992 Form 10-K).

10.23*    Deferred Compensation Plan for Executives (incorporated by reference to Exhibit
          10.19 to the Registrant's 1992 Form 10-K).
10.24*    Executive Life Insurance Plan of The Duriron Company, Inc. (incorporated by reference to Exhibit 10.29 to the Registrant's 1995 Form 10-K).
10.25*    Executive Long-Term Disability Plan of The Duriron Company, Inc. (incorporated by reference to Exhibit 10.30 to the Registrant's 1995 Form 10-K).
10.26*    Consulting Agreement between James S. Ware and Durametallic Corporation dated April
          21, 1991 (incorporated by reference to Exhibit 10.31 to the Registrant's 1995 Form
          10-K).
10.27*    Senior Executive Death Benefit Agreement between James S. Ware and Durametallic
          Corporation dated April 12, 1991 (incorporated by reference to Exhibit 10.32 to the
          Registrant's 1995 10-K).
10.28*    Executive Severance Agreement between James S. Ware and Durametallic Corporation dated January 6, 1994 (incorporated by reference to Exhibit 10.33 to the
          Registrant's 1995 Form 10-K).
10.29*    Agreement between James S. Ware and the Registrant dated September 11, 1995
          (incorporated by reference to Exhibit 10.34 to the Registrant's 1995 Form 10-K).
10.30*    Agreement and Plan of Merger among The Duriron Company, Inc., Wolverine Acquisition
          Corporation and Durametallic Corporation, dated as of September 11, 1995
          (incorporated by reference to Annex A to the Form S-4 Registration Statement filed by the Registrant on September 11, 1995).
10.31*    Split-Dollar Life Insurance Agreement between the Registrant and James S. and
          Sheila D. Ware Irrevocable Trust II signed March 6, 1996 (incorporated by reference to Exhibit 10.36 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996).
10.32*    Employee Protection Plan, as revised effective March 1, 1997 (which provides certain severance benefits to employees upon a change of control of the Registrant)
          (incorporated by reference to Exhibit 10.32 to the Registrant's 1996 Form 10-K).
21.1*     Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the
          Registrant's 1996 Form 10-K).
23.1      Consent of Price Waterhouse LLP.
23.2      Consent of Ernst & Young LLP.
23.3      Consent of Cravath, Swaine & Moore (contained in Exhibit 5.1).
23.4      Consent of Shearman & Sterling.
24.1      Powers of Attorney (included on the signature page of this Registration Statement on Form S-4).
99.1      Consents of persons named to become directors of the Registrant who have not signed this Registration Statement on Form S-4.
99.2      Form of Proxy for the Special Meeting of Stockholders of the Registrant.
99.3      Form of Proxy for the Special Meeting of Stockholders of BW/IP.

---------------
* Incorporated herein by reference.